Exhibit 10.2

Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of October 30, 2020 (this “Amendment”), is entered into by and among SAFE HARBOR MARINAS, LLC, a Delaware limited liability company (the “Borrower”), certain Restricted Subsidiaries of the Borrower signatory hereto, as Guarantors, the financial institutions signatory hereto, as lenders (the “Lenders”), and CITIZENS BANK, N.A., as administrative agent (in such capacity, “Administrative Agent”).

W I T N E S S E T H

WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of September 14, 2018 (such date, the “Original Closing Date”), by and among the Borrower, certain Restricted Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the financial institutions from time to time party thereto, the Administrative Agent and the Collateral Agent (as amended by that certain First Amendment to Credit Agreement and Pledge and Security Agreement dated as of October 11, 2019, as further amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

WHEREAS, pursuant to and in accordance with Section 11.4 of the Existing Credit Agreement, the Borrower has requested that the Lenders and the Administrative Agent amend the Existing Credit Agreement as provided herein; and

WHEREAS, the Lenders (which for the avoidance of doubt constitute Required Lenders) and the Administrative Agent have agreed, on the terms and conditions set forth below, to so amend the Existing Credit Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the parties hereto hereby agrees as follows:

1. Amendments to Existing Credit Agreement. The Existing Credit Agreement is hereby amended to delete the red stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), add the blue double-underlined text (indicated textually in the same manner as the following example: double-underlined text) and move the green stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) to where the green underlined text is located (indicated textually in the same manner as the following example: underlined text), as set forth in the conformed copy of the Credit Agreement attached as Annex A hereto.

2. Conditions to Effectiveness. The effectiveness of this Amendment shall occur on the date on which the following conditions shall have been satisfied (or waived) (the “Second Amendment Effective Date”):

a. Executed Amendment. The Administrative Agent (or its counsel) shall have received executed counterparts of this Amendment in form and substance reasonably satisfactory to the Administrative Agent and the Lenders and duly executed by the appropriate parties hereto.

b. Merger Agreement. The Administrative Agent (or its counsel) shall have received a certificate from an Authorized Officer of the Borrower (i) attaching that certain Agreement and Plan of Merger, dated as of September 29, 2020, by and among Borrower, Sun Communities, Inc., a Maryland corporation, Sun Communities Operating Limited Partnership, a Michigan limited partnership, the Seller Representative identified therein, Sun SH LLC, a Delaware limited liability company and Safe Harbor Marinas II, LLC, a Delaware limited liability company (the “Merger Agreement”), and any other material agreements, documents, and instruments executed pursuant to or in connection with the Merger Agreement (collectively, together with the Merger Agreement, the “Merger Documents”), and (ii) certifying that the transactions contemplated by the Merger Documents have been (or contemporaneously with the closing of this Amendment will be) consummated in accordance with the terms thereof, without giving effect to any waiver of any condition precedent or termination right or amendment of any Merger Document that is materially adverse to the interests of the Lenders (in their capacity as such) without the prior written consent of the Administrative Agent (not to be unreasonably withheld, delayed or conditioned), it being understood that any waiver or amendment in respect of the definition of “Material Adverse Effect” in the Merger Agreement shall be deemed to be materially adverse to the interests of the Lenders (in their capacity as such).

c. Executed Pledge Agreement. The Administrative Agent shall have received executed counterparts of the Pledge Agreement dated as of the Second Amendment Effective Date, by and between the Administrative Agent and Sun Home Services, Inc., a Michigan corporation (the “TRS Pledgor”), whereby the TRS Pledgor (A) pledges 100% of the Equity Interests of SHM TRS, LLC, a Delaware limited liability company (“SHM TRS”), and (B) covenants to not dispose of such Equity Interests without the prior written consent of the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders and duly executed by the appropriate parties thereto.

d. Guarantee and Collateral Documents.

i. The Administrative Agent shall have received executed counterparts of each of the following documents, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders and duly executed by the appropriate parties thereto:

1. Guarantor Joinder Agreement (the “Guarantor Joinder Agreement”) dated as of the Second Amendment Effective Date, by and among the Administrative Agent, SHM TRS and each Subsidiary of SHM TRS that is not a Guarantor immediately prior to the Second Amendment Effective Date (the “New Subsidiaries”, together with SHM TRS, the “New Guarantors”);

2. Supplement to Pledge and Security Agreement (the “PSA Supplement”, and together with the Guarantor Joinder Agreement, the “New Guarantor Security Documents”) dated as of the Second Amendment Effective Date, by and among the Administrative Agent, the Borrower, SW SHM Beverage, LLC, a Delaware limited liability company, SHM TRS and any applicable New Guarantor;

ii. The Administrative Agent shall have received the following:

1. A copy of the articles of organization for each New Guarantor, certified as of a recent date by the appropriate Governmental Authority;

2. Copies of (A) the operating agreement of each New Guarantor, (B) resolutions approving the transactions contemplated by the New Guarantor Security Documents, and (C) an incumbency certificate, for or on behalf of each New Guarantor, in each case certified by an Authorized Officer in form and substance reasonably satisfactory to the Administrative Agent;

2

3. A copy of a certificate of good standing, existence or the like of a recent date for each New Guarantor from the appropriate Governmental Authority of its jurisdiction of incorporation;

iii. The Administrative Agent shall have received a certificate from an Authorized Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, confirming, among other things, (A) all consents, approvals, authorizations, registrations, or filings required to be made or obtained by the Borrower and the other Credit Parties (including each New Guarantor), if any, in connection with this Agreement and the other Credit Documents and the transactions contemplated herein and therein have been obtained and are in full force and effect, (B) no investigation or inquiry by any Governmental Authority regarding this Agreement and the other Credit Documents and the transactions contemplated herein and therein is ongoing, (C) since December 31, 2019, there has been no Material Adverse Effect with respect to the Borrower and its Subsidiaries taken as a whole and (D) an officer’s certificate prepared by the chief financial officer or other Authorized Officer approved by the Administrative Agent of the Borrower as to the financial condition, solvency and related matters of the Borrower and its Restricted Subsidiaries, after giving effect to this Amendment and the transactions contemplated hereby (as demonstrated by reasonably detailed calculations set forth in a schedule attached to such certificate), in substantially the form of Exhibit 5.1(g) to the Existing Credit Agreement;

iv. The Administrative Agent shall have received customary opinions of counsel for each of the Credit Parties, including, among other things, opinions regarding the perfection of security interests, the due authorization, execution and delivery of the New Guarantor Security Documents and the enforceability thereof;

v. The Administrative Agent shall have received authorization from the New Guarantors to file (or contemporaneously with the effectiveness of this amendment, to file) a UCC-1 financing statement against each New Guarantor in its jurisdiction of incorporation;

vi. The Administrative Agent shall have received each of the following:

1. (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each New Guarantor and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral and (B) such UCC financing statements necessary or appropriate to perfect the security interests in the personal property collateral, as determined by the Collateral Agent;

2. such patent, trademark and copyright notices, filings and recordations necessary or appropriate to perfect the security interests in intellectual property and intellectual property rights, as determined by the Collateral Agent;

3

3. original certificates evidencing any certificated Equity Interests of each New Guarantor pledged as collateral, together with undated limited liability company interest transfer powers executed in blank; and

vii. Patriot Act; Anti-Money Laundering Laws. At least three (3) Business Days prior to the Second Amendment Effective Date, the provision by the Borrower of all documentation and other information (including documentation and other information relating to each New Guarantor) that the Administrative Agent or any Lender requests at least five (5) Business Days prior to the Second Amendment Effective Date in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

e. Consent Fee. The Administrative Agent shall have confirmation that the Borrower has paid to the Administrative Agent on the Second Amendment Effective Date for the account of each Lender party hereto, a consent fee in an amount equal to 0.125% of the aggregate amount of each of such Lender’s (i) Revolving Commitment and (ii) Term Loans outstanding as of the Second Amendment Effective Date.

f. Fees and Expenses. The Administrative Agent shall have confirmation that all other reasonable and documented out-of-pocket fees and expenses required to be paid on or before the Second Amendment Effective Date have been paid, including any fees required to be paid pursuant to any fee letter and the reasonable and documented out-of-pocket fees and expenses of counsel for the Administrative Agent.

g. Representations and Warranties. The representations and warranties of the Credit Parties contained in Section 3 of this Amendment shall be true and correct on and as of the Second Amendment Effective Date; provided that to the extent that any representation and warranty specifically refers to an earlier date, it shall be true and correct as of such earlier date.

h. No Default or Event of Default. No event shall have occurred and be continuing or would result from the consummation of the Credit Extensions (if any) on the Second Amendment Effective Date that would constitute an Event of Default or a Default.

For purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Second Amendment Effective Date specifying its objection thereto.

3. Representations and Warranties. Each Credit Party hereby represents and warrants that:

a. this Amendment has been duly executed and delivered by each Credit Party that is party hereto and this Amendment and the Credit Agreement are the legally valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their terms, except as may be limited by Debtor Relief Laws affecting creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether enforcement is sought in equity or at law);

b. each of the Borrower and each Restricted Subsidiary (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as of the Second Amendment Effective Date, (b) has all requisite power and authority to own and operate its properties, to carry on its

4

business as now conducted and as proposed to be conducted, to enter into this Amendment and to carry out the transactions contemplated hereby, and (c) is qualified to do business and in good standing in every jurisdiction where necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and would not be reasonably expected to have, a Material Adverse Effect;

c. the execution and delivery of this Amendment and the performance by each Credit Party of this Amendment and the Credit Agreement have been duly authorized by all necessary corporate or similar action on the part of each Credit Party, and do not and will not (i) violate in any material respect any provision of any Applicable Laws relating to any Credit Party, any of the Organizational Documents of any Credit Party, or any order, judgment or decree of any court or other agency of government binding on any Credit Party; (ii) except as would not reasonably be expected to have a Material Adverse Effect, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any other Contractual Obligations of any Credit Party; (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party (other than any Liens created under any of the Credit Documents in favor of the Collateral Agent for the benefit of the holders of the Obligations) whether now owned or hereafter acquired; or (iv) except where such approval or consent is being obtained in connection with the transactions contemplated hereby or where the failure to obtain such consent or approval would not reasonably be expected to have a Material Adverse Effect, require any approval of stockholders, members or partners or any approval or consent of any Person under any Material Contract of any Credit Party;

d. the execution and delivery of this Amendment and the performance by each Credit Party of this Amendment and the Credit Agreement and the consummation of the transactions contemplated by the Credit Documents do not and will not require, as a condition to the effectiveness thereof, any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority or any other third party except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the Second Amendment Effective Date and other filings, recordings or consents that have been obtained or made, as applicable, except where the failure to obtain such consent or approval would not reasonably be expected to have a Material Adverse Effect;

e. after giving effect to this Amendment, no Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Amendment; and

f. the representations and warranties contained herein, in the Credit Agreement and in the other Credit Documents are true and correct in all material respects (unless any such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects) on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (unless any such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects) on and as of such earlier date and except that the representations and warranties contained in subsections (a) and (b) of Section 6.7 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.1 of the Existing Credit Agreement.

4. Governing Law; Jurisdiction; Waiver of Jury Trial; Etc. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Amendment shall be further subject to the provisions of Sections 11.13 and 11.14 of the Credit Agreement.

5

5. Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, together with the Credit Agreement and the other Credit Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Amendment.

6. Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

7. Effect. Upon the effectiveness of this Amendment, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Existing Credit Agreement as modified hereby and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Existing Credit Agreement as modified hereby. Except as specifically amended herein, all Credit Documents (including all Liens granted thereunder in respect of the Obligations) shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Each Credit Party reaffirms any prior grant and the validity of any Liens granted by it pursuant to the Collateral Documents, with all such Liens continuing to secure the applicable Obligations as amended hereby and continuing to be in full force and effect after giving effect to this Amendment. This Amendment shall constitute a Credit Document for purposes of the Credit Agreement and the other Credit Documents.

8. No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Existing Credit Agreement or any of the other Credit Documents. Except as expressly stated herein, the Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Credit Documents.

9. Reaffirmation. Except as specifically modified by this Amendment, the Existing Credit Agreement shall remain in full force and effect in the form of the Credit Agreement, and is hereby ratified and confirmed.

10. Guarantors. Each Guarantor hereby consents to this Amendment and reaffirms its Guaranty and the terms and conditions of each Guaranty and each other Credit Document executed by it and acknowledges and agrees that each and every such Guaranty and other Credit Document executed by such Guarantor in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. Each Subsidiary of the Borrower that is a Guarantor immediately prior to the Second Amendment Effective Date that, in connection with the Merger Documents and the transactions contemplated by this Second Amendment, becomes a subsidiary of SHM TRS (the “Existing Subsidiary Reorganization”) hereby acknowledges and agrees that the foregoing sentence shall apply in full force and effect notwithstanding the Existing Subsidiary Reorganization.

[Remainder of this page intentionally left blank; signature pages follow]

6

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed and delivered by a duly authorized officer on the date first above written.

BORROWER:	SAFE HARBOR MARINAS, LLC, a Delaware limited liability company

	By:	/s/ Gavin McClintock
	Name:	Gavin McClintock
	Title:	Chief Financial Officer

GUARANTORS:	SH MARINAS, LLC
SHM MANAGEMENT, LLC
SHM RENTALS, LLC
SHM SHOP, LLC
SHM IP, LLC
SHM WATER CLUB, LLC
SHM IMG GP, LLC
SHM NEB, LLC
SHM NEB TENANT, LLC
SHM HOLDINGS 1, LLC
SHM BURNT STORE, LLC
SHM CAPE HARBOUR, LLC
SHM GRAND ISLE, LLC
SHM HOLDINGS II, LLC
SHM SOUTH FORK MANAGER, LLC,
each a Delaware limited liability company

	By:	/s/ Gavin McClintock
	Name:	Gavin McClintock
	Title:	Chief Financial Officer

[signature pages continue]

[SHM - Signature Page to Second Amendment]

SHM 77, LLC
SHM APPONAUG, LLC
SHM AQUA YACHT, LLC
SHM AQUALAND, LLC
SHM ASHLEY FUELS, LLC
SHM BAHIA BLEU, LLC
SHM BALLENA ISLE, LLC
SHM BEAUFORT, LLC
SHM BEAVER CREEK, LLC
SHM BELLE MAER MANAGER, LLC
SHM BELLE MAER, LLC
SHM BERTH 202, LLC
SHM BOHEMIA VISTA, LLC
SHM BRADY MOUNTAIN, LLC
SHM BRISTOL MARINA, LLC
SHM BURNSIDE, LLC
SHM CABRILLO BEACH, LLC
SHM CALUSA, LLC
SHM CARROLL ISLAND, LLC
SHM CHARLESTON BOATYARD, LLC
SHM CHARLESTON CITY MARINA, LLC
SHM CHRISHOLM, LLC
SHM CMS, LLC
SHM COVE PLAZA, LLC
SHM CRYSTAL POINT, LLC
SHM EAGLE COVE, LLC
SHM EMERALD POINT, LLC
SHM EMERYVILLE, LLC
SHM GAINES, LLC
SHM GREAT LAKES, LLC
SHM GREAT ISLAND, LLC
SHM GREAT OAK LANDING, LLC
SHM GRIDER HILL, LLC
SHM HACKS POINT, LLC
SHM HARBOR HOUSE, LLC
SHM HARBORS VIEW, LLC
SHM HARBORTOWN, LLC
SHM HAVERSTRAW, LLC,
each a Delaware limited liability company

By:	/s/ Gavin McClintock
Name:	Gavin McClintock
Title:	Chief Financial Officer

[signature pages continue]

[SHM - Signature Page to Second Amendment]

SHM HOLLY CREEK, LLC
SHM ISLAND PARK, LLC
SHM JAMESTOWN, LLC
SHM JAMESTOWN BOATYARD, LLC
SHM JEFFERSON BEACH, LLC
SHM KING’S POINT, LLC
SHM LAKEFRONT, LLC
SHM LOCH LOMOND, LLC
SHM MANASQUAN, LLC
SHM MARINA BAY, LLC
SHM NARROWS POINT, LLC
SHM NEW PORT COVE, LLC
SHM NEWPORT SHIPYARD, LLC
SHM NORTH PALM BEACH, LLC
SHM OCEAN POINT, LLC
SHM OLD PORT COVE, LLC
SHM PIER 121, LLC
SHM PINELAND, LLC
SHM PORT ROYAL, LLC
SHM PYC, LLC
SHM REGATTA POINTE, LLC
SHM RESERVE HARBOR, LLC
SHM SANDUSKY, LLC
SHM SHELBURNE, LLC
SHM SHV, LLC
SHM SHV MANAGER, LLC
SHM SIESTA KEY, LLC
SHM SILVER SPRING, LLC
SHM SKIPPERS LANDING, LLC
SHM SKULL CREEK, LLC
SHM SOUTH BAY, LLC
SHM SPORTSMAN, LLC
SHM SUNSET BAY, LLC
SHM TOLEDO BEACH, LLC
SHM TRADE WINDS, LLC
SHM VENTURA ISLE, LLC
SHM WALDEN, LLC
SHM WESTPORT, LLC
SHM WHARF, LLC
SHM WISDOM DOCK, LLC
SHM WILLSBORO, LLC
SHM ZAHNISERS, LLC,
each a Delaware limited liability company

By:	/s/ Gavin McClintock
Name:	Gavin McClintock
Title:	Chief Financial Officer

[signature pages continue]

[SHM - Signature Page to Second Amendment]

INTERNATIONAL MARINA GROUP I, L.P.,
a Texas limited partnership

By:	/s/ Gavin McClintock
Name:	Gavin McClintock
Title:	Chief Financial Officer

SHM BYYG, LLC
SHM BYYG INTERMEDIATE, LLC
SHM BRUCE & JOHNSON, LLC
SHM CAPRI, LLC
SHM COVE HAVEN, LLC
SHM COWESETT, LLC
SHM DAUNTLESS, LLC
SHM DEEP RIVER, LLC
SHM FERRY POINT, LLC
SHM FIDDLER’S COVE, LLC
SHM GLEN COVE, LLC
SHM GREEN HARBOR, LLC
SHM GREENPORT, LLC
SHM GREENWICH BAY, LLC
SHM HAWTHORNE COVE, LLC
SHM MYSTIC, LLC
SHM ONSET BAY, LLC
SHM OXFORD, LLC
SHM PILOTS POINT, LLC
SHM PLYMOUTH, LLC
SHM POST ROAD, LLC
SHM SAKONNET, LLC
SHM STRATFORD, LLC
SHM WICKFORD COVE, LLC
SHM YACHT HAVEN, LLC
SHM YACHT SALES, LLC
SHM DUCK ISLAND, LLC
SHM MARINA WAY, LLC,
each a Delaware limited liability company

By:	/s/ Gavin McClintock
Name:	Gavin McClintock
Title:	Chief Financial Officer

[signature pages continue]

[SHM - Signature Page to Second Amendment]

SHM VENTURA ISLE, LLC,
a Delaware limited liability company

By:	/s/ Gavin McClintock
Name:	Gavin McClintock
Title:	Chief Financial Officer

[signature pages continue]

[SHM - Signature Page to Second Amendment]

SHM BEVERAGE HOLDING, LLC
SHM BEVERAGE, LLC
SW SHM BEVERAGE, LLC
BEVERAGE AQUALAND, LLC
BEVERAGE BAHIA BLEU, LLC
BEVERAGE BEAUFORT, LLC
BEVERAGE BERTH 202, LLC
BEVERAGE BRADY MOUNTAIN, LLC
BEVERAGE BURNSIDE, LLC
BEVERAGE CALUSA, LLC
BEVERAGE CCM, LLC
BEVERAGE EAGLE COVE, LLC
BEVERAGE EMERALD POINT, LLC
BEVERAGE GRAND ISLE, LLC
BEVERAGE GREAT LAKES, LLC
BEVERAGE GREEN HARBOR, LLC
BEVERAGE HARBORS VIEW, LLC
BEVERAGE HOLLY CREEK, LLC
BEVERAGE JAMESTOWN, LLC
BEVERAGE JEFFERSON BEACH, LLC
BEVERAGE KING’S POINT, LLC
BEVERAGE NARROWS POINT, LLC
BEVERAGE NEWPORT SHIPYARD, LLC
BEVERAGE NEW PORT COVE, LLC
BEVERAGE NORTH PALM BEACH, LLC
BEVERAGE OLD PORT COVE, LLC
BEVERAGE PINELAND, LLC
BEVERAGE PORT ROYAL, LLC
BEVERAGE PYC, LLC
BEVERAGE RESERVE HARBOR, LLC
BEVERAGE SIESTA KEY, LLC
BEVERAGE SPORTSMAN, LLC
BEVERAGE TOLEDO BEACH, LLC
BEVERAGE WALDEN, LLC,
each a Delaware limited liability company

By:	/s/ Jeff Rose
Name: Jeff Rose
Title: President

[signature pages continue]

[SHM - Signature Page to Second Amendment]

NEW GUARANTORS:	BEVERAGE ANNAPOLIS, LLC
BEVERAGE AQUA YACHT, LLC, each a Delaware limited liability company

	By:	/s/ Jeff Rose
Name: Jeff Rose
Title: President

SHM ANNAPOLIS, LLC
SHM SHELTER ISLAND, LLC, each a Delaware limited liability company

	By:	/s/ Gavin McClintock
Name: Gavin McClintock
Title: Chief Financial Officer

SHM TRS, LLC, a Delaware limited liability company

	By:	/s/ Gavin McClintock
Name: Gavin McClintock
Title: Chief Financial Officer

[New Guarantor signature pages continue]

[SHM - Signature Page to Second Amendment]

SHM 77 TRS, LLC
SHM ANNAPOLIS TRS, LLC
SHM APPONAUG TRS, LLC
SHM AQUA YACHT TRS, LLC
SHM AQUALAND TRS, LLC
SHM BAHIA BLEU TRS, LLC
SHM BALLENA ISLE TRS, LLC
SHM BEAUFORT TRS, LLC
SHM BEAVER CREEK TRS, LLC
SHM BELLE MAER TRS, LLC
SHM BOHEMIA VISTA TRS, LLC
SHM BRADY MOUNTAIN TRS, LLC
SHM BRISTOL MARINA TRS, LLC
SHM BRUCE & JOHNSON TRS, LLC
SHM BURNSIDE TRS, LLC
SHM BURNT STORE TRS, LLC
SHM CALUSA TRS, LLC
SHM CAPE HARBOUR TRS, LLC
SHM CAPRI TRS, LLC
SHM CARROLL ISLAND TRS, LLC
SHM CHARLESTON BOATYARD TRS, LLC
SHM CHARLESTON CITY MARINA TRS, LLC
SHM COVE HAVEN TRS, LLC
SHM COWESETT TRS, LLC
SHM CRYSTAL POINT TRS, LLC
SHM DAUNTLESS TRS, LLC
SHM DEEP RIVER TRS, LLC
SHM EAGLE COVE TRS, LLC
SHM EMERALD POINT TRS, LLC
SHM EMERYVILLE TRS, LLC
SHM FERRY POINT TRS, LLC
SHM FIDDLER’S COVE TRS, LLC
SHM GAINES TRS, LLC
SHM GLEN COVE TRS, LLC
SHM GRAND ISLE TRS, LLC
SHM GREAT ISLAND TRS, LLC
SHM GREAT LAKES TRS, LLC
SHM GREAT OAK LANDING TRS, LLC
SHM GREEN HARBOR TRS, LLC, each a
Delaware limited liability company

By:	/s/ Gavin McClintock
Name: Gavin McClintock
Title: Chief Financial Officer

[New Guarantor pages continue]

[SHM - Signature Page to Second Amendment]

SHM GREENPORT TRS, LLC
SHM GREENWICH BAY TRS, LLC
SHM GRIDER HILL TRS, LLC
SHM HACKS POINT TRS, LLC
SHM HARBORS VIEW TRS, LLC
SHM HARBORTOWN TRS, LLC
SHM HAVERSTRAW TRS, LLC
SHM HAWTHORNE COVE TRS, LLC
SHM HIDEAWAY BAY TRS, LLC
SHM HOLLY CREEK TRS, LLC
SHM JAMESTOWN BOATYARD TRS, LLC
SHM JAMESTOWN TRS, LLC
SHM JEFFERSON BEACH TRS, LLC
SHM KING’S POINT TRS, LLC
SHM LAKEFRONT TRS, LLC
SHM MANASQUAN TRS, LLC
SHM MARINA BAY TRS, LLC
SHM MYSTIC TRS, LLC
SHM NARROWS POINT TRS, LLC
SHM NEB TRS, LLC
SHM NEW PORT COVE TRS, LLC
SHM NEWPORT SHIPYARD TRS, LLC
SHM NORTH PALM BEACH TRS, LLC
SHM OLD PORT COVE TRS, LLC
SHM ONSET BAY TRS, LLC
SHM OXFORD TRS, LLC
SHM PIER 121 TRS, LLC
SHM PILOTS POINT TRS, LLC
SHM PINELAND TRS, LLC
SHM PLYMOUTH TRS, LLC
SHM PORT ROYAL TRS, LLC
SHM POST ROAD TRS, LLC
SHM PYC TRS, LLC
SHM REGATTA POINTE TRS, LLC
SHM RESERVE HARBOR TRS, LLC
SHM SAKONNET TRS, LLC
SHM SANDUSKY TRS, LLC
SHM SHELBURNE TRS, LLC
SHM SHELTER ISLAND TRS, LLC
SHM SHV TRS, LLC, each a
Delaware limited liability company

By:	/s/ Gavin McClintock
Name: Gavin McClintock
Title: Chief Financial Officer

[New Guarantor pages continue]

[SHM - Signature Page to Second Amendment]

SHM SIESTA KEY TRS, LLC
SHM SILVER SPRING TRS, LLC
SHM SKIPPERS LANDING TRS, LLC
SHM SKULL CREEK TRS, LLC
SHM SPORTSMAN TRS, LLC
SHM STRATFORD TRS, LLC
SHM SUNSET BAY TRS, LLC
SHM TOLEDO BEACH TRS, LLC
SHM TRADE WINDS TRS, LLC
SHM WALDEN TRS, LLC
SHM WESTPORT TRS, LLC
SHM WICKFORD COVE TRS, LLC
SHM WILLSBORO TRS, LLC
SHM WISDOM DOCK TRS, LLC
SHM YACHT HAVEN TRS, LLC
SHM ZAHNISERS TRS, LLC, each a
Delaware limited liability company

By:	/s/ Gavin McClintock
Name: Gavin McClintock
Title: Chief Financial Officer

[SHM - Signature Page to Second Amendment]

ADMINISTRATIVE AGENT	CITIZENS BANK, N.A.
AND COLLATERAL AGENT:

By:	/s/ Sean McWhinnie
Name: Sean McWhinnie
Title: Director

LENDERS:	CITIZENS BANK, N.A.,
as a Lender, the Issuing Bank and the Swingline Lender

By:	/s/ Sean McWhinnie
Name: Sean McWhinnie
Title: Director

[SHM - Signature Page to Second Amendment]

TRUIST BANK,
successor by merger to SunTrust Bank, as a Lender

By:	/s/ Ryan Almond
Name: Ryan Almond
Title: Director

[SHM - Signature Page to Second Amendment]

FLAGSTAR BANK, FSB,
as a Lender

By:	/s/ Joseph F. Scavone
Name: Joseph F. Scavone
Title: Vice President

[SHM - Signature Page to Second Amendment]

REGIONS BANK,
as a Lender

By:	/s/ Meera Patel
Name: Meera Patel
Title: Director, Regions Bank

[SHM - Signature Page to Second Amendment]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Chris Dolence
Name: Chris Dolence
Title: Senior Vice President

[SHM - Signature Page to Second Amendment]

Cadence Bank, N.A.,
as a Lender

By:	/s/ Teresa Stinson
Name: Teresa Stinson
Title: Executive Vice President

[SHM - Signature Page to Second Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Daniel S. Dyer
Name: Daniel S. Dyer
Title: Vice President

[SHM - Signature Page to Second Amendment]

People’s United Bank,
as a Lender

By:	/s/ Darci Buchanan
Name: Darci Buchanan
Title: Senior Vice President

[SHM - Signature Page to Second Amendment]

TEXAS CAPITAL BANK, N.A.,
as a Lender

By:	/s/ Eva Pawelek
Name: Eva Pawelek
Title: Senior Vice President

[SHM - Signature Page to Second Amendment]

Eastern Bank,
as a Lender

By:	/s/ David Nussbaum
Name: David Nussbaum
Title: Senior Vice President

[SHM - Signature Page to Second Amendment]

SYNOVUS BANK,
as a Lender

By:	/s/ Zachary Braun
Name: Zachary Braun
Title: Relationship Manager

[SHM - Signature Page to Second Amendment]

WEBSTER BANK, N.A.,
as a Lender

By:	/s/ Steve Morse
Name: Steve Morse
Title: Director

[SHM - Signature Page to Second Amendment]

WASHINGTON FEDERAL BANK, N.A.,
as a Lender

By:	/s/ M. Brad Rejebian
Name: M. Brad Rejebian
Title: Senior Vice President

[SHM - Signature Page to Second Amendment]

Annex A

Amended Credit Agreement

[See attached]

Execution Version

CREDIT AGREEMENT1

dated as of September 14, 2018

among

SAFE HARBOR MARINAS, LLC

as Borrower,

CERTAIN SUBSIDIARIES OF THE BORROWER

PARTY HERETO FROM TIME TO TIME,

as Guarantors

THE LENDERS PARTY HERETO,

CITIZENS BANK, N.A.,

as Administrative Agent and Collateral Agent,

and

U.S. BANK NATIONAL ASSOCIATION,

SUNTRUST BANK,

WELLS FARGO BANK, NATIONAL ASSOCIATION

and

REGIONS BANK,

as Co-Syndication Agents

CITIZENS BANK, N.A.,

U.S. BANK NATIONAL ASSOCIATION,

REGIONS CAPITAL MARKETS,

SUNTRUST ROBINSON HUMPHREY, INC.,

and

WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers and Joint Book Runners

[1]

This marked version is marked against the Credit Agreement, dated as of September 14, 2018, ~~conformed to reflect~~as amended by the First Amendment, dated as of October 11, ~~2019.~~2019, conformed to reflect the Second Amendment, dated as of October 30, 2020.

TABLE OF CONTENTS

Page
SECTION 1. DEFINITIONS AND INTERPRETATION		1

Section 1.1	Definitions	1
Section 1.2	Accounting Terms	~~44~~45
Section 1.3	Rules of Interpretation	~~45~~46

SECTION 2. LOANS AND LETTERS OF CREDIT		~~47~~48

Section 2.1	Revolving Loans and Term Loans	~~47~~48
Section 2.2	Swingline Loans	~~48~~50
Section 2.3	Issuances of Letters of Credit and Purchase of Participations Therein	~~51~~52
Section 2.4	Pro Rata Shares; Availability of Funds	~~55~~56
Section 2.5	Evidence of Debt; Register; Lenders’ Books and Records; Notes	~~56~~57
Section 2.6	Scheduled Principal Payments	~~56~~58
Section 2.7	Interest on Loans	~~57~~58
Section 2.8	Conversion/Continuation	~~59~~60
Section 2.9	Default Rate of Interest	~~59~~61
Section 2.10	Fees	~~60~~62
Section 2.11	Prepayments/Commitment Reductions	~~62~~63
Section 2.12	Application of Prepayments	~~64~~65
Section 2.13	General Provisions Regarding Payments	~~64~~66
Section 2.14	Sharing of Payments by Lenders	~~65~~67
Section 2.15	Cash Collateral	~~66~~67
Section 2.16	Defaulting Lenders	~~67~~68
Section 2.17	Removal or Replacement of Lenders	~~69~~71
Section 2.18	Increase in Revolving Commitments and Establishment of Additional Term Loans	~~70~~71
Section 2.19	Extension Option	~~73~~75

SECTION 3. YIELD PROTECTION		~~74~~75

Section 3.1	Making or Maintaining LIBOR Loans	~~74~~75
Section 3.2	Increased Costs	~~76~~78
Section 3.3	Taxes	~~78~~79
Section 3.4	Mitigation Obligations; Designation of a Different Lending Office	~~81~~83

SECTION 4. GUARANTY		~~82~~83

Section 4.1	The Guaranty	~~82~~83
Section 4.2	Obligations Unconditional	~~82~~84
Section 4.3	Reinstatement	~~83~~85
Section 4.4	Certain Additional Waivers	~~83~~85
Section 4.5	Remedies	~~83~~85
Section 4.6	Rights of Contribution	~~84~~85
Section 4.7	Guarantee of Payment; Continuing Guarantee	~~84~~85
Section 4.8	Keepwell	~~84~~85

SECTION 5. CONDITIONS PRECEDENT		~~84~~86

Section 5.1	Conditions Precedent to Initial Credit Extensions	~~84~~86
Section 5.2	Conditions to Each Credit Extension	~~87~~89

i

SECTION 6. REPRESENTATIONS AND WARRANTIES		~~90~~91

Section 6.1	Organization; Requisite Power and Authority; Qualification	~~90~~91
Section 6.2	Equity Interests and Ownership	~~90~~92
Section 6.3	Due Authorization	~~90~~92
Section 6.4	No Conflict	~~90~~92
Section 6.5	Governmental Consents	~~91~~92
Section 6.6	Binding Obligation	~~91~~92
Section 6.7	Financial Statements	~~91~~93
Section 6.8	No Material Adverse Effect; No Default	~~92~~93
Section 6.9	Tax Matters	~~92~~93
Section 6.10	Properties	~~92~~94
Section 6.11	Environmental Matters	~~93~~94
Section 6.12	No Defaults	~~93~~94
Section 6.13	No Litigation or other Adverse Proceedings	~~93~~95
Section 6.14	Information Regarding the Borrower and its Subsidiaries	~~93~~95
Section 6.15	Governmental Regulation	~~93~~95
Section 6.16	Employee Matters	~~95~~96
Section 6.17	Pension Plans	~~95~~96
Section 6.18	Solvency	~~96~~97
Section 6.19	Compliance with Laws	~~96~~97
Section 6.20	Disclosure	~~96~~97
Section 6.21	Insurance	~~96~~98
Section 6.22	Pledge and Security Agreement	98
~~Section 6.23~~	~~Mortgages~~	~~96~~
Section 6.24	Casualty	~~97~~98
Section 6.25	Senior Debt	~~97~~98
Section 6.26	Management Agreements	~~97~~98
Section 6.27	Use of Proceeds	~~97~~99
Section 6.28	Borrowing Base Certificates	~~97~~99

SECTION 7. AFFIRMATIVE COVENANTS		~~97~~99

Section 7.1	Financial Statements and Other Reports	~~97~~99
Section 7.2	Existence	~~100~~102
Section 7.3	Payment of Taxes and Claims	~~100~~102
Section 7.4	Maintenance of Properties	~~101~~102
Section 7.5	Insurance	~~101~~102
Section 7.6	Inspections	~~101~~103
Section 7.7	Lenders Meetings	~~101~~103
Section 7.8	Compliance with Laws and Material Contracts	~~102~~103
Section 7.9	Use of Proceeds	~~102~~103
Section 7.10	Environmental Matters	~~102~~103
Section 7.11	[Reserved]	~~102~~104
Section 7.12	Pledge of Personal Property Assets	~~102~~104
Section 7.13	Books and Records	~~103~~105
Section 7.14	Additional Restricted Subsidiaries	~~103~~105
Section 7.15	Interest Rate Protection	~~104~~106
Section 7.16	Unrestricted Subsidiaries	~~104~~106
Section 7.17	Appraisals	~~105~~106
Section 7.18	Ground Leases	~~106~~107
Section 7.19	Removal of Qualified Assets	~~109~~111
Section 7.20	Addition of Qualified Assets	~~110~~112
Section 7.21	Borrowing Base Conditions	~~113~~114

SECTION 8. NEGATIVE COVENANTS		~~113~~115

Section 8.1	Indebtedness	~~113~~115
Section 8.2	Liens	~~114~~116
Section 8.3	No Further Negative Pledges	~~116~~118
Section 8.4	Restricted Payments	~~117~~119
Section 8.5	Burdensome Agreements	~~118~~119
Section 8.6	Investments	~~118~~120
Section 8.7	Use of Proceeds	~~120~~121
Section 8.8	Financial Covenants	~~120~~122
~~Section 8.9~~	~~Capital Expenditures~~	~~120~~
Section 8.10	Fundamental Changes; Disposition of Assets; Acquisitions	~~120~~122
Section 8.11	Disposal of Subsidiary Interests	~~122~~123
Section 8.12	Sales and Lease-Backs	~~122~~124
Section 8.13	Transactions with Affiliates and Insiders	~~122~~124
Section 8.14	Prepayment of Other Funded Debt	~~123~~125
Section 8.15	Conduct of Business	~~123~~125
Section 8.16	Fiscal Year; Accounting Practices	~~123~~125
Section 8.17	Amendments to Organizational Agreements/Material Agreements	~~123~~125
Section 8.18	Limitations on Borrower	~~123~~125
Section 8.19	Equity Interests of Restricted Subsidiaries	~~124~~126
Section 8.20	Designation as Senior Debt	~~124~~126

SECTION 9. EVENTS OF DEFAULT; REMEDIES; APPLICATION OF FUNDS.		~~124~~126

Section 9.1	Events of Default	~~124~~126
Section 9.2	Remedies	~~126~~128
Section 9.3	Application of Funds	129
~~Section 9.4~~	~~Borrower’s Right to Cure~~	~~127~~

SECTION 10. AGENCY		~~129~~132

Section 10.1	Appointment and Authority	~~130~~132
Section 10.2	Rights as a Lender	~~130~~132
Section 10.3	Exculpatory Provisions	~~130~~133
Section 10.4	Reliance by Administrative Agent	~~132~~134
Section 10.5	Delegation of Duties	~~132~~134
Section 10.6	Resignation of Administrative Agent	~~132~~134
Section 10.7	Non-Reliance on Administrative Agent and Other Lenders	~~133~~135
Section 10.8	No Other Duties, etc	~~133~~135
Section 10.9	Administrative Agent May File Proofs of Claim	~~133~~136
Section 10.10	Collateral Matters	~~134~~136

SECTION 11. MISCELLANEOUS		~~135~~137

Section 11.1	Notices; Effectiveness; Electronic Communications	~~135~~137
Section 11.2	Expenses; Indemnity; Damage Waiver	~~137~~140
Section 11.3	Set-Off	~~139~~141
Section 11.4	Amendments and Waivers	~~139~~142
Section 11.5	Successors and Assigns	~~142~~145
Section 11.6	Independence of Covenants	~~147~~150
Section 11.7	Survival of Representations, Warranties and Agreements	~~148~~150
Section 11.8	No Waiver; Remedies Cumulative	~~148~~150
Section 11.9	Marshalling; Payments Set Aside	~~148~~151

Section 11.10	Severability	~~148~~151
Section 11.11	Obligations Several; Independent Nature of Lenders’ Rights	~~148~~151
Section 11.12	Headings	~~148~~151
Section 11.13	Applicable Laws	~~149~~151
Section 11.14	WAIVER OF JURY TRIAL	~~149~~152
Section 11.15	Confidentiality	~~149~~152
Section 11.16	Usury Savings Clause	~~151~~153
Section 11.17	Counterparts; Integration; Effectiveness	~~151~~154
Section 11.18	No Advisory of Fiduciary Relationship	~~151~~154
Section 11.19	Electronic Execution of Assignments and Other Documents	~~152~~154
Section 11.20	USA PATRIOT Act	~~152~~154
Section 11.21	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~152~~155
Section 11.22	Certain ERISA Matters	~~152~~155
Section ~~11.22~~11.23	Acknowledgement Regarding any Supported QFCs	~~153~~156

Appendices
Appendix A	Lenders, Commitments and Commitment Percentages
Appendix B	Notice Information

Schedules
Schedule I	Unrestricted Subsidiaries
Schedule II	Existing Letters of Credit
Schedule III	First Amendment Effective Date Qualified Assets
Schedule IV	First Amendment Effective Date Assets Under Development and Investment Joint Ventures

Schedule V	Sun Acquisition Transactions
Schedule 6.2	Equity Interests and Ownership
Schedule 6.10(b)	Real Estate Assets
Schedule 6.14	Name, Jurisdiction and Tax Identification Numbers of Borrower and its Subsidiaries
Schedule 6.21	Insurance Coverage
Schedule 6.26	Management Agreements
Schedule 8.1	Existing Indebtedness
Schedule 8.2	Existing Liens
Schedule 8.6	Existing Investments

Exhibits
Exhibit 1.1	Form of Secured Party Designation Notice
Exhibit 1.2	Form of Borrowing Base Certificate
Exhibit 1.3	Form of Trophy Asset Designation Notice
Exhibit 1.4	Form of Release Certificate
Exhibit 1.5	Form of Additional Qualified Asset Certificate
Exhibit 1.6	Form of Financial Covenant Calculation Certificate
Exhibit 2.1	Form of Funding Notice
Exhibit 2.3	Form of Issuance Notice
Exhibit 2.5-1	Form of Revolving Loan Note
Exhibit 2.5-2	Form of Swingline Note
Exhibit 2.5-3	Form of Term Loan Note
Exhibit 2.8	Form of Conversion/Continuation Notice
Exhibit 3.3	Forms of U.S. Tax Compliance Certificates (Forms 1 – 4)
Exhibit 5.1(g)	Form of Solvency Certificate
Exhibit 7.1(c)	Form of Compliance Certificate
Exhibit 7.14	Form of Guarantor Joinder Agreement
Exhibit 11.5	Form of Assignment Agreement

v

CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of September 14, 2018 (as amended, restated, supplemented, increased, extended, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among SAFE HARBOR MARINAS, LLC, a Delaware limited liability company (the “Borrower”), certain Restricted Subsidiaries of the Borrower from time to time party hereto, as Guarantors, the Lenders from time to time party hereto, and CITIZENS BANK, N.A., as administrative agent (in such capacity, “Administrative Agent”) and collateral agent (in such capacity, “Collateral Agent”).

RECITALS:

WHEREAS, the Borrower has requested that the Lenders provide revolving credit and term loan facilities for the purposes set forth herein; and

WHEREAS, the Lenders have agreed to make the requested facilities available on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

Section 1. DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions. The following terms used herein, including in the introductory paragraph, recitals, exhibits and schedules hereto, shall have the following meanings:

“Acceptable Appraisal” means a written appraisal (a) prepared by an Approved Appraiser, (b) reasonably acceptable to the Administrative Agent as to form, assumptions, substance and appraisal date and (c) prepared in compliance with FIRREA and all other applicable federal and state laws and regulations applicable to the Lenders, appraisals and/or valuations of real property.

“Acceptable Portfolio Appraisal” means an appraisal that meets the requirements of an Acceptable Appraisal that appraises all Qualified Assets on a portfolio basis and that includes a premium for the values of such assets on a portfolio basis as compared to the sum of the individual values of such assets.

“Acquisition” means, with respect to any Person, the acquisition by such Person, in a single transaction or in a series of related transactions, of (a) all or any substantial portion of the property of another Person, or any division, line of business or other business unit of another Person or (b) at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Addition Request” means as defined in Section 7.20.

“Additional Qualified Asset Certificate” means a certificate in the form of Exhibit 1.5 (or other writing in form and substance reasonably satisfactory to the Administrative Agent) from an Authorized Officer of the Borrower.

“Adjusted LIBOR Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for an Adjusted LIBOR Rate Loan, the rate per annum obtained by dividing (a) the rate per annum equal to the offered rate for deposits of Dollars for a term coextensive with the designated Interest Period which the ICE Benchmark Administration (or any successor administrator of LIBOR rates) fixes as its LIBOR rate as of 11:00 a.m. London time on the day which is two London Banking Days prior to the beginning of such Interest Period, by (b) an amount equal to (i) one, minus (ii) the Applicable Reserve Requirement. If such day is not a London Banking Day, the Adjusted LIBOR Rate shall be determined on the next preceding day which is a London Banking Day. If for any reason the Administrative Agent cannot determine such offered rate fixed by the then current administrator of LIBOR rates, the Administrative Agent may, in its sole but reasonable discretion, use an alternative method to select a rate calculated by the Administrative Agent to reflect its cost of funds. Notwithstanding anything contained herein to the contrary, the Adjusted LIBOR Rate shall not be less than zero.

“Adjusted LIBOR Rate Loan” means Loans bearing interest based on the Adjusted LIBOR Rate.

“Administrative Agent” means as defined in the introductory paragraph hereto, together with its successors and permitted assigns.

“Administrative Questionnaire” means an administrative questionnaire provided by the Lenders in a form supplied by the Administrative Agent.

“Advance Percentage” means 55%.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, whether pending, threatened in writing against any Credit Party or any of its Subsidiaries or any material property of any Credit Party or any of its Subsidiaries.

~~“Advisory Fee Subordination Agreement” shall mean that certain Advisory Fee Subordination Agreement dated as of the Closing Date, among the AIM Sponsor, the Administrative Agent, the Borrower and each Credit Party, as amended and modified from time to time in writing by all parties thereto.~~

~~“Advisory Services Agreement” means that certain Advisory Services Agreement dated as of September 29, 2015, by and between the Borrower and American Infrastructure MLP Management II, L.L.C., a Delaware limited liability company.~~

“Affected Lender” means as defined in Section 3.1(b).

“Affected Loans” means as defined in Section 3.1(b).

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” means each of the Administrative Agent and the Collateral Agent.

“Aggregate Borrowing Base Asset Value” means, as of any date of determination, the sum of the Borrowing Base Asset Value of each Qualified Asset owned by the Borrower or any other Credit Party.

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The aggregate principal amount of the Aggregate Revolving Commitments in effect on the First Amendment Effective Date is FIVE HUNDRED MILLION DOLLARS ($500,000,000).

“Agreement” means as defined in the introductory paragraph hereto.

~~“AIM Sponsor” means American Infrastructure MLP Fund II, L.P., a Delaware limited partnership (“AIM”), and any other existing or future fund or other investment vehicle that is controlled, directly or indirectly, by one or more of the principals of AIM, but excluding any portfolio company thereof (the term “control” for purposes of this definition shall mean the power to direct or cause the direction of the management or policies of such fund or other investment vehicle).~~

“ALTA” means American Land Title Association.

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq, the UK Bribery Act of 2010 and all other laws, rules, and regulations of any jurisdiction applicable to any Credit Party or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Laws” means all applicable laws, including all applicable provisions of constitutions, statutes, rules, ordinances, regulations and orders of all Governmental Authorities and all orders, rulings, writs and decrees of all courts, tribunals and arbitrators.

“Applicable Margin” means (a) from the First Amendment Effective Date through the date two (2) Business Days immediately following the date an initial Compliance Certificate is delivered pursuant to Section 7.1(c), the percentage per annum based upon Pricing Level 3 in the table set forth below, and (b) thereafter, the percentage per annum determined by reference to the table set forth below using the ratio of Consolidated Funded Debt to Total Asset Value as set forth in the Compliance Certificate most recently delivered to the Administrative Agent pursuant to Section 7.1(c), with any increase or decrease in the Applicable Margin resulting from a change in the ratio of Consolidated Funded Debt to Total Asset Value becoming effective on the date two (2) Business Days immediately following the date on which such Compliance Certificate is delivered.

Pricing Level	Ratio of Consolidated Funded Debt to Total Asset Value	Adjusted LIBOR Rate Loans and Letter of Credit Fee	Base Rate Loans
1	Greater than or equal to 50%	2.250%	1.250%

2	Greater than or equal to 45% but less than 50%	2.000%	1.000%

3	Greater than or equal to 40% but less than 45%	1.750%	0.750%

4	Greater than or equal to 35% but less than 40%	1.500%	0.500%

5	Less than 35%	1.375%	0.375%

Notwithstanding the foregoing, (x) if at any time a Compliance Certificate is not delivered when due in accordance herewith, then, Pricing Level 1 as set forth in the table above shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered and (y) the determination of the Applicable Margin for any period shall be subject to the provisions of Section 2.7(e). The Applicable Margin with respect to any additional Term Loan established pursuant to Section 2.18 shall be as provided in the joinder document(s) and/or commitment agreement(s) executed by the Borrower and the applicable Lenders in connection therewith.

“Applicable Quarter” means as defined in Section 9.4(a).

“Applicable Reserve Requirement” means, at any time, for any LIBOR Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the applicable Adjusted LIBOR Rate or LIBOR Index Rate or any other interest rate of a Loan is to be determined, or (b) any category of extensions of credit or other assets which include Adjusted LIBOR Rate Loans or Base Rate Loans determined by reference to the LIBOR Index Rate. Adjusted LIBOR Rate Loans and Base Rate Loans determined by reference to the LIBOR Index Rate shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefit of credit for pro ration, exception or offsets that may be available from time to time to the applicable Lender. The rate of interest on Adjusted LIBOR Rate Loans and Base Rate Loans determined by reference to the Index Rate shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Appraised Value” means, with respect to each Qualified Asset and/or Trophy Asset, at any time, the “as is” market value for such Qualified Asset and/or Trophy Asset set forth in the most recent Acceptable Appraisal of such Qualified Asset and/or Trophy Asset delivered to the Administrative Agent; provided that, with respect to any Trophy Asset, to the extent the Borrower has delivered to the Administrative Agent a plan setting forth future committed capital expenditures with respect to such Trophy Asset in form and substance reasonably satisfactory to the Administrative Agent (each such plan, a “Capex Plan”) certified by an Authorized Officer of the Borrower at the time that the initial Acceptable Appraisal for such Trophy Asset is conducted, upon the completion of the capital expenditures set forth in the Capex Plan and upon delivery of a reconciliation of the Capex Plan to actual capital expenditures with respect to such Trophy Asset to the Administrative Agent certified by an Authorized Officer of the Borrower, the Borrower may, at the Borrower’s cost and expense, request that the “as complete” valuation in the Acceptable Appraisal for such Trophy Asset be validated by the applicable Approved Appraiser and following such validation, the Appraised Value for such Trophy Asset shall be the “as complete” market value set forth in such Acceptable Appraisal.

“Approved Appraiser” means an appraiser selected by the Administrative Agent, which appraiser shall be in the business of appraising assets similar to the Marina Properties or other Real Estate Assets of the Borrower and its Subsidiaries.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means a sale, lease, Sale and Leaseback Transaction, assignment, conveyance, exclusive license (as licensor), transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of any Credit Party or any of its Restricted Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, created, leased or licensed, including the Equity Interests of any Restricted Subsidiary of the Borrower, other than (a) dispositions of surplus, obsolete or worn out property or property no longer used or useful in the business of the Borrower or any of its Restricted Subsidiaries, whether now owned or hereafter acquired; (b) dispositions of inventory sold, and Intellectual Property licensed, in the ordinary course of business; (c) dispositions of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the ordinary course of business for less than the full amount thereof; (d) dispositions of Cash Equivalents; (e) Involuntary Dispositions; and (f) licenses, sublicenses, lettings, leases or subleases (or similar arrangements) granted to any third parties in arm’s-length commercial transactions that do not interfere in any material respect with the business of the Borrower or any of its Restricted Subsidiaries.

“Assets Under Development” means, as of any date of determination, any Marina Property or other Real Estate Asset, or phase thereof, that is treated as construction in progress under GAAP and that is designated in writing by the Borrower to the Administrative Agent as an “Asset Under Development”. As of the First Amendment Effective Date, all Assets Under Development are set forth on Schedule IV.

“Assignment Agreement” means an assignment agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.5(b)) and accepted by the Administrative Agent, in substantially the form of Exhibit 11.5 or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Attributable Principal Amount” means (a) in the case of Capital Leases, the amount of Capital Lease obligations determined in accordance with GAAP, (b) in the case of Synthetic Leases, an amount determined by capitalization of the remaining lease payments thereunder as if it were a Capital Lease determined in accordance with GAAP, (c) in the case of Securitization Transactions, the outstanding principal amount of such financing, after taking into account reserve amounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment and (d) in the case of Sale and Leaseback Transactions, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), chief financial officer or treasurer and, solely for purposes of making the certifications required under Sections 5.1(b)(ii) and (iv), any secretary or assistant secretary.

“Auto Borrow Agreement” has the meaning specified in Section 2.2(b)(vi).

“Availability” means, as of any date of determination, the lesser of (a) the lesser of (i) the Borrowing Base in effect at such time and (ii) the maximum principal amount of Loans that would not cause the Borrowing Base Debt Service Coverage Ratio, on a pro forma basis, to be less than or equal to 1.50 to 1.00, in each case, minus the sum of (x) the Total Revolving Outstandings at such time plus (y) the Outstanding Amount of the Term Loans at such time plus (z) the aggregate outstanding principal amount of any additional term loan or revolving loans established under Section 2.18 (to the extent not included in clauses (x) and (y) above) and (b) the Aggregate Revolving Commitments in effect at such time minus the Total Revolving Outstandings in effect at such time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 1⁄2 of one percent (0.5%) and (c) the LIBOR Index Rate in effect on such day plus one percent (1.0%). Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the LIBOR Index Rate shall be effective on the effective day of such change in the Prime Rate, the Federal Funds Rate or the LIBOR Index Rate, respectively. Notwithstanding anything to the contrary herein, the Base Rate shall not be less than zero.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” means as defined in the introductory paragraph hereto.

“Borrower LLC Agreement” means that certain ~~Fifth~~Sixth Amended and Restated Limited Liability Company Agreement of the Borrower dated as of ~~September 10, 2019~~October 30, 2020, by and among the Borrower and the members of the Borrower party thereto, as in effect on the ~~First~~Second Amendment Effective Date.

“Borrower Voting Interests” means as defined in the definition of “Change of Control”.

“Borrowing” means (a) a borrowing consisting of simultaneous Loans of the same Type of Loan and, in the case of Adjusted LIBOR Rate Loans, having the same Interest Period, or (b) a borrowing of Swingline Loans, as appropriate.

“Borrowing Base” means, as of any date of determination (as determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent on or prior to such date), the Aggregate Borrowing Base Asset Value of all Qualified Assets owned by the Borrower and the other Credit Parties in effect as of such date multiplied by the Advance Percentage; provided that, no single Qualified Asset shall constitute more than 20% of the Borrowing Base (it being understood and agreed that any value in excess of 20% of the Borrowing Base shall be disregarded for purposes of calculating the Borrowing Base, but only the amount of such excess shall be disregarded).

“Borrowing Base Asset Value” means, as of any date of determination (without duplication),

(a) for any Qualified Asset owned by the Borrower or any other Credit Party as of the Closing Date or for more than one year, the trailing twelve month property level Net Operating Income (as determined by reference to the most recent financial statements delivered to the Administrative Agent on or prior to such date) of such Qualified Asset divided by the Capitalization Rate;

(b) for any Qualified Asset owned by the Borrower or any other Credit Party for one year or less (other than Qualified Assets owned by the Borrower or any other Credit Party on the Closing Date), (i) the purchase price of such Qualified Asset or (ii) with respect to any Qualified Asset with no upfront purchase price (i.e., assumption of a long-term ground lease reasonably acceptable to the Administrative Agent and the Required Lenders), the Borrowing Base Asset Value for such Qualified Assets shall be deemed to be the Appraised Value of such Qualified Asset; provided that (A) with respect to any Asset Under Development owned by the Borrower or any other Credit Party that has become a Qualified Asset in accordance with Section 7.20, the Borrowing Base Asset Value attributed to such Qualified Asset for the first year of such Qualified Asset’s existence as a Qualified Asset shall be equal to the amount of Investments made by the Borrower or such other Credit Party in such Asset Under Development prior to its designation as a Qualified Asset, and (B) the total Borrowing Base Asset Value attributable to all Qualified Assets described in preceding clause (b)(ii) shall not exceed 10% of the Borrowing Base (calculated after giving effect to the inclusion of such Qualified Assets; it being understood and agreed that any value in excess of 10% of the Borrowing Base shall be disregarded for purposes of calculating the Borrowing Base Asset Value, but only the amount of such excess shall be disregarded); and

(c) the book value of Investments made by the Borrower or any other Credit Party that are permitted under Section 8.6 in Investment Joint Ventures and Assets Under Development (for purposes of clarity only, such Investment Joint Ventures and Assets Under Development shall not be subject to any Liens or any Negative Pledges (other than Liens or Negative Pledges permitted by the definition of Qualified Asset Criteria)); provided that, (i) the total Borrowing Base Asset Value attributable to all such Investments in Investment Joint Ventures and Assets Under Development shall not exceed 10% of the Borrowing Base at any time (calculated after giving effect to the inclusion of such Investments; it being understood and agreed that any value in excess of 10% of the Borrowing Base shall be disregarded for purposes of calculating the Borrowing Base Asset Value, but only the amount of such excess shall be disregarded) and (ii) the Administrative Agent shall have received a detailed description of the Investment Joint Venture or Asset Under Development, together with a customary due diligence package (such diligence package shall not require an appraisal except to the extent then available to the applicable Credit Party, but shall include, with respect to any Asset Under Development, a construction plan and cost review), that is reasonably acceptable to the Administrative Agent prior to inclusion of such Investment Joint Venture or Asset Under Development in the Borrowing Base; and

(d) for any Qualified Asset owned by the Borrower or any other Credit Party that is a Trophy Asset, the Borrowing Base Asset Value attributable to such Trophy Asset shall be equal to (i) for the first four Fiscal Quarters of ownership of such Trophy Asset, the lesser of (x) the purchase price of such Trophy Asset and (y) the Appraised Value of such Trophy Asset and (ii) thereafter, the Appraised Value of such Trophy Asset through the Term Loan Maturity Date; provided that, the aggregate Borrowing Base Asset Value for all Qualified Assets that are Trophy Assets shall not exceed 20% of the Borrowing Base (calculated after giving effect to the inclusion of such Trophy Assets; it being understood and agreed that any value in excess of 20% of the Borrowing Base shall be disregarded for purposes of calculating the Borrowing Base Asset Value, but only the amount of such excess shall be disregarded).

Notwithstanding anything to the contrary in this definition, with respect to any Investment Joint Venture that becomes a Wholly-Owned Subsidiary of a Credit Party and whose Marina Property or other Real Estate Asset subsequently becomes a Qualified Asset in accordance with Section 7.20, (A) the Net Operating Income of such asset used in calculating the Borrowing Base Asset Value of such asset pursuant to clause (a) of this definition shall be deemed to be the Net Operating Income pertaining to such asset as if the applicable Credit Party owned the entirety of such asset since the first day of the twelve month period most recently ended on such date (as determined by reference to the most recent financial statements delivered to the Administrative Agent on or prior to such date) and (B) the purchase price used to determine the Borrowing Base Asset Value of such asset pursuant to clauses (b) and (d) of this definition shall include both (x) the portion of the purchase price paid by the Credit Party that owns such asset and (y) the portion of the purchase price paid by any other Person party to the Investment Joint Venture.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit 1.2.

“Borrowing Base Coverage Ratio” means, as of any date of determination, the ratio of (a) the Borrowing Base in effect as of such date (as determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent on or prior to such date) to (b) the sum of Total Revolving Outstandings as of such date plus the Outstanding Amount of the Term Loans as of such date.

“Borrowing Base Debt Service Coverage Ratio” means, as of any determination date, the ratio of (a) the aggregate Net Operating Income of all of the Qualified Assets included in the calculation of the Aggregate Borrowing Base Asset Value (as determined by reference to the most recent financial statements delivered to the Administrative Agent on or prior to such date), divided by (b) Implied Debt Service.

“Business Day” means (a) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (b) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate and Adjusted LIBOR Rate Loans (and in the case of determinations, the Index Rate and Base Rate Loans based on the LIBOR Index Rate), the term “Business Day” means any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capitalization Rate” means 8.0%.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, the Issuing Bank or the Swingline Lender, as applicable, as collateral for the Letter of Credit Obligations or Swingline Loans, as applicable, or obligations of Lenders to fund participations in respect thereof, cash or deposit account balances or, if the Administrative Agent, the Issuing Bank or Swingline Lender, as applicable, may agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, Issuing Bank and/or Swingline Lender, as applicable. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as of any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.

“CFC” shall mean a Subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.

“Change in Law” means the occurrence, after the First Amendment Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III and (iii) all requests, rules, guidelines or directives issued by a Governmental Authority in connection with a Lender’s submission or re-submission of a capital plan under 12 C.F.R. § 225.8 or a Governmental Authority’s assessment thereof shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which (a) ~~any Person (other than the Specified Holders) shall~~the Sun REIT shall fail to own and control, of record and beneficially, ~~more (on a fully-diluted basis)~~at least 70% of the aggregate issued and outstanding voting ~~stock (or comparable voting interests) of the Borrower (such interests,~~ interests of the Parent, (b) the Parent shall fail to own and control, of record and beneficially, 70% of the aggregate issued and outstanding voting interests of (i) the Borrower (the “Borrower Voting Interests”) ~~than~~and (ii) the ~~Borrower Voting Interests owned and controlled by (i) the AIM Sponsor (to the extent AIM Sponsor owns and controls more Borrower Voting Interests than the Koch Sponsor) or (ii) the Koch Sponsor (to the extent Koch Sponsor owns and controls more Borrower Voting Interests than the AIM Sponsor); or (b) the AIM Sponsor and/or the Koch Sponsor shall individually or collectively~~TRS Pledgor (the “TRS Pledgor Voting Interests”); (c) the Sun REIT shall cease to be the general partner of the Parent by virtue of an amendment to the Parent LP Agreement or otherwise; (d) the Parent shall fail to be able to elect a controlling majority of the board of directors (or equivalent governing body) of each of (i) the Borrower by virtue of an amendment to the Borrower LLC Agreement ~~or otherwise.~~, or otherwise and (ii) the TRS Pledgor by virtue of an amendment to the TRS Pledgor’s Organizational Documents, or otherwise; or (e) the TRS Pledgor shall fail to be able to elect a controlling majority of the board of directors (or equivalent governing body) of the TRS Guarantor by virtue of an amendment to the TRS Guarantor’s Organizational Documents or otherwise.

“Closing Date” means September 14, 2018.

“Co-Syndication Agents” means each of U.S. Bank National Association, SunTrust Bank, Wells Fargo Bank, National Association and Regions Bank, together with their respective successors and assigns.

“Collateral” means the collateral identified in, and at any time covered by, the Collateral Documents.

“Collateral Agent” means as defined in the introductory paragraph hereto, together with its successors and permitted assigns.

“Collateral Documents” means the Pledge and Security Agreement, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to the Collateral Agent, for the benefit of the holders of the Obligations, a Lien on any real, personal or mixed property of that Borrower as security for the Obligations.

“Commitment Fee” means as defined in Section 2.10(a).

“Commitments” means the Revolving Commitments and the Term Loan Commitments.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Competitor” means (a) any competitor or an Affiliate of a competitor of the Borrower, the Sun REIT or any Restricted Subsidiary that is in the same or a similar line of business as the Borrower, the Sun REIT or any Restricted Subsidiary designated in writing from time to time by the Borrower to the Administrative Agent and the Lenders (including by posting such notice to the Platform) not less than 2 Business Days prior to the applicable Trade Date and (b) any public or private company that is primarily in the business of owning and operating manufactured home communities and/or recreational vehicle communities and any affiliated entities of Blackstone, Apollo, Brookfield Asset Management, TPG, Stockbridge, GIC and The Carlyle Group that are directly involved in equity investing in, acquiring or operating manufactured home communities and/or recreational vehicle communities; provided that “Competitor” shall exclude any Person that the Borrower has designated as no longer being a “Competitor” by written notice delivered to the Administrative Agent from time to time.

“Competitor List” has the meaning specified in Section 11.5(f).

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit 7.1(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Capital Expenditures” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, all capital expenditures, as determined in accordance with GAAP; provided, however, that Consolidated Capital Expenditures shall not include (a) expenditures made with proceeds of any Involuntary Disposition to the extent such expenditures are used to purchase property that is the same as or similar to the property subject to such Involuntary Disposition, (b) Permitted Acquisitions or (c) expenditures made with the proceeds of any Asset Sale to the extent that such proceeds are actually reinvested in accordance with the terms of Section 2.11(c)(iii).

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to (i) Consolidated Net Income for such period plus (ii) the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Charges for such period; (b) the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period; (c) depreciation and amortization expense for such period; (d) non-cash expenses or losses that are non-recurring for such period; (e) non-cash impairment charges of goodwill, intangibles or other items for such period; (f) to the extent paid in cash, fees and expenses for such period related to any Permitted Acquisition occurring on or after the Closing Date or for acquisitions occurring prior to the Closing Date in such period, (g) costs or expenses for such period that are covered by insurance proceeds, indemnification, or other reimbursement obligations to the extent that proceeds of such insurance, indemnification, or other reimbursement obligations have been received in cash by the Credit Parties; (h) amounts paid prior to the Second Amendment Effective Date pursuant to the Advisory Services Agreement (as defined in this Agreement prior to the Second Amendment Effective Date) as in effect on the Closing Date (as may be amended from time to time in a manner not adverse to the Administrative Agent and

Lenders) for such period; (i) fees and expenses for such period related to the negotiation, execution, and delivery of this Agreement; (j) fees and expenses for such period incurred after the Closing Date related to the negotiation, execution, and delivery of any amendment or modification of this Agreement (whether or not consummated); (k) fees and expenses for such period related to issuances of Equity Interests, Investments, acquisitions, dispositions and the incurrence, repayment or exchange of Indebtedness permitted to be incurred hereunder (including a refinancing thereof) (in each case, whether or not consummated); (l) costs of appraisals required under or in connection with this Agreement for such period; (m) to the extent covered by insurance (which coverage is actually received or confirmed in writing by the applicable insurance company), lost revenue with respect to business interruptions in such period, (n) non-cash equity compensation expenses for such period, (o) actual, documented, out-of-pocket costs and expenses incurred in pursuing acquisitions that, if consummated, would have constituted Permitted Acquisitions that are not actually consummated, (p) actual, documented, out-of-pocket costs and expenses incurred in pursuing acquisitions on behalf of Unrestricted Subsidiaries ~~and~~, (q) any non-recurring, non-cash losses during such period (including, without limitation, (x) losses from the sale or exchange of assets and (y) losses from the early extinguishment of Indebtedness or any Swap Agreement of the Borrower and its Subsidiaries), and (r) fees and expenses for such period related to the Sun Closing, including, without limitation, the negotiation, execution and delivery of the Sun Acquisition Documents, minus (iii) non-cash charges previously added back to Consolidated EBITDA to the extent such non-cash charges became cash charges during such period minus (iv) any other non-recurring, non-cash gains during such period (including, without limitation, (x) gains from the sale or exchange of assets and (y) gains from early extinguishment of Indebtedness or Swap Agreements of the Borrower and its Subsidiaries).

“Consolidated EBITDAR” means, for any period, Consolidated EBITDA of the Borrower and its Subsidiaries plus, to the extent deducted in calculating Consolidated Net Income, Consolidated Rent Expense for such period.

“Consolidated Fixed Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Interest Charges for such period paid in cash plus (b) Consolidated Scheduled Funded Debt Payments for such period plus (c) Consolidated Rent Expense for such period, all as determined in accordance with GAAP.

“Consolidated Funded Debt” means Funded Debt of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

“Consolidated Interest Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, plus (b) the portion of rent expense with respect to such period under Capital Leases that is treated as interest in accordance with GAAP plus (c) the implied interest component of Synthetic Leases with respect to such period.

“Consolidated Maintenance Capital Expenditures” means, for any period, the aggregate amount of Consolidated Capital Expenditures expended by the Borrower and its Subsidiaries on a consolidated basis during such period for the maintenance of their capital assets.

“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains) for such period.

“Consolidated Post-Distribution Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDAR minus Consolidated Taxes ~~minus management fees paid by the Borrower pursuant to the Advisory Services Agreement~~ minus the amount of Restricted Payments made in cash (other than Refund Distributions, payments made in connection with the acquisition of Equity Interests permitted by Section 8.4(e) and Restricted Payments made in cash pursuant to Section 8.4(g)) made by the Borrower during such period minus the greater of (i) Consolidated Maintenance Capital Expenditures (other than Specified Capital Expenditures) or (ii) 3.00% of total revenue of the Borrower and its Subsidiaries, in each case, for the period of the four Fiscal Quarters most recently ended to (b) Consolidated Fixed Charges for the period of the four Fiscal Quarters most recently ended; provided, however, that if fewer than four (4) Fiscal Quarters have elapsed since the Closing Date, then the relevant measurement period shall begin on the Closing Date. Notwithstanding the foregoing, for purposes of calculating the Consolidated Post-Distribution Fixed Charge Coverage Ratio for the first, second and third Fiscal Quarters ending after the Closing Date, the components of the Consolidated Post-Distribution Fixed Charge Coverage Ratio attributable to (1) Consolidated Interest Charges and (2) Consolidated Scheduled Funded Debt Payments during such period ((1) and (2) collectively, the “Fixed Charges”) shall be annualized during such Fiscal Quarters such that (I) for the calculation of the Consolidated Post-Distribution Fixed Charge Coverage Ratio as of the first Fiscal Quarter ending after the Closing Date, Fixed Charges for the Fiscal Quarter then ending will be multiplied by four (4), (II) for the calculation of the Fixed Charge Coverage Ratio as of the second Fiscal Quarter ending after the Closing Date, Fixed Charges for the two Fiscal Quarter period then ending will be multiplied by two (2) and (III) for the calculation of the Fixed Charge Coverage Ratio as of the third Fiscal Quarter ending after the Closing Date, Fixed Charges for the three Fiscal Quarter period then ending will be multiplied by one and one third (1 1/3).

“Consolidated Pre-Distribution Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDAR minus Consolidated Taxes minus ~~management fees paid by the Borrower pursuant to the Advisory Services Agreement minus~~ the greater of (i) Consolidated Maintenance Capital Expenditures (other than Specified Capital Expenditures) or (ii) 3.00% of total revenue of the Borrower and its Subsidiaries, in each case, for the period of the four Fiscal Quarters most recently ended to (b) Consolidated Fixed Charges for the period of the four Fiscal Quarters most recently ended; provided, however, that if fewer than four (4) Fiscal Quarters have elapsed since the Closing Date, then the relevant measurement period shall begin on the Closing Date. Notwithstanding the foregoing, for purposes of calculating the Consolidated Pre-Distribution Fixed Charge Coverage Ratio for the first, second and third Fiscal Quarters ending after the Closing Date, the Fixed Charges shall be annualized during such Fiscal Quarters such that (I) for the calculation of the Consolidated Pre-Distribution Fixed Charge Coverage Ratio as of the first Fiscal Quarter ending after the Closing Date, Fixed Charges for the Fiscal Quarter then ending will be multiplied by four (4), (II) for the calculation of the Fixed Charge Coverage Ratio as of the second Fiscal Quarter ending after the Closing Date, Fixed Charges for the two Fiscal Quarter period then ending will be multiplied by two (2) and (III) for the calculation of the Fixed Charge Coverage Ratio as of the third Fiscal Quarter ending after the Closing Date, Fixed Charges for the three Fiscal Quarter period then ending will be multiplied by one and one third (1 1/3).

“Consolidated Rent Expense” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the aggregate amount of rent or lease expense paid in cash during such period, as determined in accordance with GAAP.

“Consolidated Scheduled Funded Debt Payments” means for any period for the Borrower and its Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Debt, as determined in accordance with GAAP. For purposes of this definition, “scheduled payments of principal” (a) shall be determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period, (b) shall be deemed to include the Attributable Principal Amount in respect of Capital Leases, Securitization Transactions, Sale and Leaseback Transactions and Synthetic Leases and (c) shall not include any voluntary prepayments or mandatory prepayments required pursuant to Section 2.11.

“Consolidated Taxes” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the aggregate of amount all income taxes, as determined in accordance with GAAP.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit 2.8.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement (including all amendments to this Agreement), each Note, any Letter of Credit, the Collateral Documents, any Guarantor Joinder Agreement, ~~the Advisory Fee Subordination Agreement,~~ the Fee Letter, any Auto Borrow Agreement, any document executed and delivered by the Borrower and/or any other Credit Party pursuant to which any Aggregate Revolving Commitments are increased pursuant to Section 2.18 or an additional Term Loan is established pursuant to Section 2.18, and, to the extent evidencing or securing the Obligations and specifically designated as a “Credit Document”, all other documents, instruments or agreements executed and delivered by any Credit Party for the benefit of any Agent, the Issuing Bank or any Lender in connection herewith or therewith, and including for the avoidance of doubt, any Guarantor Joinder Agreement (but specifically excluding any Secured Swap Agreements and Secured Treasury Management Agreements).

“Credit Extension” means the making of a Loan or the issuing of a Letter of Credit.

“Credit Parties” means, collectively, the Borrower and each Guarantor. For the avoidance of doubt, any Guarantor that becomes an Unrestricted Subsidiary and delivers a fully-executed release, in form and substance satisfactory to the Administrative Agent, shall no longer be a “Credit Party”.

“Cure Amount” means as defined in Section 9.4(b).

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Debt Transaction” means, with respect to the Borrower or any of its Restricted Subsidiaries, any sale, issuance, placement, assumption or guaranty of Funded Debt, whether or not evidenced by a promissory note or other written evidence of Indebtedness, except for Funded Debt permitted to be incurred pursuant to Section 8.1.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” means an interest rate equal to (a) with respect to Obligations other than Adjusted LIBOR Rate Loans (including Base Rate Loans referencing the LIBOR Index Rate) and the Letter of Credit Fee, the Base Rate plus the Applicable Margin, if any, applicable to such Loans plus two percent (2%) per annum, (b) with respect to Adjusted LIBOR Rate Loans (including Base Rate Loans referencing the LIBOR Index Rate), the Adjusted LIBOR Rate plus the Applicable Margin, if any, applicable to Adjusted LIBOR Rate Loans plus two percent (2%) per annum and (c) with respect to the Letter of Credit Fee, the Applicable Margin applicable to Adjusted LIBOR Rate Loans plus two percent (2%) per annum.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Bank, the Swingline Lender and each Lender.

“ Delayed Consent Credit Party” means any Credit Party that holds (including by a leasehold interest) a Delayed Consent Property.

“ Delayed Consent Property” means any Qualified Asset that is subject to a lease (including any Ground Lease) or other agreement the transfer of which in connection with the Sun Acquisition Agreement requires a consent from the applicable lessor or other third party that has not been received prior to the date of the Sun Closing.

“ Delayed Consent Property Acquisition” has the meaning specified on Schedule V.

“Delayed Consent Properties Disposition” has the meaning specified on Schedule V.

“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provides for the scheduled payment of dividends in cash unless such payments are (in the documentation evidencing such Equity Interests) expressly subject to the Borrower’s or any Subsidiaries’ compliance with this Agreement or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interest that would constitute Disqualified Equity Interest, in each case for clauses (a) through (d) above, prior to the date that is ninety-one (91) days after the latest maturity date in effect for Loans hereunder at the time of issuance of such Equity Interest.

“Dollars” and the sign “$” mean the lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.

“Earn Out Obligations” means, with respect to an Acquisition, all obligations of the Borrower or any Subsidiary to make earn out or other contingency payments in cash (including purchase price adjustments, non-competition and consulting agreements, or other indemnity obligations) pursuant to the documentation relating to such Acquisition. The amount of any Earn Out Obligations at the time of determination shall be the aggregate amount, if any, of such Earn Out Obligations that are required at such time under GAAP to be recognized as liabilities on the consolidated balance sheet of the Borrower.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.5(b), subject to any consents and representations, if any as may be required therein. For the avoidance of doubt, any Competitor is subject to Section 11.5(f).

“Environmental Claim” means any known investigation, written notice, notice of violation, written claim, action, suit, proceeding, written demand, abatement order or other written order or directive (conditional or otherwise), by any Person arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to (x) human health or safety (arising from exposure to any Hazardous Materials) or (y) natural resources or the environment.

“Environmental Laws” means any and all current or future federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other written legally enforceable requirements of Governmental Authorities relating to (a) any Hazardous Materials Activity; (b) the generation, use, storage, transportation or disposal of Hazardous Materials; or (c) protection of human health and the environment from pollution, in any manner applicable to any Credit Party or any of its Subsidiaries or their respective Facilities.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Credit Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which Borrower or any Subsidiary assumed liability with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

~~“Equity Investors” means the Specified Holders and certain other holders of Equity Interests in the Borrower.~~

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended to the date hereof and from time to time hereafter, any successor statute, and the regulations thereunder.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code), the failure to make by its due date any minimum required contribution or any required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make by its due date any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal from any Pension Plan with two (2) or more contributing sponsors or the termination of any such Pension Plan, in either case resulting in material liability pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition reasonably likely to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, to the extent that such imposition will likely result in a Material Adverse Effect; (g) to the extent that such events are likely to result in a Material Adverse Effect, the withdrawal of any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan, or the receipt by any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it is in “critical” or “endangered” status within the meaning of Section 103(f)(2)(G) or ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the imposition of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Pension Plan, to the extent that such imposition is likely to result in a Material Adverse Effect; (i) the assertion of a material claim (other than routine claims for benefits and funding obligations in the ordinary course) against any Pension Plan other than a Multiemployer Plan or the assets thereof, or against any Person in connection with any Pension Plan such Person sponsors or maintains, to the extent that such assertion is likely to result in a Material Adverse Effect; (j) receipt from the Internal Revenue Service of a final written determination of the failure of any Pension Plan intended to be qualified under Section 401(a) of the Internal Revenue Code to qualify under Section 401(a) of the Internal Revenue Code, or the receipt from the Internal Revenue Service of a written determination of the failure of any trust forming part of any such plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (k) the imposition of a lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to Section 303(k) or 4068 of ERISA.

“Estimated Qualified Asset Closing Date” means as defined in Section 7.20(h).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means each of the conditions or events set forth in Section 9.1.

“Event of Loss” means, with respect to any Qualified Asset, any of the following: (a) any loss or destruction of, or damage to, all or any of such Qualified Asset that (x) results in a loss on a pro forma basis (giving effect to any such loss) of Net Operating Income of 50% or more compared to the Net Operating Income prior to any such event and (y) renders such Qualified Asset non-operational in any material respect for a period of ninety (90) consecutive days or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise of such Qualified Asset, or confiscation of such Qualified Asset or the requisition of such Qualified Asset by a Governmental Authority or any Person having the power of eminent domain, or any voluntary transfer of such Qualified Asset or any material portion thereof in lieu of any such condemnation, seizure or taking, in each case, (x) results in a loss on a pro forma basis (giving effect to any such event or loss) of Net Operating Income of 50% or more compared to the Net Operating Income prior to any such event and (y) renders such Qualified Asset non-operational in any material respect for a period of ninety (90) consecutive days.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Accounts” means (a) deposit and/or securities accounts the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the Borrower to be paid to the IRS or state or local government agencies within the following two months with respect to employees of any of the Credit Parties or (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Credit Parties, (b) all segregated deposit and/or securities accounts established as and constituting (and the balance of which consists solely of funds set aside in connection with) taxes accounts, payroll accounts and trust accounts, (c) any deposit and/or securities account maintained in a jurisdiction outside of the United States and (d) any inactive deposit and/or securities accounts for so long as such accounts are inactive.

“Excluded Property” means, with respect to the Borrower and each other Credit Party, including any Person that becomes a Credit Party after the Closing Date as contemplated by Section 7.14, (a) any Excluded Account, (b) any owned or leased Real Estate Asset, (c) any personal property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not (i) governed by the UCC or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (d) the Equity Interests of any direct Foreign Subsidiary of the Borrower or any other Credit Party to the extent not required to be pledged to secure the Obligations pursuant to Section 7.12(a), (e) any property which, subject to the terms of Section 8.3, is subject to a Lien of the type described in Section 8.2(m) pursuant to documents which prohibit the Borrower from granting any other Liens in such property, (f) any property to the extent that the grant of a security interest therein would violate Applicable Laws, require a consent not obtained of any Governmental Authority, or constitute a breach of or default under, or result in the termination of or require a consent not obtained under, any contract, lease, license or other agreement evidencing or giving rise to such property, or result in the invalidation thereof or provide any party thereto with a right of termination (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the applicable UCC or any other Applicable Law or principles of equity), (g) any certificates, licenses and other authorizations issued by any Governmental Authority to the extent that Applicable Laws prohibit the granting of a security interest therein, (h) the Equity Interests of any Unrestricted Subsidiary, (i) any real property of SHM Cabrillo Isle, LLC, the ground lease relating to the property located at 1450 Harbor Island Drive, San Diego, California 92101 or the Equity Interests of SHM Cabrillo Isle, LLC, in each case, to the extent the grant of a Lien on, a security interest in or the pledge of such assets requires the consent of the lessor under any ground lease relating to the property located at 1450 Harbor Island Drive, San Diego, California 92101; provided that, the foregoing shall not affect the inclusion of such Marina Property in the Borrowing Base to the extent such property otherwise qualifies as a “Qualified Asset” and SHM Cabrillo Isle, LLC remains a Guarantor hereunder and (j) any proceeds and products of any and all of the foregoing excluded property described in clauses (a) through (i) above only to the extent such proceeds and products would constitute property or assets of the type described in clauses (a) through (i) above; provided, however, that the security interest granted to the Collateral Agent under the Pledge and Security Agreement or any other Credit Document shall attach immediately to any asset of any Obligor (as defined in the Pledge and Security Agreement) at such time as such asset ceases to meet any of the criteria for “Excluded Property” described in any of the foregoing clauses (a) through (j) above.

“Excluded Subsidiary” means any Subsidiary of the Borrower that is (a) a Foreign Subsidiary, (b) an Unrestricted Subsidiary, (c) a FSHCO, (d) not a Wholly-Owned Subsidiary of the Borrower or one or more of its Wholly-Owned Restricted Subsidiaries, (e) an Immaterial Subsidiary that is designated as such by the Borrower in a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent, (f) established or created pursuant to Section 8.6(j) and meeting the requirements of the proviso thereto; provided that such Subsidiary shall only be an Excluded Subsidiary for the period immediately prior to such acquisition, (g) prohibited by applicable law, rule or regulation from guaranteeing the credit facilities established hereunder, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee in each case, unless, such consent, approval, license or authorization has been received (but without obligation to seek the same), in each case so long as the Administrative Agent shall have received a certification from the Borrower’s general counsel or an Authorized Officer of the Borrower as to the existence of such prohibition or consent, approval, license or authorization requirement, (h) prohibited from guaranteeing the Obligations by any contractual obligation in existence (x) on the Closing Date or (y) at the time of the acquisition of such Subsidiary after the Closing Date (to the extent such prohibition was not entered into in contemplation of such acquisition), (i) a Subsidiary with respect to which a guarantee by it of the Obligations would result in a material adverse tax consequence to the Borrower or the Restricted Subsidiaries, as reasonably determined by the Borrower in consultation with the Administrative Agent, (j) a not-for-profit Subsidiary, (k) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of guaranteeing the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (l) any Subsidiary regulated as an insurance company and (m) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC or a FSHCO; provided that, notwithstanding the above, if a Subsidiary executes this Agreement as a “Guarantor” then it shall not constitute an “Excluded Subsidiary” (unless released from its obligations under the Guaranty as a “Guarantor” in accordance with the terms hereof).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant under a Credit Document by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.8 hereof and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Agreement, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Agreements for which such Guaranty or security interest becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized, in which it has its principal office or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.3(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreements” means (i) the SHM Credit Agreement, (ii) that certain Amended and Restated Credit Agreement (as amended, restated, supplemented, replaced or otherwise modified from time to time), dated as of February 16, 2017, by and among SHM Ventura Isle, LLC, the lenders from time to time party thereto and Citizens Bank, N.A., as administrative agent and collateral agent and (iii) that certain Credit Agreement (as amended, restated, supplemented, replaced or otherwise modified from time to time), dated as of April 21, 2016, by and among SHM Cabrillo Isle, LLC, the lenders from time to time party thereto and Citizens Bank, N.A., as administrative agent and collateral agent.

“Existing Letter of Credit” means each of the letters of credit described by applicant, date of issuance, letter of credit number, amount, beneficiary and the date of expiry on Schedule II.

“Existing Term Facility” means as defined in Section 2.18(c)(vii).

“Extension Option” means as defined in Section 2.19.

“Facility” means any real property including all buildings, fixtures or other improvements located on such real property now, hereafter or heretofore owned, leased, operated or used by the Borrower or any of its Subsidiaries or any of their respective predecessors.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher one one-hundredth of one percent (1/100 of 1%)) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Citizens Bank, N.A. or any other Lender selected by the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means that certain letter agreement dated September 13, 2019 between the Borrower and Citizens Bank, N.A.

“Financial Covenant Calculation Certificate” means a certificate in the form of Exhibit 1.6 (or other writing in form and substance satisfactory to the Administrative Agent) from an Authorized Officer of the Borrower.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

“First Amendment” means that certain First Amendment, dated as of the First Amendment Effective Date, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto, and CITIZENS BANK, N.A., as Administrative Agent and Collateral Agent.

“First Amendment Effective Date” means October 11, 2019.

“First Amendment Term Loan” means as defined in Section 2.1(c).

“First Amendment Term Loan Commitment” means, for each Lender, the commitment of such Lender to make a portion of the First Amendment Term Loan hereunder. The First Amendment Term Loan Commitment of each Lender as of the First Amendment Effective Date is set forth on Appendix A. The aggregate principal amount of the First Amendment Term Loan Commitments of all of the Lenders as in effect on the First Amendment Effective Date is FIVE HUNDRED MILLION DOLLARS ($500,000,000).

“First Amendment Term Loan Commitment Percentage” means, for each Lender, a fraction (expressed as a percentage carried to the ninth decimal place), (a) the numerator of which is the outstanding principal amount of such Lender’s portion of the First Amendment Term Loan, and (b) the denominator of which is the aggregate outstanding principal amount of the First Amendment Term Loan. The initial First Amendment Term Loan Commitment Percentage of each Lender as of the First Amendment Effective Date is set forth on Appendix A.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on December 31 of each calendar year.

“Fixed Charges” means as defined in the definition of “Consolidated Post-Distribution Fixed Charge Coverage Ratio”.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding Letter of Credit Obligations with respect to Letters of Credit issued by the Issuing Bank other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Commitment Percentage of outstanding Swingline Loans made by the Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“FSHCO” shall mean any Domestic Subsidiary that has no material assets other than Equity Interests in one or more Foreign Subsidiaries that are CFCs.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations for borrowed money, whether current or long-term (including the Obligations hereunder), all obligations evidenced by bonds (excluding surety bonds), debentures, notes, loan agreements or other similar instruments;

(b) all obligations in respect of purchase money Indebtedness and the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than sixty (60) days after the date on which such trade account payable was created), but excluding any Earn Out Obligations;

(c) all obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties);

(d) the Attributable Principal Amount of Capital Leases, Synthetic Leases, Sale and Leaseback Transactions and Securitization Transactions;

(e) all Disqualified Equity Interests;

(f) all Funded Debt described above of others secured by (or for which the holder of such Funded Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

(g) all Guarantees in respect of Funded Debt described above of another Person; and

(h) Funded Debt described above of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.

For purposes hereof, the amount of Funded Debt shall be determined (x) based on the outstanding principal amount in the case of borrowed money indebtedness under clause (a) and purchase money Indebtedness and the deferred purchase obligations under clause (b), (y) based on the maximum amount available to be drawn in the case of letter of credit obligations and the other obligations under clause (c), and (z) based on the amount of Funded Debt that is the subject of the Guarantees in the case of Guarantees under clause (g).

“Funding Notice” means a notice substantially in the form of Exhibit 2.1.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, accounting principles generally accepted in the United States in effect as of the date of determination thereof.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank and any group or body charged with setting financial accounting or regulatory capital rules or standards).

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Ground Lease” means, at any time, a ground lease under which a Credit Party or any Subsidiary thereof is the lessee.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” means as defined in Section 4.1.

“Guarantor Joinder Agreement” means a guarantor joinder agreement substantially in the form of Exhibit 7.14 delivered by a Domestic Subsidiary of the Borrower pursuant to Section 7.14.

“Guarantors” means (a) as of the Closing Date, each Person identified as a “Guarantor” on the signature pages hereto, (b) each other Person (other than an Excluded Subsidiary) that joins as a Guarantor pursuant to Section 7.14, (c) with respect to (i) Secured Swap Obligations, (ii) Secured Treasury Management Obligations, and (iii) Swap Obligations of a Specified Credit Party (determined before giving effect to Sections 4.1 and 4.8) under the Guaranty hereunder, the Borrower, and (d) their successors and permitted assigns.

“Guaranty” means the Guarantee made by the Guarantors in favor of the Administrative Agent, the Lenders and the other holders of the Obligations pursuant to Section 4.

“Hazardous Materials” means any hazardous substances defined by the Comprehensive Environmental Response Compensation and Liability Act, 42 USCA 9601, et. seq., as amended (“CERCLA”), including any hazardous waste as defined under 40 C.F.R. Parts 260-270, gasoline or petroleum (including crude oil or any fraction thereof), asbestos or polychlorinated biphenyls.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under Applicable Laws relating to any Lender which are currently in effect or, to the extent allowed under such Applicable Laws, which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than Applicable Laws now allow.

“Immaterial Subsidiary” shall mean any Restricted Subsidiary of the Borrower that, as of the date of the most recent financial statements required to be delivered pursuant to Section 7.1(a) or (b), has, when taken together with all other Immaterial Subsidiaries, revenues for the period of four consecutive fiscal quarters ending on such date of less than 5.0% of the combined revenues of the Borrower and its Restricted Subsidiaries for such period.

“Implied Debt Service” shall mean, on any date of determination, an amount equal to the annual principal and interest payment on a loan in an amount equal to the then aggregate outstanding principal amount of the Loans with interest accruing at an interest rate based on the greatest of (a) the then current annual yield on ten (10) year obligations issued by the United States Treasury most recently prior to the date of determination plus 2.00%, plus principal amortizing on a mortgage-style principal amortization schedule with monthly payments over a twenty five (25) year period, (b) the actual interest rate applicable to the Loans as of the last day of the most recent Fiscal Quarter, plus principal amortizing on a mortgage-style principal amortization schedule with monthly payments over a twenty five (25) year period, and (c) a fixed rate of eight percent (8.00%) per annum. The determination of the Implied Debt Service and the components thereof shall be determined by the Borrower in good faith.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all Funded Debt;

(b) all Earn Out Obligations (other than any Earn Out Obligations to the extent payable in Equity Interests of the Borrower) recognized as a liability on the balance sheet of the Borrower and its Subsidiaries in accordance with GAAP;

(c) net obligations under any Swap Agreement;

(d) all Guarantees in respect of Indebtedness of another Person; and

(e) all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

For purposes hereof, the amount of Indebtedness shall be determined based on Swap Termination Value in the case of net obligations under any Swap Agreement under clause (c).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” means as defined in Section 11.2(b).

“Index Rate” means, for any Index Rate Determination Date with respect to any Base Rate Loans determined by reference to the Index Rate, the rate per annum (rounded upward, if necessary, to the next whole multiple of thirty-second of one percent (1/32 of 1%)) equal to the offered rate for deposits of Dollars for a term coextensive with the designated Interest Period which the ICE Benchmark Administration (or any successor administrator of LIBOR rates) fixes as its LIBOR rate as of 11:00 a.m. London time on the day which is two London Banking Days prior to the beginning of such LIBOR Interest Period. If such day is not a London Banking Day, the Index Rate shall be determined on the next preceding day which is a

London Banking Day. If for any reason the Administrative Agent cannot determine such offered rate fixed by the then current administrator of LIBOR rates, the Administrative Agent may, in its sole but reasonable discretion, use an alternative method to select a rate calculated by the Administrative Agent to reflect its cost of funds. Notwithstanding anything contained herein to the contrary, the Index Rate shall not be less than zero.

“Index Rate Determination Date” means the Closing Date and the first Business Day of each calendar month thereafter; provided, however, that, solely for purposes of the definition of Base Rate, Index Rate Determination Date means the date of determination of the Base Rate.

“Initial Term Loan” means as defined in Section 2.1(b).

“Initial Term Loan Commitment” means, for each Lender, the commitment of such Lender to make a portion of the Initial Term Loan hereunder. The Initial Term Loan Commitment of each Lender as of the Closing Date is set forth on Appendix A. The aggregate principal amount of the Initial Term Loan Commitments of all of the Lenders as in effect on the Closing Date is THREE HUNDRED AND FIFTY MILLION DOLLARS ($350,000,000).

“Initial Term Loan Commitment Percentage” means, for each Lender, a fraction (expressed as a percentage carried to the ninth decimal place), (a) the numerator of which is the outstanding principal amount of such Lender’s portion of the Initial Term Loan, and (b) the denominator of which is the aggregate outstanding principal amount of the Initial Term Loan. The initial Initial Term Loan Commitment Percentage of each Lender as of the Closing Date is set forth on Appendix A.

“Intellectual Property” means all trademarks, service marks, trade names, copyrights, patents, patent rights, franchises related to intellectual property, licenses related to intellectual property and other intellectual property rights.

“Interest Payment Date” means with respect to (a) any Base Rate Loan and any Swingline Loan, the last Business Day of each calendar quarter, commencing on December 31, 2018 and the final maturity date of such Loan; and (b) any Adjusted LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three (3) months “Interest Payment Date” shall also include each date that is three (3) months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with an Adjusted LIBOR Rate Loan, an interest period of one (1), two (2), three (3) or six (6) months, or upon the consent of all applicable Lenders, such other period that is twelve (12) months or less, in each case subject to availability, as selected by the Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (a) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (i) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iv) of this definition, end on the last Business Day of a calendar month; (iii) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date and (iv) no Interest Period with respect to any Term Loan shall extend beyond any principal amortization payment date, except to the extent that the portion of such Term Loan comprised of Adjusted LIBOR Rate Loans that is expiring prior to the applicable principal amortization payment date plus the portion comprised of Base Rate Loans equals or exceeds the principal amortization payment then due; provided, further, that to the extent the Borrower has elected to borrow LIBOR Loans on the First Amendment Effective Date, the Interest Period may, at the election of the Borrower and with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), have a different duration (it being understood that any such Interest Period will be calculated based on the next longest Interest Period referred to above), such that such Interest Period will end on October 31, 2019.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of ~~1986.~~1986, as amended.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Joint Venture” shall mean any joint venture organized as a corporation, partnership, limited liability company, association or other corporate entity of any Credit Party, in each case, to the extent formed or acquired utilizing amounts permitted to be invested pursuant to Section 8.6(m). As of the First Amendment Effective Date, all Investment Joint Ventures are set forth on Schedule IV.

“Involuntary Disposition” means the receipt by the Borrower or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation awards payable by reason of theft, property loss, physical property destruction or damage, taking or similar event with respect to any of its Property, and that relate to events occurring on or after the date on which the Borrower or any of its Restricted Subsidiaries, as the case may be, acquires an interest in the property subject to such theft, loss, or destruction.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit 2.3.

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Issuing Bank and the Borrower (or any Restricted Subsidiary) or in favor of the Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means, as the context may require, (a) with respect to any Existing Letter of Credit, Citizens Bank, N.A. or Regions Bank and (b) with respect to all other Letters of Credit, Citizens Bank, N.A., and/or any Lender or an Affiliate thereof or a bank or other legally authorized Person, in each case, reasonably acceptable to the Administrative Agent and the Borrower, in such Person’s capacity as an issuer of Letters of Credit hereunder.

~~“Koch Sponsor” means Koch Poseidon Investments, LLC or any other entity that is directly or indirectly controlled by Koch Industries, Inc.~~

“Lead Arrangers” means Citizens Bank, N.A., U.S. Bank National Association, Regions Capital Markets, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, in their respective capacities as joint lead arrangers and joint book runners.

“Lender” means each financial institution with a Term Loan Commitment or a Revolving Commitment, together with its successors and permitted assigns. The initial Lenders are identified on the signature pages hereto and are set forth on Appendix A.

“Letter of Credit” means (a) any standby letter of credit issued hereunder and (b) any Existing Letter of Credit, in each case, as such letter of credit may be amended, modified, extended, renewed or replaced from time to time in accordance with the terms of this Agreement.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Bank.

“Letter of Credit Borrowing” means any Credit Extension resulting from a drawing under any Letter of Credit that has not been reimbursed or refinanced as a Borrowing of Revolving Loans.

“Letter of Credit Fees” means as defined in Section 2.10(b)(i).

“Letter of Credit Obligations” means, at any time, the sum of (a) the maximum amount available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referenced therein, plus (b) the aggregate amount of all drawings under Letters of Credit that have not been reimbursed by the Borrower, including Letter of Credit Borrowings. For all purposes of this Agreement, (i) amounts available to be drawn under Letters of Credit will be calculated as provided in Section 1.3(i), and (ii) if a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Letter of Credit Sublimit” means, as of any date of determination, the lesser of (a) FIFTY MILLION DOLLARS ($50,000,000) and (b) the aggregate unused amount of the Revolving Commitments then in effect.

“LIBOR” means the London Interbank Offered Rate.

“LIBOR Index Rate” means, for any Index Rate Determination Date, the rate per annum obtained by dividing (a) the Index Rate by (b) an amount equal to (i) one, minus (ii) the Applicable Reserve Requirement.

“LIBOR Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate or LIBOR Index Rate (including a Base Rate Loan referencing the LIBOR Index Rate), as applicable.

“LIBOR Successor Rate” has the meaning specified in Section 3.1(a)(ii).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative and yield protection matters as may be appropriate, in the reasonable discretion of the Administrative Agent (in consultation with the Borrower), to reflect the implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with then-prevailing market practice (or, if the Administrative Agent determines that implementation of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent reasonably determines in consultation with the Borrower).

“Lien” means (a) any lien, mortgage, pledge, collateral assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease, occupancy agreement or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (b) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Loan” means any Revolving Loan, Swingline Loan or Term Loan, and the Base Rate Loans and Adjusted LIBOR Rate Loans comprising such Loans.

“London Banking Day” means a day on which dealings in US dollars deposits are transacted in the London interbank market.

“Margin Stock” means as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Marina Property” means each marina asset or marina-related asset owned by the Borrower or its Subsidiaries or acquired by the Borrower or Subsidiary in a transaction permitted by this Agreement.

“Master Agreement” means as defined in the definition of “Swap Agreement”.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any of the Credit Documents, or of the ability of the Borrower or any Guarantor to perform its obligations under any Credit Document to which it is a party or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of any Credit Document to which it is a party.

“Material Contract” means any Contractual Obligation to which the Borrower or any of its Restricted Subsidiaries, or any of their respective assets, are bound (other than those evidenced by the Credit Documents) for which breach, non-performance, cancellation or failure to renew would reasonably be expected to have a Material Adverse Effect.

“Material Disposition” means any disposition or series of related dispositions with respect to any Qualified Asset or Qualified Assets that yields gross proceeds to the Borrower or any Credit Party in excess of $10,000,000 or that causes such Qualified Asset or Qualified Assets to cease to meet any of the Qualified Asset Criteria.

“Material Lease” means any lease by the Borrower or a Subsidiary, as lessor, with a Tenant, as lessee, which (a) demises 20,000 rentable square feet or more of space within any buildings or other improvements on any Real Estate Asset, (b) has a remaining term, at the time of determination, of five years or more (including any renewals or options for renewal), and (c) has an annual fixed rent of at least $200,000 for each year of the term. For purposes of determining whether a lease with a Tenant is a Material Lease, the rentable square footage of the buildings and/or other improvements leased by the Tenant shall be included in the above-referenced calculation and not the surface land area to be leased pursuant to such lease.

“Minimum Borrowing Base Asset Value Condition” means as defined in Section 7.21(b).

“Minimum Qualified Assets Condition” means as defined in Section 7.21(a).

“MNPI” means, with respect to any Person, information and documentation that is (a) of a type that would not be publicly available (and could not be derived from publicly available information) if such Person and its Subsidiaries were public reporting companies and (b) if such Person and its Subsidiaries were public reporting companies, material with respect to such Person, its Subsidiaries or the respective securities of such Person and its Subsidiaries for purposes of United States Federal and state securities laws, in each case, assuming such laws were applicable to such Person and its Subsidiaries.

“Moody’s” means Moody’s Investor Services, Inc., together with its successors.

“Multiemployer Plan” means any “multiemployer plan” as defined in Section 3(37) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed to by, any Credit Party or any of its ERISA Affiliates or with respect to which any Credit Party or any of its ERISA Affiliates previously sponsored, maintained or contributed to or was required to contributed to, and still has liability.

“Negative Pledge” a provision of any document, instrument or agreement (including any governing or organizational document), other than this Agreement or any other Credit Document, that prohibits, restricts or limits, or purports to prohibit, restrict or limit, the creation or assumption of any Lien on any assets of a Person as security for the Indebtedness of such Person or any other Person; provided, however, that (a) an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge and (b) customary contractual restrictions in a lease (including Ground Leases) relating to the granting of a Lien on the applicable leasehold interest or leased property shall not constitute a Negative Pledge.

“Net Cash Proceeds” means the aggregate proceeds paid in cash or Cash Equivalents received by the Borrower or any of its Restricted Subsidiaries in connection with any Asset Sale, Involuntary Disposition, Debt Transaction, or Securitization Transaction, net of (a) direct costs incurred or estimated costs for which reserves are maintained, in connection therewith (including legal, accounting and investment banking and consulting fees and expenses, sales commissions and underwriting discounts); (b) estimated taxes paid or payable (including sales, use, transfer or other transactional taxes and any net marginal increase in income taxes) as a result thereof; and (c) the amount required to retire any Indebtedness secured by a Permitted Lien on the related property. For purposes hereof, “Net Cash Proceeds” includes any cash or Cash Equivalents received upon the disposition of any non-cash consideration received by the Borrower or any of its Restricted Subsidiaries in any Asset Sale, Involuntary Disposition, Debt Transaction, or Securitization Transaction.

“Net Operating Income” means, for any period, for any Marina Property or other Real Estate Asset, the sum of the following (without duplication and determined on a consistent basis with prior periods, including on a consistent basis with the financial statements of the Borrower and its Subsidiaries delivered to the Lead Arrangers prior to the Closing Date): (a) rents and other revenues received or earned in the ordinary course of business (including, without limitation, revenue received or earned in respect of service and repair of marine vessels, cabin and boat rentals, brokerage and referral fees, commercial lease income, retail sales, fuel sales, restaurant sales, and other property related use fees or income) from or in connection with such Marina Property or other Real Estate Asset (including proceeds of rent loss (but not in excess of the rent otherwise payable) or business interruption insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all expenses paid (excluding interest expense, income taxes, depreciation and amortization (for the avoidance of doubt including any capital expenditures), audit costs, software and technology costs, non-cash expenses and other corporate-level marketing, legal and professional fees, but including an appropriate accrual for expenses related to the ownership, operation or maintenance of such Marina Property or other Real Estate Asset during the relevant period (including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, local marketing expenses, and general and other property-level administrative expenses (including property-level legal, accounting, advertising, marketing and other expenses incurred in connection with such Marina Property or other Real Estate Asset, but specifically excluding general corporate-level overhead expenses of the Borrower or any Subsidiary and any property management fees)). For purposes of calculating the Borrowing Base Debt Service Coverage Ratio, the Net Operating Income of any Qualified Asset owned by the Borrower or any other Credit Party for less than one year shall be the underwritten net operating income of such Qualified Asset, as reasonably determined by the Borrower in consultation with the Administrative Agent, for the first year of ownership of such Qualified Asset.

“Non-Consenting Lender” means as defined in Section 2.17.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a Revolving Loan Note, a Swingline Note or a Term Loan Note.

“Obligations” means all obligations, indebtedness and other liabilities of every nature of each Credit Party from time to time owed to the Agents (including former Agents), the Issuing Bank, the Lenders (including former Lenders in their capacity as such) or any of them, the Qualifying Swap Banks and the Qualifying Treasury Management Banks, under any Credit Document, Secured Swap Agreement or Secured Treasury Management Agreement, together with all renewals, extensions, modifications or refinancings of any of the foregoing, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Swap Agreements, fees, expenses, indemnification or otherwise; provided, however, that the “Obligations” of a Credit Party shall exclude any Excluded Swap Obligations with respect to such Credit Party. Notwithstanding anything to the contrary contained above, (x) obligations of any Credit Party under any Secured Swap Agreement or any Secured Treasury Management Agreement shall be secured and guaranteed pursuant to the Credit Documents only to the extent that, and for so long as, the Obligations (other than any Obligations with respect to any Secured Swap Agreements and any Secured Treasury Management Agreements) are so secured and guaranteed and (y) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under any Secured Swap Agreement or any Secured Treasury Management Agreement.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“OP Units” means units of limited partnership interest in the operating partnership of any real estate investment trust.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its articles of organization, certificate of formation or comparable documents, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).

“Outstanding Amount” means (a) with respect to Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans and Swingline Loans, as the case may be, occurring on such date; (b) with respect to any Letter of Credit Obligations on any date, the aggregate outstanding amount of such Letter of Credit Obligations on such date after giving effect to any Credit Extension of a Letter of Credit occurring on such date and any other changes in the amount of the Letter of Credit Obligations as of such date, including as a result of any reimbursements by the Borrower of any drawing under any Letter of Credit; and (c) with respect to any Term Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of such Term Loan on such date.

“Parent” means Sun Communities Operating Limited Partnership, a Michigan limited partnership.

“Parent LP Agreement” means that certain Fourth Amended and Restated Agreement of Limited Partnership of Sun Communities Operating Limited Partnership, dated January 31, 2019, as amended, as in effect on the Second Amendment Effective Date.

“ Participant” means as defined in Section 11.5(d).

“Participant Register” means as defined in Section 11.5(d).

“Patriot Act” means as defined in Section 6.15(f).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA and which is sponsored, maintained or contributed to by, or required to be contributed to by, any Credit Party or any of its ERISA Affiliates or with respect to which any Credit Party or any of its ERISA Affiliates previously sponsored, maintained or contributed to, or was required to contribute to, and still has liability.

“Permitted Acquisition” means any Acquisition that satisfies the following conditions:

(a) the Property acquired (or the Property of the Person acquired) in such Acquisition is a business or is used or useful in a business permitted under Section 8.15;

(b) in the case of an Acquisition of the Equity Interests, (i) the board of directors (or other comparable governing body) of such other Person shall have approved the Acquisition and (ii) such Person shall be organized and existing under the laws of any state of the United States or the District of Columbia;

(c) solely to the extent that the total consideration for such Acquisition is greater than $20,000,000, the Borrower shall have delivered to the Administrative Agent not less than five (5) Business Days (or such shorter period of time agreed to by the Administrative Agent) nor more than ninety (90) days prior to the date of such Acquisition, (i) notice of such Acquisition, (ii) a statement executed by the Borrower (supported by reasonable detail) setting forth the total cash and non-cash consideration to be paid or incurred in connection with the proposed Acquisition, accompanied by (A) a statement setting forth a calculation of the ratio in Section 8.8(a) and (B) such other information as the Administrative Agent or the Lenders shall reasonably request and (iii) copies of all material documents relating to such Acquisition (including the acquisition agreement and any related document) in each case in final or substantially final form, and reasonably available historical financial information (including income statements, balance sheets and cash flows) covering at least three (3) complete Fiscal Years of the acquisition target, if reasonably available, prior to the effective date of the Acquisition or the entire credit history of the acquisition target, whichever period is shorter, in each case in form and detail reasonably satisfactory to the Administrative Agent; and

(d) (i) no Default or Event of Default shall exist and be continuing immediately before or immediately after giving effect thereto and (ii) solely to the extent that the total consideration for such Acquisition is greater than $20,000,000, at least five (5) Business Days prior to the consummation of such Acquisition, an Authorized Officer of the Borrower shall provide a compliance certificate, in form and detail reasonably satisfactory to the Administrative Agent, affirming compliance with each of the items set forth in clauses (a), (b) and (c) hereof.

“Permitted Liens” means each of the Liens permitted pursuant to Section 8.2.

“Permitted Refinancing” means any extension, renewal or replacement of any existing Indebtedness so long as any such renewal, refinancing and extension of such Indebtedness (a) has market terms and conditions, (b) has an average life to maturity that is equal to or greater than that of the Indebtedness being extended, renewed or refinanced, (c) does not include an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (d) remains subordinated, if the Indebtedness being refinanced or extended was subordinated to the prior payment of the Obligations, such extended, renewed or refinanced Indebtedness, (e) does not exceed in a principal amount the Indebtedness being renewed, extended or refinanced plus accrued interest, premiums, fees and expenses (including any original issue discount and upfront fees) incurred in connection therewith, and (f) is not incurred, created or assumed, if any Default or Event of Default has occurred and continues to exist or would result therefrom.

“Permitted REIT Disposition” means the disposition to a real estate investment trust of all or any portion of the Equity Interests in any Guarantor that owns any Marina Property or other Real Estate Asset in exchange for cash and/or OP Units in such real estate investment trust’s operating partnership (directly or indirectly) and where the Borrower or any other Credit Party retains control of the operations of such Marina Property or Real Estate Asset, as applicable.

“Permitted Subordinated Indebtedness” means any unsecured Indebtedness of the Borrower or any Subsidiary that (a) is expressly subordinated to the prior payment in full in cash of all of the Obligations on terms and conditions reasonably acceptable to the Administrative Agent, (b) has a maturity date no earlier than the date that is ninety-one (91) days after the latest maturity date of any then existing Term Loan, (c) has no scheduled amortization or payment of principal or payment of cash interest prior to the date that is ninety-one (91) days after the latest maturity date of any then existing Term Loan and (d) has no financial covenants and has other terms and conditions applicable to it that, when taken as a whole, are not materially less favorable to the Credit Parties or any of their respective Subsidiaries than, and are not more restrictive than, the terms, covenants and/or default provisions contained in the Credit Documents and are otherwise reasonably acceptable to the Administrative Agent.

“Permitted Tax Distributions” means, for such period that the Borrower is treated as a pass-through entity under the Code, cash dividends or distributions made to the holders of the Borrower’s Equity Interests not to exceed the amount necessary to provide such holders with funds to pay, at the highest applicable marginal Tax rate for any holder, any federal, state or local income Taxes for the current period as a result of the items of income, gain, loss and deduction of the Borrower allocated to such holders.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” has the meaning specified in Section 11.5(f).

“Platform” means as defined in Section 11.1(d).

“Pledge and Security Agreement” means the Pledge and Security Agreement dated as of the Closing Date given by the Credit Parties, as pledgors, to the Collateral Agent for the benefit of the holders of the Obligations (as defined therein), and any other pledge agreements or security agreements that may be given by any Person pursuant to the terms hereof, in each case as the same may be amended and modified from time to time.

“Prime Rate” means the per annum rate which the Administrative Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time. The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers.

“Principal Office” means, for the Administrative Agent, the Swingline Lender and the Issuing Bank, such Person’s “Principal Office” as set forth on Appendix B, or such other office as it may from time to time designate in writing to the Borrower and each Lender.

“Pro Forma Basis” means, for purposes of calculating the financial covenants set forth in Section 8.8 (other than the Consolidated Pre-Distribution Fixed Charge Coverage Ratio and, subject to the last sentence of this definition, the Consolidated Post-Distribution Fixed Charge Coverage Ratio) that any Asset Sale, Material Disposition, Involuntary Disposition, Acquisition, increase in the Aggregate Revolving Commitments or establishment of an additional Term Loan pursuant to Section 2.18 or Restricted Payment, or any other transaction subject to calculation on a Pro Forma Basis as indicated herein, shall be deemed to have occurred as of the first day of the most recent four Fiscal Quarter period preceding the date of such transaction for which the Borrower was required to deliver financial statements pursuant to Section 7.1(a) or (b). In connection with the foregoing, (i) with respect to any Asset Sale or Involuntary Disposition, income statement and cash flow statement items (whether positive or negative) attributable to the property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) with respect to any Acquisition, income statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1 and (B) such items are supported by financial statements or other information satisfactory to the Administrative Agent. Notwithstanding the foregoing, it is understood and agreed that the calculation of the Consolidated Post-Distribution Fixed Charge Coverage Ratio for purposes of Section 8.4(~~f~~e) only shall be made on a Pro Forma Basis solely with respect to (a) any Restricted Payment to be made pursuant to such Section 8.4(~~f~~e) and (b) any Restricted Payment made pursuant to Section 8.4(~~f~~e) during the earliest Fiscal Quarter of the most recent four Fiscal Quarter period for which the Borrower was required to deliver financial statements pursuant to Section 7.1(a) or (b) preceding the date of such transaction (for example, if a Restricted Payment pursuant to Section  8.4(~~f~~e ) is to be made on October 15, 2018, then (x) all components of such calculation, other than the Restricted Payments made in cash in the numerator (i.e., Consolidated EBITDAR, Consolidated Taxes, Consolidated Maintenance Capital Expenditures, Specified Capital Expenditures, total revenue and Consolidated Fixed Charges) shall be calculated as of June 30, 2018 using the financial statements and Compliance Certificate delivered to the Administrative Agent for such period pursuant to Section 7.1(a) minus any Restricted Payment made pursuant to Section 8.4(~~f~~e) during the Fiscal Quarter ended September 30, 2017 and (y) such Restricted Payments to be made in cash shall be calculated after giving effect to the Restricted Payment to occur on October 15, 2018).

“Property” means an interest of any kind in any property or asset, whether real, personal or mixed, and whether tangible or intangible.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Asset” means (a) each Marina Property or other Real Estate Asset listed on Schedule III as of the First Amendment Effective Date, and (b) any other Marina Property or other Real Estate Asset that satisfies the Qualified Asset Criteria at all times during which such Marina Property or other Real Estate Asset is included in the Borrowing Base, including (i) any Marina Property or other Real Estate Asset which subsequently becomes a Qualified Asset in accordance with Section 7.20, (ii) any Marina Property or other Real Estate Asset that is owned by an Investment Joint Venture that subsequently becomes a Wholly-Owned Subsidiary of any Credit Party and whose Marina Property or other Real Estate Asset becomes a Qualified Asset in accordance with Section 7.20 and (iii) any Substantially Completed Asset Under Development that subsequently becomes a Qualified Asset in accordance with Section 7.20, but excluding (x) any Qualified Asset which is removed by the Administrative Agent in accordance with Section 7.19(b) or (y) any Qualified Asset which is released in accordance with Section 7.19(a).

“Qualified Asset Criteria” means the following criteria: (a) such Marina Property or other Real Estate Asset is owned (fee or leasehold) by the Borrower or any other Credit Party; (b) such Marina Property or other Real Estate is located (x) in the United States or (y) such other jurisdiction approved by the Required Lenders, (c) such Marina Property or other Real Estate Asset is not subject to any Lien or any Negative Pledge (other than (x) Liens and Negative Pledges created under the Credit Documents or as permitted by Section 8.3 of this Agreement and (y) Liens permitted under Section 8.2(b), (c), (d), (e), (f) and (j)); (d) such Marina Property or other Real Estate Asset is free of any material defects and any material Environmental Liabilities and is in material compliance with all Environmental Laws; (e) the

Administrative Agent shall have received and completed a satisfactory due diligence review of such Marina Property or other Real Estate Asset (consistent with the Administrative Agent’s review of similar Qualified Assets included in the Borrowing Base) as the Administrative Agent may reasonably require with respect to such Marina Property or other Real Estate Asset (with the Borrower delivering any diligence materials reasonably requested by the Administrative Agent to the Administrative Agent which diligence materials the Administrative Agent shall, subject to any confidentiality requirements, promptly provide to the Lenders following receipt thereof); (f) such asset is used in a business permitted under Section 8.15; and (g) the Borrower has delivered a certificate of an Authorized Officer certifying that such Marina Property or other Real Estate Asset satisfies the foregoing requirements (other than clause (e)).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that, at the time the Guaranty (or grant of security interest, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or such other Credit Party as constitutes an “eligible contract participant” under the Commodity Exchange Act and which may cause another Person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying Equity Interests” means Equity Interests other than Disqualified Equity Interests.

“Qualifying Swap Bank” means (a) any of Citizens Bank, N.A. and its Affiliates, and (b) any Person that (i) at the time it enters into a Swap Agreement, is a Lender or an Affiliate of a Lender, or (ii) in the case of a Swap Agreement in effect on or prior to the Closing Date, is, as of the Closing Date or within thirty (30) days thereafter, a Lender or an Affiliate of a Lender, and, in each such case, shall have provided a Secured Party Designation Notice to the Administrative Agent within thirty (30) days of entering into the Swap Agreement or otherwise becoming eligible in respect thereof. For purposes hereof, the term “Lender” shall be deemed to include the Administrative Agent.

“Qualifying Treasury Management Bank” means (a) any of Citizens Bank, N.A. and its Affiliates, (b) any of Regions Bank and its Affiliates and (c) any Person that (A) at the time it enters into a Treasury Management Agreement, is a Lender or an Affiliate of a Lender, or (B) in the case of a Treasury Management Agreement in effect on or prior to the Closing Date, is, as of the Closing Date or within thirty (30) days thereafter, a Lender or an Affiliate of a Lender, and, in each such case, shall have provided a Secured Party Designation Notice to the Administrative Agent within thirty (30) days of entering into the Treasury Management Agreement or otherwise becoming eligible in respect thereof. For purposes hereof, the term “Lender” shall be deemed to include the Administrative Agent.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or similar interest) then owned by the Borrower or any of its Restricted Subsidiaries in any Marina Property or other real property asset.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank, as applicable.

“Refund Distribution” means, for any period, cash dividends or other distributions made using the proceeds of a capital reserve account of the Borrower that has been funded solely from the Net Cash Proceeds of an issuance of Equity Interests (other than Disqualified Equity Interests) of the Borrower which was on the date of funding earmarked for use for funding a Permitted Acquisition or Specified Capital Expenditure that was not consummated, provided that, for any cash dividend or other distribution to constitute a Refund Distribution, (x) the quarterly or annual Compliance Certificate, as applicable, of the Borrower must show a dollar-for-dollar reduction of such capital reserve account that correlates to such cash dividend or other distribution and (y) such cash dividend or other distribution must have been made within twelve months of the date on which the Net Cash Proceeds of the applicable issuance of Equity Interests were received. Such reserve account can be funded at any time, or a new reserve account created, at the Borrower’s discretion.

“Refunded Swingline Loans” means as defined in Section 2.2(b)(iii).

“Register” means as defined in Section 11.5(c).

“Reimbursement Date” means as defined in Section 2.3(d).

“ REIT” means a Person that is qualified to be treated for Tax purposes as a real estate investment trust under Sections 856-860 of the Internal Revenue Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Release Certificate” means a certificate in the form of Exhibit 1.4 (or other writing in form and substance satisfactory to the Administrative Agent) from an Authorized Officer of the Borrower.

“Release Conditions” means (i) no Default or Event of Default shall have occurred and be continuing at the time of the applicable Release Request or at the time of any such release, or would result from such release, (ii) each of the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (unless any such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects) on and as of the date of such release, both before and after giving effect thereto, to the same extent as though made on and as of such release, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (unless any such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects) on and as of such earlier date, (iii) the Borrower and its Subsidiaries shall be in pro forma compliance with each of the financial covenants set forth in Section 8.8, (iv) the Borrower shall have demonstrated that Availability is greater than $0 on a pro forma basis, (v) the Minimum Qualified Asset Condition and the Minimum Borrowing Base Asset Value Condition shall be satisfied after giving effect to such release and (vi) the Administrative Agent shall have received a Release Certificate duly executed by an Authorized Officer of the Borrower certifying as to the satisfaction of the conditions set forth in clauses (i) through (v).

“Release Request” means as defined in Section 7.19(a).

“Removal Effective Date” means as defined in Section 10.6(b).

“Required Lenders” means, as of any date of determination, Lenders having Total Credit Exposure representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders; provided that the Total Credit Exposure of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. For purposes of determining the number of Lenders as contemplated in this defined term, any Lender or Lenders that are Affiliates of one another shall constitute one Lender. At all times when two or more Lenders are party to this Agreement, the term “Required Lenders” shall require at least two Lenders.

“Required Revolving Lenders” means, as of any date of determination, Lender(s) having Revolving Credit Exposure representing more than fifty percent (50%) of the Revolving Credit Exposure of all Lenders holding Revolving Commitments; provided that that the Revolving Credit Exposure of any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders. For purposes of determining the number of Lenders as contemplated in this defined term, any Lender or Lenders that are Affiliates of one another shall constitute one Lender.

“Required Term Lenders” means, as of any date of determination, Lender(s) holding more than fifty percent (50%) of the aggregate principal amount of all outstanding Term Loans; provided that the portion of any Term Loan held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders. For purposes of determining the number of Lenders as contemplated in this defined term, any Lender or Lenders that are Affiliates of one another shall constitute one Lender.

“Resignation Effective Date” means as defined in Section 10.6(a).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof), or any setting apart of funds or property for any of the foregoing.

“Restricted Subsidiary” means a Subsidiary of the Borrower that is not an Unrestricted Subsidiary. For the avoidance of doubt, the TRS Guarantor shall at all times be a Restricted Subsidiary.

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swingline Loans hereunder and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement, subject to any increase, adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the First Amendment Effective Date is FIVE HUNDRED MILLION DOLLARS ($500,000,000).

“Revolving Commitment Percentage” means, for each Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the Aggregate Revolving Commitments. The initial Revolving Commitment Percentages are set forth on Appendix A.

“Revolving Commitment Period” means the period from and including the First Amendment Effective Date to the earlier of (a) (i) in the case of Revolving Loans and Swingline Loans, the Revolving Commitment Termination Date or (ii) in the case of the Letters of Credit, the expiration date thereof, or (b) in each case, the date on which the Revolving Commitments shall have been terminated as provided herein.

“Revolving Commitment Termination Date” means the earliest to occur of (a) October 11, 2024, (b) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.11(b) and (c) the date of the termination of the Revolving Commitments pursuant to Section 9.2.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in Letter of Credit Obligations and Swingline Loans at such time.

“Revolving Loan” means a Loan made by a Lender to the Borrower pursuant to Section 2.1(a).

“Revolving Loan Note” means a promissory note in the form of Exhibit 2.5-1, as it may be amended, supplemented or otherwise modified from time to time.

“Revolving Obligations” means the Revolving Loans, the Letter of Credit Obligations and the Swingline Loans.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw Hill Corporation, together with its successors.

“Sale and Leaseback Transaction” means, with respect to the Borrower or any Restricted Subsidiary, any arrangement, directly or indirectly, with any Person (other than a Credit Party) whereby the Borrower or such Restricted Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctioned Country” means (a) a country, territory or a government of a country or territory, (b) an agency of the government of a country or territory, or (c) an organization directly or indirectly owned or controlled by a country, territory or its government, that is subject to Sanctions.

“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals” or any other Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, Her Majesty’s Treasury, the European Union, any European Union member state or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, (c) the European Union, (d) any European Union member state, (e) Her Majesty’s Treasury of the United Kingdom or (f) any other relevant sanctions authority.

“SEC” means the United States Securities and Exchange Commission.

“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of October 30, 2020, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto, and Citizens Bank, N.A., as Administrative Agent and Collateral Agent.

“ Second Amendment Effective Date” means the date on which the Second Amendment is effective in accordance with the terms thereof.

“ Secured Party Designation Notice” means a notice in the form of Exhibit 1.1 (or other writing in form and substance satisfactory to the Administrative Agent) from a Qualifying Swap Bank or a Qualifying Treasury Management Bank to the Administrative Agent that it holds Obligations entitled to share in the guaranties and collateral interests provided herein in respect of a Secured Swap Agreement or Secured Treasury Management Agreement, as appropriate.

“Secured Swap Agreement” means any Swap Agreement between any of the Borrower and its Restricted Subsidiaries, on the one hand, and a Qualifying Swap Bank, on the other hand. For the avoidance of doubt, a holder of Obligations in respect of a Secured Swap Agreement shall be subject to the provisions of Sections 9.3 and 10.10.

“Secured Swap Obligations” means all obligations owing to a Qualifying Swap Bank in connection with any Secured Swap Agreement including any and all cancellations, buy backs, reversals, terminations or assignments of any Secured Swap Agreement, any and all renewals, extensions and modifications of any Secured Swap Agreement and any and all substitutions for any Secured Swap Agreement, including all fees, costs, expenses and indemnities, whether primary, secondary, direct, fixed or otherwise (including any monetary obligations incurred during the pendency of any bankruptcy or insolvency proceedings, regardless of whether allowed or allowable in such bankruptcy or insolvency proceedings), in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising.

“Secured Treasury Management Agreement” means any Treasury Management Agreement between any of the Borrower and its Restricted Subsidiaries, on the one hand, and a Qualifying Treasury Management Bank, on the other hand. For the avoidance of doubt, a holder of Obligations in respect of a Secured Treasury Management Agreement shall be subject to the provisions of Sections 9.3 and 10.10.

“Secured Treasury Management Obligations” means all obligations owing to a Qualifying Treasury Management Bank under a Secured Treasury Management Agreement, including all fees, costs, expenses and indemnities, whether primary, secondary, direct, fixed or otherwise (including any monetary obligations incurred during the pendency of any bankruptcy or insolvency proceedings, regardless of whether allowed or allowable in such bankruptcy or insolvency proceedings), in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising.

“Securities” means any stock, shares, partnership interests, limited liability company interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement (e.g., stock appreciation rights), options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securitization Transaction” means any financing or factoring or similar transaction (or series of such transactions) entered by the Borrower or any of its Subsidiaries pursuant to which the Borrower or such Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment (the “Securitization Receivables”) to a special purpose subsidiary or affiliate (a “Securitization Subsidiary”) or any other Person.

“Seller” and “Sellers” mean the seller or sellers of any Marina Property.

“SHM Credit Agreement” means that certain Amended and Restated Credit Agreement (as amended, restated, supplemented, replaced or otherwise modified from time to time), dated as of January 20, 2017, by and among the Borrower, certain Subsidiaries of the Borrower party thereto as guarantors, the lenders from time to time party thereto and Citizens Bank, N.A., as administrative agent and collateral agent.

“ SHM II” means a newly formed holding company controlled by the Security Holders (as defined in the Sun Acquisition Agreement) that own Borrower Voting Interests prior to the Second Amendment Effective Date.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Capital Expenditures” means, for any period, capital expenditures made using the proceeds of a capital reserve account of the Borrower that has been funded solely from the Net Cash Proceeds of any issuance of Equity Interests (other than Disqualified Equity Interests) of the Borrower made at any time during such period or any prior period, provided that following any capital expenditure designated by the Borrower as a Specified Capital Expenditure, any quarterly or annual audited financial statements, as applicable, of the Borrower with respect to the fiscal period during which such Specified Capital Expenditure was made must show a dollar-for-dollar reduction of such capital reserve account that correlates to such capital expenditure.

“Specified Credit Party” means, any Credit Party that is, at the time on which the Guaranty (or grant of security interest, as applicable) becomes effective with respect to a Swap Obligation, a corporation, partnership, proprietorship, organization, trust or other entity that would not be an “eligible contract participant” under the Commodity Exchange Act at such time but for the effect of Section 4.8.

~~“Specified Holders” means the AIM Sponsor, 4 Queens, LLC, a Texas limited liability company, certain individual members of 4 Queens, LLC and the Koch Sponsor.~~

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than fifty percent (50%) of the Voting Stock is at the time owned or controlled, directly or indirectly, by that Person, or the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date, or one or more of the other Subsidiaries of that Person or a combination thereof; provided that, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise provided, “Subsidiary” shall refer to a Subsidiary of the Borrower. Notwithstanding the foregoing, each of the TRS Guarantor and its Subsidiaries shall be deemed to be a “Subsidiary ” of the Borrower for all purposes of this Agreement and the other Credit Documents.

“Substantially Completed” means any Asset Under Development that is (a) no longer treated as construction in progress under GAAP due to sufficient completion of the project in accordance with the construction contract documents such that the owner may use or occupy the Marina Property or other Real Estate Asset or designated portion thereof for the intended purpose and (b) designated in writing by the Borrower to the Administrative Agent as being “Substantially Completed”.

“ Sun Acquisition Agreement” means that certain Agreement and Plan of Merger, dated September 29, 2020, by and among Borrower, Sun REIT, Parent, the Seller Representative identified therein, and Sun SH LLC.

“Sun Acquisition Documents” means the Sun Acquisition Agreement and any other material agreements, documents, and instruments executed pursuant to or in connection with the Sun Acquisition Agreement.

“Sun Closing” has the meaning specified on Schedule V.

“Sun REIT” means Sun Communities, Inc., a Maryland corporation.

“Supermajority Lenders” means those Lenders that would constitute the Required Lenders under, and as defined in, this Agreement if the percentage “50%” contained therein was changed to “75%”.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, cap transactions, floor transactions, collar transactions, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options or warrants to enter into any of the foregoing), whether or not any such transaction is governed by, or otherwise subject to, any master agreement or any netting agreement, and (b) any and all transactions or arrangements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (or similar documentation) published from time to time by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such agreement or documentation, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Provider” means any Person that is a party to a Swap Agreement with any of the Borrower or its Restricted Subsidiaries.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Lender or any Affiliate of a Lender).

“Swingline Lender” means Citizens Bank, N.A. in its capacity as Swingline Lender hereunder, together with its permitted successors and assigns in such capacity.

“Swingline Loan” means a Loan made by the Swingline Lender to the Borrower pursuant to Section 2.2.

“Swingline Note” means a promissory note in the form of Exhibit 2.5-2, as it may be amended, supplemented or otherwise modified from time to time.

“Swingline Rate” means the Base Rate plus the Applicable Margin applicable to Revolving Loans that are Base Rate Loans (or with respect to any Swingline Loan advanced pursuant to an Auto Borrow Agreement, such other rate as separately agreed in writing between the Borrower and the Swingline Lender).

“Swingline Sublimit” means, at any time of determination, the lesser of (a) FIFTEEN MILLION DOLLARS ($15,000,000) and (b) the aggregate unused amount of Revolving Commitments then in effect.

“Synthetic Lease” means a lease transaction under which the parties intend that (a) the lease will be treated as an “operating lease” by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended and (b) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Tangible Assets” means all assets other than assets that are considered to be intangible assets under GAAP (which intangible assets include, without limitation, customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant” means any Person who is a lessee with respect to any lease held by a Credit Party or any of its Subsidiaries as lessor or as an assignee of the lessor thereunder.

“Term Loan” means (a) prior to the funding of the First Amendment Term Loan, the Initial Term Loan and (b) after the funding of the First Amendment Term Loan, the First Amendment Term Loan, in each case, plus any additional term loan established under Section 2.18.

“Term Loan Commitments” means (a) for each Lender, (i) prior to the funding of the First Amendment Term Loan, such Lender’s Initial Term Loan Commitment and (ii) after the funding of the First Amendment Term Loan, such Lender’s First Amendment Term Loan Commitment and (b) for each Lender providing an additional Term Loan pursuant to Section 2.18, the commitment of such Lender to make such additional Term Loan as set forth in the document(s) executed by the Borrower establishing such additional Term Loan.

“Term Loan Commitment Percentage” means, for each Lender providing a portion of a Term Loan, a fraction (expressed as a percentage carried to the ninth decimal place), (a) the numerator of which is the outstanding principal amount of such Lender’s portion of such Term Loan, and (b) the denominator of which is the aggregate outstanding principal amount of such Term Loan.

“Term Loan Maturity Date” means October 11, 2024 or such later date pursuant to the Borrower’s exercise of an Extension Option pursuant to Section 2.19.

“Term Loan Note” means a promissory note in the form of Exhibit 2.5-3, as it may be amended, supplemented or otherwise modified from time to time.

“Total Asset Value” means, at any time of determination, the sum of

(a) all domestic unrestricted cash of the Borrower and its Subsidiaries plus

(b) the aggregate value of all Marina Properties and other Real Estate Assets owned by the Credit Parties at such time of determination, where the value of each such Marina Property or other Real Estate Asset is determined as follows:

(i) for all Marina Properties or other Real Estate Assets (including, for the avoidance of doubt, any Qualified Asset included in the Borrowing Base) owned by the Borrower or any of its Subsidiaries as of the Closing Date or for more than one year, the trailing twelve month property level Net Operating Income of such Marina Property or other Real Estate Assets divided by the Capitalization Rate; and

(ii) for all Marina Properties or other Real Estate Assets (including, for the avoidance of doubt, any Qualified Asset included in the Borrowing Base but excluding any Marina Property or other Real Estate Asset owned by the Borrower or its Subsidiaries on the Closing Date) owned by the Borrower or any of its Subsidiaries for one year or less, the sum of the following (A) the purchase price of such Marina Property or other Real Estate Asset or (B) with respect to any Marina Properties and other Real Estate Assets with no upfront purchase price (i.e., assumption of a long-term ground lease reasonably acceptable to the Administrative Agent and the Required Lenders), the Total Asset Value for such Marina Properties and other Real Estate Assets shall be deemed to be the Appraised Value of such Marina Properties and other Real Estate Assets, as applicable; provided that (A) with respect to any Asset Under Development owned by the Borrower or any other Credit Party that has become a Qualified Asset in accordance with Section 7.20, the Total Asset Value attributed to such Qualified Asset for the first year of such Qualified Asset’s existence as a Qualified Asset shall be equal to the amount of Investments made by the Borrower or such other Credit Party in such Asset Under Development prior to its designation as a Qualified Asset, and (B) the Total Asset Value attributable to all Marina Properties and other Real Estate Assets described in this clause (b)(ii)(B) shall not exceed 10% of the Total Asset Value (calculated after giving effect to the inclusion of such assets; it being understood and agreed that any value in excess of 10% of the Total Asset Value shall be disregarded for purposes of calculating the Total Asset Value, but only the amount of such excess shall be disregarded) plus

(c) the book value of Investments permitted under Section 8.6 made by the Credit Parties in Investment Joint Ventures and Assets Under Development; provided that, the Total Asset Value attributable to all such Investments in Investment Joint Ventures and Assets Under Development shall not exceed 10% of the Total Asset Value at any time (calculated after giving effect to the inclusion of such Investments; it being understood and agreed that any value in excess of 10% of the Total Asset Value shall be disregarded for purposes of calculating the Total Asset Value, but only the amount of such excess shall be disregarded);

provided that, for purposes of calculating the Total Asset Value with respect to any Marina Property or other Real Estate Asset of the Borrower or any of its Subsidiaries that is a Trophy Asset, the Total Asset Value attributable to such Trophy Asset shall be equal to (a) for the first four Fiscal Quarters of ownership of such Trophy Asset, the lesser of (x) the purchase price of such Trophy Asset and (y) the Appraised Value of such Trophy Asset and (b) thereafter, the Appraised Value of such Trophy Asset through the Term Loan Maturity Date; provided further, that, the Total Asset Value attributable to all Trophy Assets shall not exceed 20% of the Total Asset Value (it being understood and agreed that any value in excess of 20% of Total Asset Value shall be disregarded for purposes of calculating Total Asset Value, but only the amount of such excess shall be disregarded).

Notwithstanding anything to the contrary in this definition, with respect to any Investment Joint Venture that becomes a Wholly-Owned Subsidiary of a Credit Party and whose Marina Property or other Real Estate Asset has become a Qualified Asset in accordance with Section 7.20, (A) the Net Operating Income of such asset used in calculating the Total Asset Value of such asset pursuant to clause (b)(i) of this definition shall be deemed to be the Net Operating Income pertaining to such asset as if the applicable Credit Party owned the entirety of such asset since the first day of the twelve month period most recently ended on such date (as determined by reference to the most recent financial statements delivered to the Administrative Agent on or prior to such date) and (B) the purchase price used in calculating the Total Asset Value pursuant to clause (b)(ii) in this definition and pursuant to the proviso with respect to Trophy Assets in this definition, in each case, shall include both (x) the portion of the purchase price paid by the Credit Party that owns such asset and (y) the portion of the purchase price paid by any other Person party to the Investment Joint Venture.

“Total Credit Exposure” means, as to any Lender at any time, the Outstanding Amount of the Term Loans of such Lender at such time and the unused Revolving Commitments and Revolving Credit Exposure of such Lender at such time.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, all Swingline Loans and all Letter of Credit Obligations.

“Trade Date” has the meaning specified in Section 11.5(f).

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, commercial credit cards, purchasing cards, cardless e-payable services, debit cards, stored value cards, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services.

“Trophy Asset” means any Marina Property or other Real Estate Asset or series of Marina Properties and/or other Real Estate Assets acquired pursuant to a single transaction by the Borrower or any other Credit Party with an aggregate purchase price greater than or equal to $30,000,000 based on a capitalization rate of less than or equal to 7.5% and for which the Administrative Agent has received (i) an Acceptable Appraisal and (ii) a Trophy Asset Designation Notice. No Marina Property or other Real Estate Asset shall be designated as a Trophy Asset as of the Closing Date, and any Marina Property or other Real Estate Asset that is designated as a Trophy Asset shall remain a Trophy Asset through the final maturity of the Loans.

“Trophy Asset Designation Notice” means a notice in the form of Exhibit 1.3 (or other writing in form and substance reasonably satisfactory to the Administrative Agent) from an Authorized Officer of the Borrower.

“TRS Guarantor” means SHM TRS, LLC, a Delaware limited liability company.

“TRS Pledge Agreement” means that certain Pledge Agreement dated as of the Second Amendment Effective Date, by and between the Administrative Agent and the TRS Pledgor (as amended, restated, supplemented, increased, extended, supplemented or otherwise modified from time to time in accordance with the terms thereof).

“ TRS Pledgor” means Sun Home Services, Inc., a Michigan corporation (and each of its permitted successors and assigns).

“ TRS Pledgor Voting Interests” means as defined in the definition of “Change of Control”.

“Type of Loan” means a Base Rate Loan or a LIBOR Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in the State of New York (or any other applicable jurisdiction, as the context may require).

“United States” or “U.S.” means the United States of America.

“Unrestricted Subsidiary” means a direct or indirect Subsidiary of the Borrower designated as an Unrestricted Subsidiary pursuant to Section 7.16; provided that in no event may the Borrower or the TRS Guarantor be designated as an Unrestricted Subsidiary. Unrestricted Subsidiaries as of the First Amendment Effective Date are identified on Schedule I.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” means as defined in Section 3.3(f).

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Wholly-Owned Subsidiary” means, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person owns 100% of the Equity Interests at such time (other than, in the case of a Foreign Subsidiary with respect to preceding clauses (i) or (ii), director’s qualifying shares and/or other nominal amounts of shares required to be held by Persons other than the Borrower and its Subsidiaries under applicable law).

“Withholding Agent” means any Credit Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2 Accounting Terms.

(a) Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Borrower to the Lenders pursuant to clauses (a), (b), (c) and (d) of Section 7.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation. If at any time any change in GAAP or in the consistent application thereof would affect the computation of any financial covenant or requirement set forth in any Credit Document, and either the Borrower or the Required Lenders shall object in writing to determining compliance based on such change, then the Required Lenders and the Borrower shall negotiate in good faith to amend such financial covenant, requirement or applicable defined terms to preserve the original intent thereof in light of such change to GAAP, provided that, until so amended such computations shall continue to be made on a basis consistent with the most recent financial statements delivered pursuant to clauses (a), (b), (c) and (d) of Section 7.1 as to which no such objection has been made.

(b) Calculations. Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Section 8.8 (other than the Consolidated Pre-Distribution Fixed Charge Coverage Ratio and, subject to the last sentence of this Section 1.2(b), the Consolidated Post-Distribution Fixed Charge Coverage Ratio) (including for purposes of any transaction that by the terms of this Agreement requires that any financial covenant contained in Section 8.8 be calculated on a Pro Forma Basis) where used herein shall be made on a Pro Forma Basis with respect to any Asset Sale, any Material Disposition, Involuntary Disposition, Acquisition, Restricted Payment or incurrence of Indebtedness, or any other transaction subject to calculation on a Pro Forma Basis as indicated herein, occurring during such period. Notwithstanding the foregoing, it is understood and agreed that the calculation of the Consolidated Post-Distribution Fixed Charge Coverage Ratio for purposes of Section 8.4(~~f~~e) shall be made in accordance with the last sentence of the definition of “Pro Forma Basis”.

(c) Capital Lease Accounting. Any other term or condition of this Agreement to the contrary notwithstanding (including, without limitation, Section 1.2(a) and the definition of “Capital Lease”), irrespective of any change in GAAP that may occur after the Closing Date, no lease shall be considered a Capital Lease for purposes of any certificates or reports as to financial matters required to be delivered by the Borrower under this Agreement, including without limitation, any Compliance Certificate, if such lease meets either of the following conditions: (i) such lease is in effect as of the Closing Date and, before giving effect to such change in GAAP, does not constitute a Capital Lease or (ii) such lease is entered into after the Closing Date and, without giving effect to such change in GAAP, would not constitute a Capital Lease; provided, however, that all financial statements delivered to Agent in accordance with Section 7.1 of this Agreement after the Closing Date which give effect to such change in GAAP shall be accompanied by a description in reasonable detail of the adjustments necessary to reconcile such financial statements with the calculation of Capital Lease obligations used in the preparation of any such certificate or report delivered by the Borrower under this Agreement to the extent such calculation is made without giving effect to such change in GAAP.

(d) FASB ASC 825 and FASB ASC 470-20. Notwithstanding the above, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

Section 1.3 Rules of Interpretation.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will”

shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision hereof or thereof, (iv) all references in a Credit Document to Sections, Exhibits, Appendices and Schedules shall be construed to refer to Sections of, and Exhibits, Appendices and Schedules to, the Credit Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any references to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) The terms lease and license shall include sub-lease and sub-license.

(c) All terms not specifically defined herein or by GAAP, which terms are defined in the UCC, shall have the meanings assigned to them in the UCC of the relevant jurisdiction, with the term “instrument” being that defined under Article 9 of the UCC of such jurisdiction.

(d) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(e) To the extent that any of the representations and warranties contained in Section 6 under this Agreement or in any of the other Credit Documents is qualified by “Material Adverse Effect”, the qualifier “in all material respects” contained in Section 5.2(c) and the qualifier “in any material respect” contained in Section 9.1(d) shall not apply.

(f) Whenever the phrase “to the knowledge of” or words of similar import relating to the knowledge of a Person are used herein or in any other Credit Document, such phrase shall mean and refer to the actual knowledge of the Authorized Officers of such Person.

(g) This Agreement and the other Credit Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Credit Parties, and are the product of discussions and negotiations among all parties. Accordingly, this Agreement and the other Credit Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent’s or any Lender’s involvement in the preparation of such documents.

(h) Unless otherwise indicated, all references to a specific time shall be construed to Eastern Standard Time or Eastern Daylight Savings Time, as the case may be. Unless otherwise expressly provided herein, all references to dollar amounts and “$” shall mean Dollars.

(i) Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time (after giving effect to any permanent reduction in the stated amount of such Letter of Credit pursuant to the terms of such Letter of Credit); provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

(j) Unless otherwise specified herein, the baskets set forth in Section 8 (or in any defined term used in Section 8) shall be tested solely at the time of consummation of the relevant transaction or action utilizing any of such baskets and, for the avoidance of doubt, if any of such baskets are exceeded as a result of fluctuations to Total Asset Value or Tangible Assets, as applicable, for the most recently completed four quarter period to which such calculation relates after the last time such baskets were calculated for any purpose under Section 8, such baskets will not be deemed to have been exceeded as a result of such fluctuations. The baskets and exceptions set forth in Section 8 (or in any defined term used in Section 8) shall be given independent effect and are additive, such that the Borrower may utilize one or more such baskets or exceptions for a particular action, in respective amounts as determined by the Borrower in its sole and absolute discretion. For the avoidance of doubt, as used in the definitions of “Consolidated Funded Debt to Total Asset Value”, Section 8 and Section 9.4, “Total Asset Value” means, as of any date of determination, the sum of the Total Asset Values of all Marina Properties and other Real Estate Assets owned by the Credit Parties where the Total Asset Value of each such Marina Property or other Real Estate Asset is determined in accordance with the terms of the definition of “Total Asset Value”. For purposes of determining compliance with any of the negative covenants set forth in Section 8 (other than the negative covenants in Section 8.8), if any action would be permitted pursuant to one or more exceptions described in any such negative covenant, the Borrower may divide and classify such action (or a portion thereof) in any manner that complies with such negative covenant and may later divide and reclassify any such action (or a portion thereof) so long as such action (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

Section 1.4 LLC Divisions.

For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time. Notwithstanding anything herein or any other Credit Document to the contrary, in the event that any Credit Party that is a limited liability company divides itself into two or more limited liability companies or series thereof, any limited liability companies or series thereof formed as a result of such division shall be required to comply with the obligations set forth in Section 7.14 and the other further assurances obligations set forth in the Credit Documents and become a Guarantor under this Agreement and the other Credit Documents.

Section 2. LOANS AND LETTERS OF CREDIT

Section 2.1 Revolving Loans and Term Loans.

(a) Revolving Loans. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving loans (each such loan, a “Revolving Loan”) to the Borrower in Dollars in an aggregate amount up to but not exceeding such Lender’s Revolving Commitment; provided, that after giving effect to the making of any Revolving

Loan, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Commitment and (iii) Availability shall be greater than or equal to $0. Amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed without premium or penalty (subject to Section 3.1(c)) during the Revolving Commitment Period, subject to Availability. The Revolving Loans may consist of Base Rate Loans, Adjusted LIBOR Rate Loans, or a combination thereof, as the Borrower may request. Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date. Revolving Loans outstanding on the Closing Date shall not exceed $50,000,000.

(b) Initial Term Loan. Subject to the terms and conditions set forth herein, each Lender severally agrees to make advances under a term loan (the “Initial Term Loan”) to the Borrower in Dollars in an aggregate amount up to but not exceeding such Lender’s Initial Term Loan Commitment Percentage, which Initial Term Loan will be disbursed to the Borrower in Dollars in a single advance on the Closing Date. The Initial Term Loans may consist of Base Rate Loans, Adjusted LIBOR Rate Loans, or a combination thereof, as the Borrower may request. Amounts repaid on the Initial Term Loans may not be reborrowed.

(c) First Amendment Term Loan. Subject to the terms and conditions set forth herein, each Lender severally agrees to make advances under a term loan (the “First Amendment Term Loan”) to the Borrower in Dollars in an aggregate amount up to but not exceeding such Lender’s First Amendment Term Loan Commitment Percentage, which First Amendment Term Loan will be disbursed to the Borrower in Dollars in a single advance on the First Amendment Effective Date. The First Amendment Term Loans may consist of Base Rate Loans, Adjusted LIBOR Rate Loans, or a combination thereof, as the Borrower may request. Amounts repaid on the First Amendment Term Loans may not be reborrowed.

(d) Mechanics for Revolving Loans and Term Loans.

(i) All Term Loans and, except pursuant to Section 2.2(b)(iii), all Revolving Loans shall be made in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount.

(ii) Whenever the Borrower desires that the Lenders make a Term Loan or a Revolving Loan, the Borrower shall deliver to the Administrative Agent a fully executed Funding Notice no later than (x) 1:00 p.m. at least three (3) Business Days in advance of the proposed Credit Date in the case of an Adjusted LIBOR Rate Loan and (y) 1:00 p.m. at least one (1) Business Day in advance of the proposed Credit Date in the case of a Loan that is a Base Rate Loan. Except as otherwise provided herein, any Funding Notice for any Loans that are Adjusted LIBOR Rate Loans shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to make a borrowing in accordance therewith.

(iii) Notice of receipt of each Funding Notice in respect of each Revolving Loan or Term Loan, together with the amount of each Lender’s Revolving Commitment Percentage or Term Loan Commitment Percentage thereof, respectively, if any, together with the applicable interest rate, shall be provided by the Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided the Administrative Agent shall have received such notice by 1:00 p.m.) not later than 4:00 p.m. on the same day as the Administrative Agent’s receipt of such notice from the Borrower.

(iv) Each Lender shall make its Revolving Commitment Percentage of the requested Revolving Loan or its Term Loan Commitment Percentage of the requested Term Loan available to the Administrative Agent not later than 11:00 a.m. on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Administrative Agent’s Principal Office. Except as provided herein, upon satisfaction or waiver of the applicable conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Credit Extension available to the Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all Loans received by the Administrative Agent in connection with the Credit Extension from the Lenders to be credited to the account of the Borrower at the Administrative Agent’s Principal Office or such other account as may be designated in writing to the Administrative Agent by the Borrower.

Section 2.2 Swingline Loans.

(a) Swingline Loans Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, the Swingline Lender will make Swingline Loans to the Borrower in the aggregate amount up to but not exceeding the Swingline Sublimit; provided, that after giving effect to the making of any Swingline Loan, (i) in no event shall (A) the Total Revolving Outstandings exceed the Aggregate Revolving Commitments or (B) the Revolving Credit Exposure of any Lender exceed such Lender’s Revolving Commitment and (ii) Availability is greater than or equal to $0. Amounts borrowed pursuant to this Section 2.2 may be repaid and reborrowed during the Revolving Commitment Period, subject to Availability and the conditions set forth in this Section 2.2. The Swingline Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Swingline Loans and all other amounts owed hereunder with respect to the Swingline Loans and the Revolving Commitments shall be paid in full no later than such date.

(b) Borrowing Mechanics for Swingline Loans.

(i) Subject to clause (vi) below, whenever the Borrower desires that the Swingline Lender make a Swingline Loan, the Borrower shall deliver to the Administrative Agent a Funding Notice no later than 2:00 p.m. on the proposed Credit Date.

(ii) The Swingline Lender shall make the amount of its Swingline Loan available to the Administrative Agent not later than 3:00 p.m. on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Administrative Agent’s Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Swingline Loans available to the Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swingline Loans received by the Administrative Agent from the Swingline Lender to be credited to the account of the Borrower at the Administrative Agent’s Principal Office, or to such other account as may be designated in writing to the Administrative Agent by the Borrower.

(iii) With respect to any Swingline Loans which have not been voluntarily prepaid by the Borrower pursuant to Section 2.11, the Swingline Lender may at any time in its sole and absolute discretion, deliver to the Administrative Agent (with a copy to the Borrower), no later than 11:00 a.m. on the day of the proposed Credit Date, a notice (which shall be deemed to be a Funding Notice given by the Borrower) requesting that each Lender holding a Revolving Commitment make Revolving Loans that are Base Rate Loans to the Borrower on such Credit Date in an amount equal to the amount of such Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date such notice is given which the Swingline Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by the Lenders other than the Swingline Lender shall be immediately delivered by the Administrative Agent to the Swingline Lender (and not to the Borrower) and applied to repay a corresponding portion of the Refunded Swingline Loans and (2) on the day such Revolving Loans are made, the Swingline Lender’s Revolving Commitment Percentage of the Refunded Swingline Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swingline Lender to the Borrower, and such portion of the Swingline Loans deemed to be so paid shall no longer be outstanding as Swingline Loans and shall no longer be due under the Swingline Note of the Swingline Lender but shall instead constitute part of the Swingline Lender’s outstanding Revolving Loans to the Borrower and shall be due under the Revolving Loan Note issued by the Borrower to the Swingline Lender. The Borrower hereby authorizes the Administrative Agent and the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent and the Swingline Lender (up to the amount available in each such account) in order to immediately pay the Swingline Lender the amount of the Refunded Swingline Loans to the extent the proceeds of such Revolving Loans made by the Lenders, including the Revolving Loans deemed to be made by the Swingline Lender, are insufficient to repay in full the Refunded Swingline Loans. If any portion of any such amount paid (or deemed to be paid) to the Swingline Lender should be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.14.

(iv) If for any reason Revolving Loans are not made pursuant to Section 2.2(b)(iii) in an amount sufficient to repay any amounts owed to the Swingline Lender in respect of any outstanding Swingline Loans on or before the third Business Day after demand for payment thereof by the Swingline Lender, each Lender holding a Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swingline Loans, and in an amount equal to its Revolving Commitment Percentage of the applicable unpaid amount together with accrued interest thereon; provided that any such participation purchased by a Lender shall be limited to an amount that would not cause the Revolving Credit Exposure of such Lender (after giving effect to such participation) to exceed such Lender’s Revolving Commitment. On the Business Day that notice is provided by the Swingline Lender (or by 11:00 a.m. on the following Business Day if such notice is provided after 2:00 p.m.), each Lender holding a Revolving Commitment shall deliver to the Swingline Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of the Swingline Lender. In order to evidence such participation each Lender holding a Revolving Commitment agrees to enter into a participation agreement at the request of the Swingline Lender in form and substance reasonably satisfactory to the Swingline Lender. In the event any Lender holding a Revolving Commitment fails to make available to the Swingline Lender the amount of such Lender’s participation as provided in this paragraph, the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon for three (3) Business Days at the rate customarily used by the Swingline Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.

(v) Notwithstanding anything contained herein to the contrary, (1) each Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swingline Loans pursuant to clause (iii) above and each Lender’s obligation to purchase a participation in any unpaid Swingline Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, any Credit Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, financial condition of any Credit Party; (D) any breach of this Agreement or any other Credit Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender are subject to the condition that the Swingline Lender had not received prior notice from the Borrower or the Required Lenders that any of the conditions under Section 5.2 to the making of the applicable Refunded Swingline Loans or other unpaid Swingline Loans were not satisfied at the time such Refunded Swingline Loans or other unpaid Swingline Loans were made; and (2) the Swingline Lender shall not be obligated to make any Swingline Loans (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default, (B) it does not in good faith believe that all conditions under Section 5.2 to the making of such Swingline Loan have been satisfied or waived by the Required Lenders or (C) at a time when a Defaulting Lender exists, unless the Swingline Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Swingline Lender’s risk with respect to the Defaulting Lender’s participation in such Swingline Loan, including by Cash Collateralizing such Defaulting Lender’s Revolving Commitment Percentage of the outstanding Swingline Loans in a manner reasonably satisfactory to the Swingline Lender and the Administrative Agent.

(vi) In order to facilitate the borrowing of Swingline Loans, the Borrower and the Swingline Lender may mutually agree to, and are hereby authorized to, enter into an auto borrow agreement in form and substance reasonably satisfactory to the Swingline Lender and the Administrative Agent (the “Auto Borrow Agreement”) providing for the automatic advance by the Swingline Lender of Swingline Loans under the conditions set forth in the Auto Borrow Agreement, subject to the conditions set forth herein. At any time an Auto Borrow Agreement is in effect, advances under the Auto Borrow Agreement shall be deemed Swingline Loans for all purposes hereof, except that Borrowings of Swingline Loans under the Auto Borrow Agreement shall be made in accordance with the Auto Borrow Agreement. For purposes of determining the Total Revolving Outstandings at any time during which an Auto Borrow Agreement is in effect, the Outstanding Amount of all Swingline Loans shall be deemed to be the sum of the Outstanding Amount of Swingline Loans at such time plus the maximum amount available to be borrowed under such Auto Borrow Agreement at such time.

Section 2.3 Issuances of Letters of Credit and Purchase of Participations Therein.

(a) Letters of Credit. During the Revolving Commitment Period, subject to the terms and conditions hereof, the Issuing Bank agrees to issue Letters of Credit for the account of the Borrower or any of its Restricted Subsidiaries in the aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided, (i) each Letter of Credit shall be denominated in Dollars; (ii)

the stated amount of each Letter of Credit shall not be less than $50,000 or such lesser amount as is acceptable to the Issuing Bank; (iii) after giving effect to such issuance, in no event shall (x) the Total Revolving Outstandings exceed the Aggregate Revolving Commitments, (y) the Revolving Credit Exposure of any Lender exceed such Lender’s Revolving Commitment and (z) the Outstanding Amount of Letter of Credit Obligations exceed the Letter of Credit Sublimit; (iv) in no event shall any standby Letter of Credit have an expiration date later than the earlier of (1) five (5) days prior to the Revolving Commitment Termination Date, and (2) the date which is one (1) year from the date of issuance of such standby Letter of Credit and (v) after giving effect to such issuance, Availability is greater than or equal to $0. Subject to the foregoing (other than clause (iv)(2)) the Issuing Bank may agree that a standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one (1) year each, unless the Issuing Bank elects not to extend for any such additional period; provided, the Issuing Bank shall not extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time the Issuing Bank must elect to allow such extension; provided, further, in the event that any Lender is at such time a Defaulting Lender, unless the Issuing Bank has entered into arrangements satisfactory to the Issuing Bank (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate the Issuing Bank’s Fronting Exposure with respect to such Lender (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender), including by Cash Collateralizing such Defaulting Lender’s Revolving Commitment Percentage of the Outstanding Amount of the Letter of Credit Obligations in a manner reasonably satisfactory to Agents, the Issuing Bank shall not be obligated to issue or extend any Letter of Credit hereunder. The Issuing Bank may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary. The Borrower’s reimbursement obligations in respect of each Existing Letter of Credit, and the participation obligation of each Lender having a Revolving Commitment in connection therewith, shall be governed by the terms of this Agreement. The Issuing Banks described in clause (b) of the definition thereof shall be the Issuing Banks on all Letters of Credit issued after the Closing Date. The Existing Letters of Credit shall, as of the Closing Date, be deemed to have been issued as Letters of Credit hereunder and be subject to and governed by the terms of this Agreement.

(b) Notice of Issuance. Whenever the Borrower desires the issuance of a Letter of Credit, the Borrower shall deliver to the Administrative Agent an Issuance Notice no later than 1:00 p.m. at least three (3) Business Days or such shorter period as may be agreed to by the Issuing Bank in any particular instance, in advance of the proposed date of issuance. Upon satisfaction or waiver of the conditions set forth in Section 5.2, the Issuing Bank shall issue the requested Letter of Credit only in accordance the Issuing Bank’s standard operating procedures (including, without limitation, the delivery by the Borrower of such executed documents and information pertaining to such requested Letter of Credit, including any Issuer Documents, as the Issuing Bank or the Administrative Agent may require). Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent and each Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.3(e).

(c) Responsibility of Issuing Bank With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between the

Borrower and the Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Issuing Bank, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, the Issuing Bank’s rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of the Issuing Bank to any Credit Party. Notwithstanding anything to the contrary contained in this Section 2.3(c), the Borrower shall retain any and all rights it may have against the Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction in a final, non-appealable order.

(d) Reimbursement by the Borrower of Amounts Drawn or Paid Under Letters of Credit. In the event the Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall immediately notify the Borrower and the Administrative Agent, and the Borrower shall reimburse the Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided, anything contained herein to the contrary notwithstanding, (i) unless the Borrower shall have notified the Administrative Agent and the Issuing Bank prior to 11:00 a.m. on the date such drawing is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, the Borrower shall be deemed to have given a timely Funding Notice to the Administrative Agent requesting the Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 5.2, the Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of Revolving Loans are not received by the Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, the Borrower shall reimburse the Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this Section 2.3(d) shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth herein, and the Borrower shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.3(d).

(e) Lenders’ Purchase of Participations in Letters of Credit. (i) Immediately upon the issuance of each Letter of Credit and (ii) on the Closing Date with respect to each Existing Letter of Credit, each Lender having a Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Revolving Commitment Percentage (with respect to the Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder; provided that any such participation purchased by a Lender shall be limited to an amount that would not cause the Revolving Credit Exposure of such Lender (after giving effect to such participation) to exceed such Lender’s Revolving Commitment. In the event that the Borrower shall fail for any reason to reimburse the Issuing Bank as provided in Section 2.3(d), the Issuing Bank shall promptly notify each Lender of the unreimbursed amount of such honored drawing and of such Lender’s respective participation therein based on such Lender’s Revolving Commitment Percentage. Each Lender shall make available to the Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of the Issuing Bank specified in such notice, not later than 12:00 p.m. on the first Business Day (under the laws of the jurisdiction in which such office of the Issuing Bank is located) after the date notified by the Issuing Bank. In the event that any Lender fails to make available to the Issuing Bank on such Business Day the amount of such Lender’s participation in such Letter of Credit as provided in this Section 2.3(e), the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three (3) Business Days at the rate customarily used by the Issuing Bank for the correction of errors among banks and thereafter at the Base Rate. Nothing in this Section 2.3(e) shall be deemed to prejudice the right of any Lender to recover from the Issuing Bank any amounts made available by such Lender to the Issuing Bank pursuant to this Section 2.3(e) in the event that it is determined that the payment with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of the Issuing Bank, as determined by a court of competent jurisdiction in a final, non-appealable order. In the event the Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.3(e) for all or any portion of any drawing honored by the Issuing Bank under a Letter of Credit, the Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.3(e) with respect to such honored drawing such Lender’s Revolving Commitment Percentage of all payments subsequently received by the Issuing Bank from the Borrower in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth in its Administrative Questionnaire on file with the Administrative Agent or at such other address as such Lender may request in writing.

(f) Obligations Absolute. The obligation of the Borrower to reimburse the Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by the Lenders pursuant to Section 2.3(d) and the obligations of the Lenders under Section 2.3(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense (other than that such drawing has been repaid) or other right which the Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Issuing Bank, a Lender or any other Person or, in the case of a Lender, against the Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or any of its Restricted Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, or financial condition of the Borrower or any of its Restricted Subsidiaries; (vi) any breach hereof or any other Credit Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case, that payment by the Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of the Issuing Bank under the circumstances in question, as determined by a court of competent jurisdiction in a final, non-appealable order.

(g) Indemnification. Without duplication of any obligation of the Credit Parties under Section 11.2, in addition to amounts payable as provided herein, each of the Credit Parties hereby agrees, on a joint and several basis, to protect, indemnify, pay and save harmless the Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable out-of-pocket fees, expenses and disbursements of counsel) which the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by the Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction in a final, non-appealable order, or (2) the wrongful dishonor by the Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, or (ii) the failure of the Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

(h) Applicability of ISP. Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.

(i) Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary of the Borrower, the Borrower shall be obligated to reimburse the Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of the Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document (including any Issuing Documents relating to the Existing Letters of Credit), the terms hereof shall control.

Section 2.4 Pro Rata Shares; Availability of Funds.

(a) Pro Rata Shares. All Loans shall be made, and all participations purchased, by the Lenders simultaneously and proportionately to their respective pro rata shares of the Loans, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Revolving Commitment or any Term Loan Commitment, or the portion of the aggregate outstanding principal amount of the Revolving Loans or the Term Loans, of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b) Availability of Funds.

(i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans, plus, in either case, any administrative, processing or similar fees customarily charged by the Administrative Agent in connection therewith. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Notices given by the Administrative Agent under this subsection (b) shall be conclusive absent manifest error.

Section 2.5 Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrower and each other Credit Party to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitment or the Borrower’s obligations in respect of any applicable Loans; and provided, further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern in the absence of demonstrable error therein.

(b) Notes. The Borrower shall execute and deliver to each (i) Lender on the Closing Date or the First Amendment Effective Date, as applicable, (ii) Person who is a permitted assignee of such Lender pursuant to Section 11.5 and (iii) Person who becomes a Lender in accordance with Section 2.18, in each case to the extent requested by such Person, a Note or Notes to evidence such Person’s portion of the Revolving Loans, Swingline Loans or Term Loans, as applicable.

Section 2.6 Scheduled Principal Payments.

(a) Revolving Loans. The principal amount of Revolving Loans is due and payable in full on the Revolving Commitment Termination Date.

(b) Swingline Loans. The principal amount of the Swingline Loans is due and payable in full on the earlier to occur of (i) the date of demand by the Swingline Lender and (ii) the Revolving Commitment Termination Date.

(c) Term Loans. The outstanding principal amount of the Term Loans shall be repaid in full on the Term Loan Maturity Date.

(d) Additional Term Loans. The principal amount of any Term Loan established after the First Amendment Effective Date pursuant to Section 2.18 shall be repaid in installments on the date and in the amounts set forth in the documents executed and delivered by the Borrower pursuant to which such additional Term Loan is established.

Section 2.7 Interest on Loans.

(a) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i) in the case of Revolving Loans, the Initial Term Loan and the First Amendment Term Loan:

(A) if a Base Rate Loan (including a Base Rate Loan referencing the LIBOR Index Rate), the Base Rate plus the Applicable Margin; or

(B) if an Adjusted LIBOR Rate Loan, the Adjusted LIBOR Rate plus the Applicable Margin; and

(ii) in the case of Swingline Loans, at the Swingline Rate (or with respect to any Swingline Loan advanced pursuant to an Auto Borrow Agreement, such other rate as separately agreed in writing between the Borrower and the Swingline Lender);

(ii) in the case of any Term Loan established pursuant to Section 2.18, at the percentages per annum specified in the lender joinder agreement(s) and/or the commitment agreement(s) whereby such Term Loan is established.

(b) The basis for determining the rate of interest with respect to any Loan (except a Swingline Loan, which may only be made and maintained at the Swingline Rate (unless and until converted into a Revolving Loan pursuant to the terms and conditions hereof), and the Interest Period with respect to any Adjusted LIBOR Rate Loan, shall be selected by the Borrower and notified to the Administrative Agent and the Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day (i) if such Loan is an Adjusted LIBOR Rate Loan, such Loan shall become a Base Rate Loan and (ii) if such Loan is a Base Rate Loan, such Loan shall remain a Base Rate Loan.

(c) In connection with Adjusted LIBOR Rate Loans, there shall be no more than eight (8) Interest Periods outstanding at any time. In the event the Borrower fails to specify between a Base Rate Loan or an Adjusted LIBOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (i) if outstanding as an Adjusted LIBOR Rate Loan, will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan, and (ii) if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan. In the event the Borrower fails to specify an Interest Period for any Adjusted LIBOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, the Borrower shall be deemed to have selected an Interest Period of one (1) month. As soon as practicable after 10:00 a.m. on each Interest Rate Determination Date and each Index Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to each of the LIBOR Loans for which an interest rate is then being determined (and for the applicable Interest Period in the case of Adjusted LIBOR Rate Loans) and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender.

(d) Interest payable pursuant to this Section 2.7 shall be computed on the basis of (i) for interest at the Base Rate (including Base Rate Loans determined by reference to the LIBOR Index Rate), a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and (ii) for all other computations of fees and interest, a year of three hundred sixty (360) days, in each case, for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from an Adjusted LIBOR Rate Loan, the date of conversion of such Adjusted LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to an Adjusted LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such Adjusted LIBOR Rate Loan, as the case may be, shall be excluded; provided that, if a Loan is repaid on the same day on which it is made, one (1) day’s interest shall be paid on that Loan.

(e) If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, (i) the ratio of Consolidated Funded Debt to Total Asset Value as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the ratio of Consolidated Funded Debt to Total Asset Value would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the Lenders promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code or other Debtor Relief Law, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This subsection (e) shall not limit the rights of the Administrative Agent or any Lender, as the case may be, under any other provision of this Agreement. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations.

(f) Except as otherwise set forth herein, interest on each Loan shall accrue on a daily basis and shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Loan; (ii) upon any prepayment of that Loan (other than a voluntary prepayment of a Revolving Loan or Term Loan which interest shall be payable in accordance with clause (i) above), to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity.

(g) The Borrower agrees to pay to the Issuing Bank, with respect to drawings honored under any Letter of Credit issued by the Issuing Bank, interest on the amount paid by the Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of the Borrower at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and (ii) thereafter, a rate which is the lesser of (y) two percent (2%) per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and (z) the Highest Lawful Rate.

(h) Interest payable pursuant to Section 2.7(g) shall be computed on the basis of a year of three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be, for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by the Issuing Bank of any payment of interest pursuant to Section 2.7(g), the Issuing Bank shall distribute to each Lender, out of the interest received by the Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which the Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event the Issuing Bank shall have been reimbursed by the Lenders for all or any portion of such honored drawing, the Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.3(e) with respect to such honored drawing such Lender’s Revolving Commitment Percentage of any interest received by the Issuing Bank in respect of that portion of such honored drawing so reimbursed by the Lenders for the period from the date on which the Issuing Bank was so reimbursed by the Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the Borrower.

Section 2.8 Conversion/Continuation.

(a) So long as no Default or Event of Default shall have occurred and then be continuing or would result therefrom, the Borrower shall have the option:

(i) to convert at any time all or any part of any Loan equal to $2,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided that an Adjusted LIBOR Rate Loan may only be converted on the expiration of the Interest Period applicable to such Adjusted LIBOR Rate Loan unless the Borrower shall pay all amounts due under Section 3.1(c) in connection with any such conversion; or

(ii) upon the expiration of any Interest Period applicable to any Adjusted LIBOR Rate Loan, to continue all or any portion of such Loan as an Adjusted LIBOR Rate Loan.

(b) The Borrower shall deliver a Conversion/Continuation Notice to the Administrative Agent no later than 1:00 p.m. at least three (3) Business Days in advance of the proposed Conversion/Continuation Date. Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Adjusted LIBOR Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith.

Section 2.9 Default Rate of Interest.

(a) If any amount of principal of any Loan is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(b) If any amount (other than principal of any Loan) payable by the Borrower under any Credit Document is not paid when due (after the expiration of any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then at the written request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(c) During the continuance of an Event of Default under Section 9.1(f) or Section 9.1(g), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(d) During the continuance of an Event of Default other than an Event of Default under Section 9.1(f) or Section 9.1(g), the Borrower shall, at the written request of the Required Lenders, pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(e) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(f) In the case of any Adjusted LIBOR Rate Loan, upon the expiration of the Interest Period in effect at the time the Default Rate of interest is effective, each such Adjusted LIBOR Rate Loan shall thereupon become a Base Rate Loan and shall thereafter bear interest at the Default Rate then in effect for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.9 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

Section 2.10 Fees.

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Revolving Commitment Percentage, a commitment fee (the “Commitment Fee”) equal to (x) to the extent the Total Revolving Outstandings is greater than 50% of the Aggregate Revolving Commitments, 0.20% per annum of the actual daily amount by which the Aggregate Revolving Commitments exceeds the Total Revolving Outstandings or (y) to the extent the Total Revolving Outstandings is less than or equal to 50% of the Aggregate Revolving Commitments, 0.25% per annum of the actual daily amount by which the Aggregate Revolving Commitments exceeds the Total Revolving Outstandings, subject to adjustments as provided in Section 2.16. The Commitment Fee shall accrue at all times during the Revolving Commitment Period, including at any time during which one or more of the conditions in Section 5 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing December 31, 2018, and on the Revolving Commitment Termination Date; provided that (1) no Commitment Fee shall accrue on any of the Revolving Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (2) any Commitment Fee accrued with respect to the Revolving Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender. The Commitment Fee shall be calculated quarterly in arrears. For purposes hereof, Swingline Loans shall not be counted toward or be considered as usage of the Aggregate Revolving Commitments.

(b) Letter of Credit Fees.

(i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Revolving Commitment Percentage a Letter of Credit fee for each Letter of Credit equal to the Applicable Margin for Revolving Loans that are LIBOR Rate Loans multiplied by the daily maximum amount available to be drawn under such Letter of Credit (collectively, the “Letter of Credit Fees”). For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.3(i). The Letter of Credit Fees shall be computed on a quarterly basis in arrears, and shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit (but no earlier than December 31, 2018 other than with respect to Existing Letters of Credit), on the expiration date thereof and thereafter on demand; provided that (1) no Letter of Credit Fees shall accrue in favor of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (2) any Letter of Credit Fees accrued in favor of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender. If there is any change in the Applicable Margin during any Fiscal Quarter, the daily maximum amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such Fiscal Quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, during the continuance of an Event of Default under Sections 9.1(f) and (g), all Letter of Credit Fees shall accrue at the Default Rate, and during the continuance of an Event of Default other than an Event of Default under Sections 9.1(f) or (g), then upon the written request of the Required Lenders, all Letter of Credit Fees shall accrue at the Default Rate.

(ii) Fronting Fee and Documentary and Processing Charges Payable to Issuing Bank. The Borrower shall pay directly to the Issuing Bank for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum equal to 0.125%, computed on the average daily maximum amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit (but no earlier than December 31, 2018 other than with respect to Existing Letters of Credit), on its expiration date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.3(i). In addition, the Borrower shall pay directly to the Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(c) Other Fees. The Borrower shall pay to the Administrative Agent, for its own account fees in the amounts and at the times specified in the Fee Letter.

Section 2.11 Prepayments/Commitment Reductions.

(a) Voluntary Prepayments.

(i) Any time and from time to time, the Loans may be repaid in whole or in part without premium or penalty (subject to Section 3.1):

(A) with respect to Base Rate Loans (including Base Rate Loans referencing the LIBOR Index Rate), the Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount;

(B) with respect to Adjusted LIBOR Rate Loans, the Borrower may prepay any such Loans on any Business Day in whole or in part (together with any amounts due pursuant to Section 3.1(c)) in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount; and

(C) with respect to Swingline Loans, the Borrower may prepay any such Loans on any Business Day in whole or in part in any amount;

(ii) All such prepayments shall be made:

(A) upon written or telephonic notice on the date of prepayment in the case of Base Rate Loans or Swingline Loans; and

(B) upon not less than three (3) Business Days’ prior written or telephonic notice in the case of Adjusted LIBOR Rate Loans;

in each case given to the Administrative Agent, or the Swingline Lender, as the case may be, by 11:00 a.m. on the date required and, if given by telephone, promptly confirmed in writing to the Administrative Agent (and the Administrative Agent will promptly transmit such telephonic or original notice for a Credit Extension by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.12(a).

(b) Voluntary Commitment Reductions.

(i) The Borrower may, from time to time upon not less than three (3) Business Days’ prior written or telephonic notice confirmed in writing to the Administrative Agent (which original written or telephonic notice the Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part the Revolving Commitments (ratably among the Lenders in accordance with their respective Revolving Commitment Percentages thereof); provided, (A) any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount, (B) the Borrower shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate Total Revolving Outstandings exceed the Aggregate Revolving Commitments and (C) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit and/or the Swingline Sublimit exceed the amount of the Aggregate Revolving Commitments, the Letter of Credit Sublimit and/or the Swingline Sublimit, as applicable, shall be automatically reduced by the amount of such excess.

(ii) The Borrower’s notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in the Borrower’s notice and shall reduce the Revolving Commitments of each Lender proportionately to its Revolving Commitment Percentage thereof.

(c) Mandatory Prepayments.

(i) Availability. If for any reason on any date Availability is less than $0, prepayment will be made on such date to repay the Obligations in an aggregate amount necessary to cause Availability to be greater than $0.

(ii) Revolving Commitments. If at any time (A) the Total Revolving Outstandings shall exceed the Aggregate Revolving Commitments, (B) the Outstanding Amount of Letter of Credit Obligations shall exceed the Letter of Credit Sublimit, or (C) the Outstanding Amount of Swingline Loans shall exceed the Swingline Sublimit, prepayment will be made on or in respect of the Revolving Obligations in an amount equal to such excess on or before the next Business Day after the Administrative Agent notifies the Borrower in writing of such excess; provided, however, that, except with respect to clause (B), Letter of Credit Obligations will not be Cash Collateralized hereunder until the Revolving Loans and Swingline Loans have been paid in full.

(iii) Asset Sales and Involuntary Dispositions. Prepayment will be made on the Obligations on the Business Day following receipt of Net Cash Proceeds (excluding (~~x~~w) cash or Cash Equivalents received by an Unrestricted Subsidiary in connection with the sale of such Unrestricted Subsidiary’s Equity Interests or other assets which are distributed to the Borrower or a Restricted Subsidiary, (~~y~~x) the Net Cash Proceeds of a sale of Equity Interests in an Unrestricted Subsidiary by the Borrower or any Restricted

Subsidiary, (y)  the Net Cash Proceeds of any Permitted REIT Disposition or (z) the Net Cash Proceeds of ~~any Permitted REIT~~the Delayed Consent Properties Disposition) in excess of $5,000,000 in the aggregate in any Fiscal Year required to be prepaid pursuant to the provisions hereof in an amount equal to 100% of the Net Cash Proceeds from any Asset Sale or Involuntary Disposition by the Borrower or any of its Restricted Subsidiaries; provided, however, that so long as no Event of Default shall have occurred and be continuing, such Net Cash Proceeds shall not be required to be so applied, at the election of the Borrower to the extent the Borrower or such Restricted Subsidiary reinvests or expends (or provides reimbursement of any such reinvestment or expenditure previously made by any Credit Party), all or any portion of such Net Cash Proceeds in assets (other than current assets as classified by GAAP) within three hundred sixty-five (365) days (or such later date as agreed by the Administrative Agent in its sole discretion) after the receipt of such Net Cash Proceeds. Notwithstanding the foregoing, each Credit Party and, so long as no Event of Default has occurred and is continuing, the Administrative Agent agree that each of them will promptly endorse any check received from an insurance carrier in connection with an Involuntary Disposition in order for the Credit Parties to comply with the terms of this Section 2.11(c)(iii).

(iv) Debt Transactions. Prepayment will be made on the Obligations in an amount equal to one hundred percent (100%) of the Net Cash Proceeds from any Debt Transactions on the Business Day following receipt thereof.

Section 2.12 Application of Prepayments. Within each Loan, prepayments will be applied first to Base Rate Loans, then to LIBOR Loans in direct order of Interest Period maturities. In addition:

(a) Voluntary Prepayments. Voluntary prepayments will be applied as specified by the Borrower; provided that in the case of prepayments on the Term Loans, (i) the prepayment will be applied ratably to the Term Loans then outstanding and (ii) with respect to each Term Loan then outstanding, the prepayments will be applied ratably to remaining principal installments thereof.

(b) Mandatory Prepayments. Mandatory prepayments will be applied as follows:

(i) Mandatory prepayments in respect of the Revolving Commitments under Sections 2.11(c)(ii) above shall be applied to the respective Revolving Obligations as appropriate but without a permanent reduction thereof.

(ii) Mandatory prepayments in respect of Availability under Section 2.11(c)(i), Asset Sales and Involuntary Dispositions under Section 2.11(c)(iii) above and Debt Transactions under Section 2.11(c)(iv) shall be applied as follows: first, to the Revolving Obligations (including the provision of Cash Collateral for outstanding Letters of Credit after outstanding Revolving Loans have been paid in full) without a permanent reduction thereof and then, ratably to the Term Loans then outstanding, until paid in full. Mandatory prepayments with respect to each of the Term Loans will be applied ratably to remaining outstanding principal amounts of such Term Loans, and with respect to any such Term Loans requiring principal installments, ratably to the remaining principal installments thereof.

(c) Prepayments on the Obligations will be paid by the Administrative Agent to the Lenders ratably in accordance with their respective interests therein (except for Defaulting Lenders where their share will be applied as provided in Section 2.16(a)(ii) hereof).

Section 2.13 General Provisions Regarding Payments.

(a) All payments by the Borrower of principal, interest, fees and other Obligations hereunder or under any other Credit Document shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition. The Administrative Agent shall, and the Borrower hereby authorizes the Administrative Agent to, debit a deposit account of the Borrower or any of its Restricted Subsidiaries held with the Administrative Agent or any of its Affiliates and designated for such purpose by the Borrower or such Restricted Subsidiary in order to cause timely payment to be made to the Administrative Agent of all principal, interest and fees due hereunder or under any other Credit Document (subject to sufficient funds being available in its accounts for that purpose).

(b) In the event that the Administrative Agent is unable to debit a deposit account of the Borrower or any of its Restricted Subsidiaries held with the Administrative Agent or any of its Affiliates in order to cause timely payment to be made to the Administrative Agent of all principal, interest and fees due hereunder or any other Credit Document (including because insufficient funds are available in its accounts for that purpose), payments hereunder and under any other Credit Document shall be delivered to the Administrative Agent, for the account of the Lenders, not later than 2:00 p.m. on the date due at the Principal Office of the Administrative Agent or via wire transfer of immediately available funds to an account designated by the Administrative Agent (or at such other location as may be designated in writing by the Administrative Agent from time to time); for purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrower on the next Business Day.

(c) All payments in respect of the principal amount of any Loan (other than voluntary repayments of Revolving Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(d) The Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable pro rata share of all payments and prepayments of principal and interest due to such Lender hereunder, together with all other amounts due with respect thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.

(e) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its pro rata share of any Adjusted LIBOR Rate Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(f) Subject to the provisos set forth in the definition of “Interest Period,” whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the Commitment Fee hereunder, but such payment shall be deemed to have been made on the date therefor for all other purposes hereunder.

(g) The Administrative Agent may, but shall not be obligated to, deem any payment by or on behalf of the Borrower hereunder that is not made in same day funds prior to 2:00 p.m. to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Administrative Agent shall give prompt telephonic notice to the Borrower and each applicable Lender (in each case, confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 9.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate (unless otherwise provided by the Required Lenders) from the date such amount was due and payable until the date such amount is paid in full.

Section 2.14 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 2.14 shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or a Competitor), (B) any amounts applied by the Swingline Lender to outstanding Swingline Loans, (C) any amounts applied to Letter of Credit Obligations by the Issuing Bank or Swingline Loans by the Swingline Lender, as appropriate, from Cash Collateral provided under Section 2.15 or Section 2.16, or (D) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letter of Credit Obligations, Swingline Loans or other obligations hereunder to any assignee or participant, other than to the Borrower or any Restricted Subsidiary thereof (as to which the provisions of this Section 2.14 shall apply).

Each of the Credit Parties consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

Section 2.15 Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in an amount sufficient to cover the applicable Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(a) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Bank, and agrees to maintain, a perfected first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Obligations, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.15 or Section 2.16 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided prior to any other application of such property as may otherwise be provided for herein.

(c) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.15 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Credit Party shall not be released during the continuance of an Event of Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 9.3) but shall be released upon the cure, termination or waiver of such Event of Default in accordance with the terms of this Agreement, and (y) the Person providing Cash Collateral and the Issuing Bank or the Swingline Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 2.16 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.4(a)(iii).

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amount (other than fees which any Defaulting Lender is not entitled to receive pursuant to Section 2.16(a)(iii)) received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.3), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Bank or the Swingline Lender hereunder; third, to Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Borrower may request (so long as no Default or Event of

Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or Letter of Credit Borrowings were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Borrowings owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations and Swingline Loans are held by the Lenders pro rata in accordance with their Revolving Commitments without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to (and the underlying obligations satisfied to the extent of such payment) and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) Such Defaulting Lender shall not be entitled to receive any Commitment Fee, any fees with respect to Letters of Credit (except as provided in clause (b) below) or any other fees hereunder for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.

(C) With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Bank and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Bank’s or the Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 5.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure at such time to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.15.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, and, in the case of any Lender with a Revolving Commitment, the Swingline Lender and the Issuing Bank, agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Revolving Commitments (without giving effect to Section 2.16(a)(iv), whereupon such Lender will cease to be a Defaulting Lender); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan, and (ii) the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 2.17 Removal or Replacement of Lenders. If (a) any Lender requests compensation under Section 3.2, (b) any Credit Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.3, (c) any Lender gives notice of an inability to fund LIBOR Loans under Section 3.1(b), (d) any Lender is a Defaulting Lender, or (e) any Lender (a “Non-Consenting Lender”) does not consent (including by way of a failure to respond in writing to a proposed amendment, consent or waiver by the date and time specified by the Administrative Agent) to a proposed amendment, consent, change, waiver, discharge or termination hereunder or with respect to any Credit Document that has been approved by the Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.5, all of its interests, rights (other than its rights under Section 3.2, Section 3.3 and Section 11.2) and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrower or such Eligible Assignee shall have paid to the Administrative Agent the assignment fee specified in Section 11.5(b)(iv);

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letter of Credit Borrowings, as applicable, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 3.1(c)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.2 or payments required to be made pursuant to Section 3.3, such assignment is reasonably expected to result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with Applicable Law; and

(v) in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed amendment, consent, change, waiver, discharge or termination, the successor replacement Lender shall have consented to the proposed amendment, consent, change, waiver, discharge or termination.

Each Lender agrees that in the event it, or its interests in the Loans and obligations hereunder, shall become subject to the replacement and removal provisions of this Section 2.17, it will cooperate with the Borrower and the Administrative Agent to give effect to the provisions hereof, including execution and delivery of an Assignment Agreement in connection therewith, but the replacement and removal provisions of this Section 2.17 shall be effective regardless of whether an Assignment Agreement shall have been given.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.18 Increase in Revolving Commitments and Establishment of Additional Term Loans. The Borrower may, at any time and from time to time, upon prior written notice by the Borrower to the Administrative Agent, increase the Revolving Commitments (but not the Letter of Credit Sublimit or the Swingline Sublimit) and/or establish one or more additional term loans subject to the following:

(a) the sum of (A) aggregate principal amount of any increases in the Revolving Commitments pursuant to this Section 2.18 plus (B) the aggregate principal amount of any additional Term Loans advanced to the Borrower pursuant to this Section 2.18 shall not exceed THREE HUNDRED FIFTY MILLION DOLLARS ($350,000,000);

(b) With respect to any increase in the Revolving Commitments:

(i) any such increase shall be in a minimum initial principal amount of $2,000,000 and integral multiples of $1,000,000 in excess thereof;

(ii) no Default or Event of Default shall exist before and immediately after giving effect to any such increase;

(iii) after giving effect to the incurrence of any such increase in the Revolving Commitments on a Pro Forma Basis (recomputed as of the last day of the most recently ended Fiscal Quarter of the Borrower for which financial statements have been delivered pursuant to Section 7.1, including after giving effect on a Pro Forma Basis to any Permitted Acquisition consummated simultaneously therewith and assuming that any increase in the Revolving Commitments are fully drawn), the Borrower shall be in compliance with the financial covenants set forth in Section 8.8;

(iv) any increase to the Aggregate Revolving Commitments may be made with additional Revolving Commitments from any existing Lender with a Revolving Commitment or new Revolving Commitments from any other Person selected by the Borrower and reasonably acceptable to the Administrative Agent and the Issuing Bank;

(v) no existing Lender shall be under any obligation to increase its Revolving Commitment and any such decision whether to increase its Revolving Commitment shall be in such Lender’s sole and absolute discretion;

(vi) (1) any new Lender providing a Revolving Commitment in connection with any increase in Aggregate Revolving Commitments shall join this Agreement by executing such joinder documents reasonably required by the Administrative Agent and/or (2) any existing Lender electing to increase its Revolving Commitment shall have executed a commitment agreement reasonably satisfactory to the Administrative Agent;

(vii) any such increase in the Revolving Commitments shall be subject to receipt by the Administrative Agent of a certificate of the Borrower dated as of the date of the establishment of such increase signed by an Authorized Officer of the Borrower (x) certifying and attaching the resolutions adopted by the Borrower and each Guarantor approving or consenting to such increase and (y) certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Section 6 and in each of the other Credit Documents are true and correct in all material respects on and as of the date of such increase (unless any such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (unless any such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 2.18, the representations and warranties contained in Section 6.7 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) of Section 7.1, (2) no Default or Event of Default exists, (3) the conditions in Section 2.18(b)(iii) are satisfied and (4) the conditions precedent in Section 5.2 are satisfied; and

(viii) to the extent that the joinder or commitment agreements described in clause (vi) above provide for an applicable margin of, and/or commitment fee for, additional Revolving Commitments greater than the Applicable Margin and/or Commitment Fee with respect to the existing Revolving Commitments at such time, the Applicable Margin and/or the Commitment Fee (as applicable) for the existing Revolving Commitments shall be increased automatically (without the consent of Required Lenders) such that the Applicable Margin and/or the Commitment Fee (as applicable) for such existing Revolving Commitments is not less than the applicable margin and/or the commitment fee (as applicable) for such additional Revolving Commitments. All other terms with respect to any additional Revolving Commitments, including, without limitation, maturity date and prepayments, shall be the same as those applicable to the existing Revolving Commitments.

The Borrower shall prepay any Revolving Loans owing under this Agreement on the date of any such increase in the Revolving Commitments to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Revolving Commitments arising from any nonratable increase in the Revolving Commitments under this Section (it being understood that any such prepayment may be funded with the proceeds of a borrowing, or deemed borrowing, of Revolving Loans).

(c) With respect to the establishment of one or more additional Term Loans:

(i) any such additional Term Loan shall be in a minimum initial principal amount of $2,000,000 and integral multiples of $1,000,000 in excess thereof;

(ii) no Default or Event of Default shall exist before and immediately after giving effect to any such additional Term Loan;

(iii) after giving effect to the incurrence of any additional Term Loan on a Pro Forma Basis (recomputed as of the last day of the most recently ended Fiscal Quarter of the Borrower for which financial statements have been delivered pursuant to Section 7.1, including after giving effect on a Pro Forma Basis to any Permitted Acquisition consummated simultaneously therewith and assuming that any increase in the Revolving Commitments are fully drawn), the Borrower shall be in compliance with the financial covenants set forth in Section 8.8;

(iv) no existing Lender shall be under any obligation to provide a portion of any additional Term Loan and any such decision whether to provide a portion of any additional Term Loan shall be in such Lender’s sole and absolute discretion;

(v) (1) any new Lender shall be reasonably acceptable to the Administrative Agent and shall join this Agreement by executing such joinder documents reasonably required by the Administrative Agent and/or (2) any existing Lender electing to provide a Term Loan Commitment with respect to such additional Term Loan shall have executed a commitment or joinder agreement reasonably satisfactory to the Administrative Agent;

(vi) the establishment of any such additional Term Loan shall be subject to receipt by the Administrative Agent of a certificate of the Borrower dated as of the date of the establishment of such additional Term Loan signed by an Authorized Officer of the Borrower (x) certifying and attaching the resolutions adopted by the Borrower and each Guarantor approving or consenting to such additional Term Loan and (y) certifying that, before and after giving effect to such additional Term Loan, (1) the representations and warranties contained in Section 6 and in each of the other Credit Documents are true and correct in all material respects on and as of the date of such increase (unless any such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (unless any such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 2.18, the representations and warranties contained in Section 6.7 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) of Section 7.1, (2) no Default or Event of Default exists, (3) the conditions in Section 2.18(c)(iii) are satisfied and (4) the conditions precedent in Section 5.2 are satisfied;

(vii) the Applicable Margin of any such additional Term Loan shall be as set forth in the commitment or joinder agreement executed by the Borrower in connection therewith; provided that in the event that the all-in yield for any additional Term Loan is higher than the all-in yield for the existing Term Loans (the “Existing Term Facilities”) by more than 50 basis points, then the Applicable Margin for the applicable Existing Term Facility shall be increased to the extent necessary so that such all-in yield is equal to the all-in yield for such additional Term Loan minus 50 basis points; provided, further, that in determining the interest rate margins applicable to any additional Term Loan and the applicable Existing Term Facility, (x) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID, with OID being equated to interest based on assumed four-year life to maturity) payable by the Borrower to the Lenders (which fees shall include, for the avoidance of doubt, the portion of any such fees paid to the Lenders from the proceeds of any underwriting fee paid to any Lead Arranger) under the applicable Existing Term Facility in the initial primary syndication thereof and with respect to any additional Term Loan shall be included and the effect of any and all interest rate floors shall be included and (y) customary arrangement or commitment fees payable to the Lead Arrangers (or their affiliates) in connection with the applicable Existing Term Facility, shall be excluded;

(viii) the maturity date for any such additional Term Loan shall be as set forth in the commitment or joinder agreement executed by the Borrower in connection therewith, provided that such maturity date shall not be earlier than the Term Loan Maturity Date or the maturity date of any other then existing Term Loan; and

(ix) the scheduled principal amortization payments (if any) under any such additional Term Loan shall be as set forth in the commitment or joinder agreement executed by the Borrower in connection therewith; provided that the weighted average life of any such additional Term Loan shall not be less than the weighted life to maturity of the First Amendment Term Loan and any other then existing Term Loan.

(d) the proceeds of any such increase in the Revolving Commitments or additional Term Loan shall be used to acquire additional Marina Properties or other Real Estate Assets, to pay fees and expenses related thereto, to make capital expenditures or for general corporate purposes; and

(e) the Borrower shall provide legal opinions and other documents reasonably requested by the Administrative Agent in writing in connection with the establishment of any such increase in the Revolving Commitments and/or such additional Term Loan.

Section 2.19 Extension Option. The Borrower shall have the right, at its option, to extend the Term Loan Maturity Date two (2) times (each time for an additional twelve month period) (the “Extension Option”) subject to the satisfaction of the following conditions: (a) the Administrative Agent shall have received written notice from an Authorized Officer of the Borrower at least thirty (30) days, but no more than ninety (90) days, prior to the then-applicable Term Loan Maturity Date, (b) on the date the Borrower delivers notice of its election to exercise an Extension Option and at the time such Extension Option is exercised, no Event of Default shall have occurred and be continuing, (c) each of the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (unless any such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects) on and as of the date the Borrower delivers notice of its election to exercise an Extension Option and on and as of the date the Extension Option is exercised, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (unless any such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects) on and as of such earlier date, (d) the Administrative Agent shall have received reasonably satisfactory legal opinions and other document as are customary for the exercise of a maturity date extension and (e) each Lender with a Term Loan Commitment on the date the Extension Option is exercised shall have received a fee in an amount equal to 0.25% of the Outstanding Amount of its Term Loans being extended as of the date such Extension Option is exercised.

Section 3. YIELD PROTECTION

Section 3.1 Making or Maintaining LIBOR Loans.

(a) Inability to Determine Applicable Interest Rate. (i) In the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date or any Index Rate Determination Date with respect to any LIBOR Loans, that by reason of circumstances affecting the London interbank market (A) adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBOR Loans on the basis provided for in the definition of Adjusted LIBOR Rate or LIBOR Index Rate, as applicable, or (B) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBOR Rate or LIBOR Index Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their LIBOR Loans for such Interest Period and such circumstances also affect such Lenders with respect to similarly situated borrowers in other secured loan transactions, the Administrative Agent shall on such date give notice (by telefacsimile, other electronic means or by telephone confirmed in writing) to the Borrower and each Lender of such determination, whereupon (1) no Loans may be made as, or converted to, LIBOR Loans until such time as the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice, and (2) any Funding Notice or Conversion/Continuation Notice given by the Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Borrower and such Loans shall be automatically made or continued as, or converted to, as applicable, Base Rate Loans without reference to the LIBOR Index Rate component of the Base Rate.

(ii) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) the circumstances set forth in clause (a)(i)(A) above have arisen and such circumstances are unlikely to be temporary, (B) the circumstances set forth in clause (a)(i)(A) above have not arisen but the supervisor for the administrator of the Adjusted LIBOR Rate or LIBOR Index Rate, as applicable or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Adjusted LIBOR Rate or LIBOR Index Rate, as applicable, shall no longer be used for determining interest rates for loans or (C) a rate other than the LIBOR Rate has become a widely recognized benchmark interest rate for newly originated loans of this type made in Dollars to borrowers domiciled in the United States, then the Administrative Agent may, in consultation with the Borrower, select an alternate benchmark interest rate (including any credit spread or other adjustments to such alternate benchmark (if any) incorporated therein) to replace the Adjusted LIBOR Rate or LIBOR Index Rate, as applicable, for purposes of this Agreement (such rate, the “LIBOR Successor Rate”), then the Administrative Agent and the Borrower shall endeavor to replace the Adjusted LIBOR Rate or LIBOR Index Rate, as applicable with the LIBOR Successor Rate and incorporate any LIBOR Successor Rate Conforming Changes related thereto (but for the avoidance of doubt, such changes shall not include a reduction in the Applicable Margin). Notwithstanding anything to the contrary in Section 11.4, such amendment shall become effective without any further action or consent of any party to this Agreement (other than the Borrower and the Administrative Agent) so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment (which objections shall be specifically identified in such writing). Until such time as a LIBOR Successor Rate has been selected and this Agreement has been amended to implement such LIBOR Successor Rate and any LIBOR Successor Rate Conforming Changes, (x) any Conversion/Continuation Notice that requests the conversion of any Loan to, or continuation of any Loan as, a LIBOR Loan shall be ineffective, and (y) if any Funding Notice requests a LIBOR Loan, such Loan shall be made as a Base Rate Loan. The LIBOR Successor Rate and any LIBOR Successor Rate Conforming Changes shall be determined, applied and implemented in a manner that gives due consideration to the then-prevailing market practice in the United States for determining, applying and implementing benchmark interest rates for newly originated loans of this type made in Dollars to borrowers domiciled in the United States. Notwithstanding anything contained herein to the contrary, for purposes of this Agreement, no LIBOR Successor Rate selected in accordance with the foregoing shall at any time be less than 0.00% per annum.

(b) Illegality or Impracticability of LIBOR Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrower and the Administrative Agent) that the making, maintaining or continuation of its LIBOR Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the First Amendment Effective Date which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other

Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a LIBOR Loan then being requested by the Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan without reference to the LIBOR Index Rate component of the Base Rate, (3) the Affected Lender’s obligation to maintain its outstanding LIBOR Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans without reference to the LIBOR Index Rate component of the Base Rate on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Loan then being requested by the Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Borrower shall have the option, subject to the provisions of Section 3.1(a), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 3.1(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Loans in accordance with the terms hereof.

(c) Compensation for Breakage or Non-Commencement of Interest Periods. The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable out-of-pocket losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to lenders of funds borrowed by it to make or carry its Adjusted LIBOR Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender sustains: (i) if for any reason (other than a default by such Lender) a borrowing of any Adjusted LIBOR Rate Loans does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Adjusted LIBOR Rate Loans does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Adjusted LIBOR Rate Loans occurs on any day other than the last day of an Interest Period applicable to that Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), including as a result of an assignment in connection with the replacement of a Lender pursuant to Section 2.17; or (iii) if any prepayment of any of its Adjusted LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower.

(d) Booking of LIBOR Loans. Any Lender may make, carry or transfer LIBOR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e) Assumptions Concerning Funding of Adjusted LIBOR Rate Loans. Calculation of all amounts payable to a Lender under this Section 3.1 and under Section 3.2 shall be made as though such Lender had actually funded each of its relevant Adjusted LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such Adjusted LIBOR Rate Loans and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of such Lender to a domestic office of such Lender in the United States; provided, however, each Lender may fund each of its Adjusted LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 3.1 and under Section 3.2.

(f) Certificates for Reimbursement. A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender, as specified in paragraph (c) of this Section 3.1 and the circumstances giving rise thereto shall be delivered to the Borrower and shall be conclusive absent manifest error. In the absence of any such manifest error, the Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(g) Delay in Requests. The Borrower shall not be required to compensate a Lender pursuant to this Section 3.1 for any such amounts incurred more than six (6) months prior to the date that such Lender delivers to the Borrower the certificate referenced in Section 3.1(f).

Section 3.2 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBOR Rate or the LIBOR Index Rate) or the Issuing Bank;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, the Issuing Bank or other Recipient, the Borrower promptly will pay to such Lender, the Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital and Liquidity Requirements. If any Lender, the Issuing Bank or the Swingline Lender (for purposes hereof, may be referred to collectively as “the Lenders” or a “Lender”) determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the commitments of such Lender hereunder or the Loans made by, or participations in Letters of Credit and Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 3.2 and the circumstances giving rise thereto shall be delivered to the Borrower and shall be conclusive absent manifest error. In the absence of any such manifest error, the Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 3.2 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 3.2 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or the Issuing Bank, as the case may be, delivers to the Borrower the certificate referenced in Section 3.2(c) and notifies the Borrower in writing of such Lender’s or the Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.3 Taxes.

(a) Issuing Bank. For purposes of this Section 3.3, the term “Lender” shall include the Issuing Bank and the term “Applicable Law” shall include FATCA.

(b) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Credit Party hereunder or under any other Credit Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.3) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Tax Indemnification. (1) The Credit Parties shall jointly and severally indemnify each Recipient and shall make payment in respect thereof within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.3) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(i) Each Lender shall severally indemnify the Administrative Agent within ten (10) Business Days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.5(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (ii).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 3.3, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of a return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders; Tax Documentation. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (i)(A), (i)(B) and (i)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN-E (or W-8BEN as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN-E (or W-8BEN as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed originals of IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 3.3-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E (or W-8BEN as applicable); or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.3-2 or Exhibit 3.3-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.3-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any indemnified party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes (including the carryover or application of such refund to an amount otherwise due to the refunding Governmental Authority) as to which it has been indemnified pursuant to this Section 3.3 (including by the payment of additional amounts pursuant to this Section 3.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of the indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 3.3 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

Section 3.4 Mitigation Obligations; Designation of a Different Lending Office. If any Lender requests compensation under Section 3.2, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.3, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.2 or Section 3.3, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 4. GUARANTY

Section 4.1 The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to the Administrative Agent, the Lenders, the Qualifying Swap Banks, the Qualifying Treasury Management Banks and the other holders of the Obligations as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations (the “Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein, in any other of the Credit Documents, Swap Agreements, Treasury Management Agreements or other documents relating to the Obligations, (a) the obligations of each Guarantor under this Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law and (b) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

Section 4.2 Obligations Unconditional.

The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, Swap Agreements or Treasury Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by Applicable Law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 4 until such time as the Obligations have been paid in full and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Swap Agreement between any Credit Party and any Swap Provider, or any Treasury Management Agreement between any Credit Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Credit Documents, such Swap Agreements or such Treasury Management Agreements shall be done or omitted;

(c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Swap Agreement between any Credit Party and any Swap Provider or any Treasury Management Agreement between any Credit Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Credit Documents, such Swap Agreements or such Treasury Management Agreements shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

(e) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Swap Agreement between any Credit Party and any Swap Provider or any Treasury Management Agreement between any Credit Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Credit Documents, such Swap Agreements or such Treasury Management Agreements, or against any other Person under any other guarantee of, or security for, any of the Obligations.

Section 4.3 Reinstatement.

The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable and documented costs and expenses (including, without limitation, the reasonable and documented fees, charges and disbursements of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

Section 4.4 Certain Additional Waivers.

Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.

Section 4.5 Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

Section 4.6 Rights of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under Applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Credit Documents and no Guarantor shall exercise such rights of contribution until all Obligations have been paid in full and the Commitments have terminated.

Section 4.7 Guarantee of Payment; Continuing Guarantee.

The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

Section 4.8 Keepwell.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Specified Credit Party to honor all of such Specified Credit Party’s obligations under the Guaranty and the Collateral Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 4.8 for the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 4, voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 4.8 shall remain in full force and effect until the Guaranteed Obligations have been indefeasibly paid and performed in full and the commitments relating thereto have expired or terminated, or, with respect to any Guarantor, if earlier, such Guarantor is released from its Guaranteed Obligations in accordance with Section 10.10(a). Each Qualified ECP Guarantor intends that this Section 4.8 constitute, and this Section 4.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Credit Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 5. CONDITIONS PRECEDENT

Section 5.1 Conditions Precedent to Initial Credit Extensions. The obligation of each Lender to make a Credit Extension on the Closing Date is subject to the satisfaction of the following conditions on or before the Closing Date:

(a) Executed Credit Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Credit Documents, in each case, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders and duly executed by the appropriate parties thereto.

(b) Organizational Documents. Receipt by the Administrative Agent of the following:

(i) Charter Documents. Copies of articles of incorporation, certificate of organization or formation, or other like document for each of the Credit Parties certified as of a recent date by the appropriate Governmental Authority.

(ii) Organizational Documents Certificate. (A) Copies of bylaws, operating agreement, partnership agreement or like document, (B) copies of resolutions approving the transactions contemplated in connection with the financing and authorizing execution and delivery of the Credit Documents, and (C) incumbency certificates, for or on behalf of each of the Credit Parties, in each case certified by an Authorized Officer in form and substance reasonably satisfactory to the Administrative Agent.

(iii) Good Standing Certificate. Copies of certificates of good standing, existence or the like of a recent date for each of the Credit Parties from the appropriate Governmental Authority of its jurisdiction of formation or organization.

(iv) Closing Certificate. A certificate from an Authorized Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, confirming, among other things, (A) all consents, approvals, authorizations, registrations, or filings required to be made or obtained by the Borrower and the other Credit Parties, if any, in connection with this Agreement and the other Credit Documents and the transactions contemplated herein and therein have been obtained and are in full force and effect, (B) no investigation or inquiry by any Governmental Authority regarding this Agreement and the other Credit Documents and the transactions contemplated herein and therein is ongoing, (C) since December 31, 2017, there has been no Material Adverse Effect with respect to the Borrower and its Subsidiaries taken as a whole and (D) satisfaction of the condition precedent set forth in clause (f) below (as demonstrated by reasonably detailed calculations set forth in a schedule attached to such certificate).

(c) Opinions of Counsel. Receipt by the Administrative Agent of customary opinions of counsel for each of the Credit Parties, including, among other things, opinions regarding the perfection of security interests, the due authorization, execution and delivery of the Credit Documents and the enforceability thereof.

(d) Personal Property Collateral. Receipt by the Collateral Agent of the following:

(i) UCC Searches and UCC Financing Statements. (A) Searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral and (B) such UCC financing statements necessary or appropriate to perfect the security interests in the personal property collateral, as determined by the Collateral Agent.

(ii) Intellectual Property Filings. Such patent, trademark and copyright notices, filings and recordations necessary or appropriate to perfect the security interests in intellectual property and intellectual property rights, as determined by the Collateral Agent.

(iii) Pledged Equity Interests. Original certificates evidencing any certificated Equity Interests pledged as collateral, together with undated stock transfer powers executed in blank.

(e) Financial Statements. Receipt and satisfactory review by the Administrative Agent (which shall be reasonably conducted) of a pro forma consolidated balance sheet and a related pro forma consolidated statement of income of the Borrower and its Subsidiaries as of and for the twelve-month period ending on the last day of the most recently ended four-Fiscal Quarter period ended at least forty-five (45) days prior to the Closing Date, or, if the most recently ended fiscal period is the end of a Fiscal Year, ended at least ninety (90) days prior to the Closing Date, prepared after giving effect to this Agreement and the transactions contemplated hereby as if such transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other statement of income), it being understood that any purchase accounting adjustments may be preliminary in nature and be based only on estimates and allocations determined by the Borrower.

(f) Consolidated Funded Debt. At the time of and after giving effect to the Credit Extensions on the Closing Date, this Agreement and the transactions contemplated hereby on a Pro Forma Basis, the Borrower is in compliance with each of the financial covenants in Section 8.8.

(g) Solvency Certificate. The Administrative Agent shall have received an officer’s certificate prepared by the chief financial officer or other Authorized Officer approved by the Administrative Agent of the Borrower as to the financial condition, solvency and related matters of the Borrower and its Restricted Subsidiaries, after giving effect to this Agreement and the transactions contemplated hereby and the initial borrowings under the Credit Documents, in substantially the form of Exhibit 5.1(g) hereto.

(h) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate as of the end of the most recently ended Fiscal Quarter of the Borrower ended at least 45 days prior to the Closing Date, duly executed by an Authorized Officer of the Borrower.

(i) Funding Notice; Funds Disbursement Instructions. The Administrative Agent shall have received (a) a duly executed Funding Notice with respect to the Credit Extension to occur on the Closing Date and (b) duly executed disbursement instructions (with wiring instructions and account information) for all disbursements to be made on the Closing Date.

(j) Evidence of Insurance. Receipt and satisfactory review by the Collateral Agent (which shall be reasonably conducted) of (i) certificates of insurance for casualty, liability and any other insurance required by the Credit Documents, identifying the Collateral Agent, its successors and/or assigns, as its interest may appear, as loss payee and/or mortgagee with respect to the casualty insurance and additional insured with respect to the liability insurance, as appropriate and (ii) endorsements satisfying the requirements of Section 7.5 with respect to such insurance policies.

(k) Existing Indebtedness of the Credit Parties. All of the existing Indebtedness for borrowed money of the Credit Parties and their Subsidiaries (other than Indebtedness permitted to exist pursuant to Section 8.1) shall be repaid in full and all security interests related thereto shall be terminated or assigned to the Administrative Agent on terms and conditions reasonably satisfactory thereto on or prior to the Closing Date.

(l) Existing Credit Agreements. The Borrower shall have (or concurrently with the Credit Extensions on the Closing Date) (i) repaid in full all principal and interest owing with respect to all outstanding revolving loans, swingline loans and term loans under the Existing Credit Agreements, and (ii) paid all accrued commitment fees, letter of credit fees and fronting fees owing under the Existing Credit Agreements.

(m) Patriot Act; Anti-Money Laundering Laws.

(i) At least three (3) Business Days prior to the Closing Date, the provision by the Credit Parties of all documentation and other information that the Administrative Agent or any Lender requests at least five (5) Business Days prior to the Closing Date in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(ii) At least five (5) days prior to the Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, ~~borrower~~the Borrower shall deliver a Beneficial Ownership Certification in relation to the Borrower.

(n) Fees and Expenses. The Administrative Agent shall have confirmation that all reasonable and documented out-of-pocket fees and expenses required to be paid on or before the Closing Date have been paid, including the reasonable and documented out-of-pocket fees and expenses of counsel for the Administrative Agent.

For purposes of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

The funding of the initial Loans hereunder shall evidence the satisfaction of the foregoing conditions except to the extent the Borrower and the other Credit Parties have agreed to fulfill conditions following the Closing Date pursuant to Section 7.19 and Section 7.20.

Section 5.2 Conditions to Each Credit Extension. The obligation of each Lender to fund its Term Loan Commitment Percentage or Revolving Commitment Percentage of any Credit Extension on any Credit Date, including the First Amendment Effective Date, is subject to the satisfaction, or waiver in accordance with Section 11.4, of the following conditions precedent:

(a) the Administrative Agent shall have received a fully executed and delivered Funding Notice, together with the documentation and certifications required therein with respect to each Credit Extension;

(b) after making the Credit Extension requested on such Credit Date, (i) the aggregate outstanding principal amount of the Revolving Loans shall not exceed the aggregate Revolving Commitments then in effect and (ii) the aggregate outstanding principal amount of the Term Loans shall not exceed the respective Term Loan Commitments then in effect;

(c) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (unless any such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects) on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (unless any such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects) on and as of such earlier date;

(d) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;

(e) as of such Credit Date, after giving effect to the applicable Credit Extension made on such date, Availability shall be greater than or equal to $0; and

(f) in connection with any Credit Extension the proceeds of which shall be used (in whole or in part) to purchase one or more Marina Properties or other Real Estate Asset after the First Amendment Effective Date:

(i) the Borrower and its Subsidiaries shall be in compliance with each of the financial covenants set forth in Section 8.8 on a Pro Forma Basis;

(ii) to the extent such Marina Property or other Real Estate Asset is a Qualified Asset, the Minimum Qualified Asset Condition and the Minimum Borrowing Base Asset Value Condition shall be satisfied as of such Credit Date; and

(iii) to the extent such Marina Property or other Real Estate Asset is a Qualified Asset, the Administrative Agent shall have received the following on or before such Credit Date, in each case, in form and substance reasonably acceptable to the Administrative Agent;

(A) solely to the extent the total consideration paid for such Real Estate Asset is greater than $10,000,000, (1) the internally prepared financial statements of the Sellers that are applicable to the acquired Real Estate Asset for the four fiscal quarters most recently ended, (2) to the extent available to the

Borrower, internally prepared annual financial statements of the Sellers that are applicable to the acquired Real Estate Asset for the fiscal year most recently ended and (3) such other reasonably available financial information regarding the Borrower or any of the acquired Real Estate Assets as the Administrative Agent may reasonably request in writing;

(B) solely to the extent the total consideration paid for such Real Estate Asset is greater than $5,000,000, an Acceptable Appraisal with respect to any such Real Estate Asset;

(C) an ALTA survey of the site constituting the Real Estate Asset;

(D) environmental site assessments from environmental consultants reasonably acceptable to the Administrative Agent, dated of a date reasonably acceptable to the Administrative Agent and prepared in accordance with current ASTM standards to satisfy the United States Environmental Protection Agency’s prevailing All Appropriate Inquiries requirements and indicating that, as of such date, no Hazardous Materials or other conditions on, under or with respect to the applicable Real Estate Asset constitute a material violation of any Environmental Laws requiring remediation pursuant to an Environmental Law other than (1) those which have been addressed through remediation completed to the satisfaction of the Governmental Authorities (or such other resolution which has been accepted in writing by either the Administrative Agent or all Governmental Authority(ies) with jurisdiction relating to both the applicable Real Estate Asset and such recognized environmental conditions, and having authority to enforce any Environmental Laws with respect thereto) or (2) those which are conditions that are insurable, upon terms and conditions acceptable to the Administrative Agent, in its reasonable discretion, under the environmental insurance policy maintained by the Credit Parties and their respective Subsidiaries;

(E) a current rent roll and current operating statement for such Real Estate Asset (and operating statements and other operating history for the prior two (2) years for such Real Estate Asset, to the extent available), and a fully executed copy of each Material Lease with respect to such Real Estate Asset, and the Borrower shall use commercially reasonable efforts to obtain an estoppel certificate from each applicable Tenant under a Material Lease, which estoppel certificate will be (1) in the form that such Tenant is required to provide to a lender pursuant to the terms of its lease, or (2) such other form as is reasonably acceptable to the Administrative Agent;

(F) reasonable evidence as to the compliance of such Real Estate Asset and the improvements related thereto with applicable material zoning and use requirements;

(G) a property condition report with respect to such Real Estate Asset in form and substance reasonably acceptable to the Administrative Agent (and which shall include reliance language acceptable to the Administrative Agent in its reasonable discretion, or the Administrative Agent is otherwise provided a reliance letter acceptable to the Administrative Agent in its reasonable discretion);

(H) evidence of insurance coverage with respect to such Real Estate Asset meeting the requirements set forth herein;

(I) a copy of the management agreement (if any) with a manager with respect to such Real Estate Asset; and

(J) to the extent the Real Estate Asset or Real Estate Assets being acquired will not be owned in fee by the Borrower or its Subsidiaries but will instead be a Ground Lease, the Ground Lease shall be in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, (1) the Ground Lease shall have a remaining term (including all renewal terms and options) of not less than ten (10) years (or five (5) years with respect to any Real Estate Asset subject to a Ground Lease that is located in the State of Florida), (2) no party to such Ground Lease shall be subject to a then continuing bankruptcy or insolvency proceeding or receivership, (3) [intentionally omitted] and (4) the Credit Party’s interest in the Ground Lease shall not be subordinated to any Lien other than any fee mortgage (so long as the mortgagee under such fee mortgage shall have agreed not to disturb the rights and interests of such Credit Party pursuant to a non-disturbance agreement reasonably satisfactory to the Administrative Agent), any Permitted Liens and such other encumbrances that are reasonably acceptable to the Administrative Agent.

Notwithstanding anything to the contrary in this Section 5.2(f), to the extent the Borrower and its Subsidiaries intend to use (in whole or in part) the proceeds of the Credit Extension made on the First Amendment Effective Date to purchase one or more Marina Properties or other Real Estate Asset after the First Amendment Effective Date, the Borrower and its Subsidiaries shall not be required to satisfy the requirements set forth in this Section 5.2(f) on the First Amendment Effective Date and instead shall satisfy such requirements as of the date such Marina Properties or other Real Estate Assets are acquired.

Any Agent or the Required Lenders shall be entitled, but not obligated to, request in writing and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the reasonable good faith judgment of such Agent or Required Lenders, such request is warranted under the circumstances.

Section 6. REPRESENTATIONS AND WARRANTIES

In order to induce Agents and Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, the Borrower and each other Credit Party represents and warrants to each Agent and Lender on the First Amendment Effective Date, on each date required by Section 5.2 and as otherwise required hereunder or in any other Credit Document:

Section 6.1 Organization; Requisite Power and Authority; Qualification. Each of the Borrower and each Restricted Subsidiary (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 6.14 as of the First Amendment Effective Date, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and would not be reasonably expected to have, a Material Adverse Effect.

Section 6.2 Equity Interests and Ownership. Schedule 6.2 correctly sets forth the ownership interest of the Borrower in its Restricted Subsidiaries as of the First Amendment Effective Date. The Equity Interests of each Credit Party and its Restricted Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 6.2, as of the First Amendment Effective Date, there is no existing option, warrant, call, right, commitment, buy-sell, voting trust or other shareholder agreement or other agreement to which any Restricted Subsidiary is a party requiring, and there is no membership interest or other Equity Interests of any Restricted Subsidiary outstanding which upon conversion or exchange would require, the issuance by any Restricted Subsidiary of any additional membership interests or other Equity Interests of any Restricted Subsidiary or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of any Restricted Subsidiary.

Section 6.3 Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary corporate or similar action on the part of each Credit Party that is a party thereto.

Section 6.4 No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate in any material respect any provision of any Applicable Laws relating to any Credit Party, any of the Organizational Documents of any Credit Party, or any order, judgment or decree of any court or other agency of government binding on any Credit Party; (b) except as would not reasonably be expected to have a Material Adverse Effect, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any other Contractual Obligations of any Credit Party; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party (other than any Liens created under any of the Credit Documents in favor of the Collateral Agent for the benefit of the holders of the Obligations) whether now owned or hereafter acquired; or (d) except where such approval or consent is being obtained in connection with the transactions contemplated hereby or where the failure to obtain such consent or approval would not reasonably be expected to have a Material Adverse Effect, require any approval of stockholders, members or partners or any approval or consent of any Person under any Material Contract of any Credit Party.

Section 6.5 Governmental Consents. The execution, delivery and performance by the Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require, as a condition to the effectiveness thereof, any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority or any other third party except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the Closing Date or the First Amendment Effective Date, as applicable, and other filings, recordings or consents which have been obtained or made, as applicable, except where the failure to obtain such consent or approval would not reasonably be expected to have a Material Adverse Effect.

Section 6.6 Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by Debtor Relief Laws affecting creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether enforcement is sought in equity or at law).

Section 6.7 Financial Statements.

(a) Commencing with the Fiscal Year ending December 31, 2017, the audited consolidated balance sheet of the Borrower and its Subsidiaries for the most recent Fiscal Year ended, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, including the notes thereto (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) Commencing with the Fiscal Quarter ending June 30, 2018, the unaudited consolidated balance sheet of the Borrower and its Subsidiaries for the most recent Fiscal Quarter ended, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Quarter (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments, and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

(c) The projections and the other pro forma financial information delivered to the Administrative Agent prior to the Closing Date are based upon good faith estimates and assumptions believed by management of the Borrower to be accurate and reasonable at the time made, it being recognized and agreed by the Lenders that such financial information as it relates to future events is not to be viewed as fact, projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Credit Parties, no assurances can be given that any particular projection will be realized and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein, and such differences may be material.

Section 6.8 No Material Adverse Effect; No Default.

(a) No Material Adverse Effect. Since December 31, 2017, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

(b) No Default. No Default has occurred and is continuing.

Section 6.9 Tax Matters. Each Credit Party and its Subsidiaries have filed all federal, state and other material Tax returns and reports required to be filed, and have paid all federal, state and other material Taxes levied or imposed upon them or their respective properties, assets, income, businesses and franchises otherwise due and payable, except those being actively contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no tax assessment proposed in writing and received by any Credit Party against any Credit Party or any of its Subsidiaries that would, if made, have a Material Adverse Effect.

Section 6.10 Properties.

(a) Title. Each of the Credit Parties and its Restricted Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective material properties and assets reflected in their financial statements and other information referred to in Section 6.7 and in the most recent financial statements delivered pursuant to Section 7.1, in each case except for assets disposed of since the date of such financial statements as permitted under Section 8.10. All such material properties, interests and assets are free and clear of Liens other than Permitted Liens.

(b) Real Estate. As of the First Amendment Effective Date, Schedule 6.10(b) contains a true, accurate and complete list of all Real Estate Assets of the Borrower and each of its Subsidiaries.

(c) Intellectual Property. Each Credit Party and its Restricted Subsidiaries owns or is validly licensed to use all Intellectual Property that is necessary for the present conduct of its business, free and clear of Liens (other than Permitted Liens), without conflict with the rights of any other Person unless the failure to own or benefit from such valid license would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of each Credit Party, no Credit Party nor any of its Restricted Subsidiaries is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property rights of any other Person unless such infringement, misappropriation, dilution or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.11 Environmental Matters. (a) No Credit Party nor any of its Subsidiaries nor any of their respective current Facilities (solely during and with respect to such Person’s ownership thereof) or operations, and to their knowledge, no former Facilities (solely during and with respect to any Credit Party’s or its Subsidiary’s ownership thereof), are subject to any outstanding order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; (b) no Credit Party nor any of its Subsidiaries has received any letter or written request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law relating to any material Facility of the Borrower or any other Credit Party and a copy of which has not been delivered to the Administrative Agent; (c) there are and, to each Credit Party’s and its Subsidiaries’ knowledge, have been, no Hazardous Materials Activities which would reasonably be expected to form the basis of an Environmental Claim against such Credit Party or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and (d) no Credit Party nor any of its Subsidiaries has filed any material notice relating to any material Facility of the Borrower or any other Credit Party under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility (solely during and with respect to such Credit Party’s or its Subsidiary’s ownership thereof). Compliance with all current requirements pursuant to or under Environmental Laws would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.12 No Defaults. No Credit Party nor any of its Restricted Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations (other than Contractual Obligations relating to Indebtedness), except in each case where the consequences, direct or indirect, of such default or defaults, if any, would not reasonably be expected to have a Material Adverse Effect.

Section 6.13 No Litigation or other Adverse Proceedings. There are no Adverse Proceedings that (a) purport to affect or pertain to this Agreement or any other Credit Document, or any of the transactions contemplated hereby or (b) would reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Restricted Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 6.14 Information Regarding the Borrower and its Subsidiaries. Set forth on Schedule 6.14 is the jurisdiction of organization, the exact legal name (and for the prior five (5) years or since the date of its formation has been) and the true and correct U.S. taxpayer identification number (or foreign equivalent, if any) of the Borrower and each of its Restricted Subsidiaries as of the First Amendment Effective Date.

Section 6.15 Governmental Regulation.

(a) No Credit Party or any of its Restricted Subsidiaries is subject to regulation under the Investment Company Act of 1940. No Credit Party or any of its Restricted Subsidiaries is an “investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

(b) No Credit Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. To its knowledge, no Credit Party or any of its Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. No Credit Party or any of its Subsidiaries (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

(c) Each Credit Party and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by such Credit Party, its Subsidiaries and their respective directors, officers, employees and agents with applicable Sanctions, and such Credit Party, its Subsidiaries and their respective officers and employees and, to the knowledge of such Credit Party, its directors and agents, are in compliance with applicable Sanctions and are not engaged in any activity that would reasonably be expected to result in any Credit Party being designated as a Sanctioned Person. None of the Credit Parties, their Subsidiaries or their respective Affiliates is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

(d) None of the Credit Parties and their Subsidiaries or, to the knowledge of each Credit Party or its Subsidiaries, any of their respective directors, officers, employees or Affiliates (i) is a Sanctioned Person, (ii) has any of its assets located in a Sanctioned Country (unless approved by the Lenders), or (iii) derives any of its operating income from investments in, or transactions with Sanctioned Persons (unless approved by the Lenders). The proceeds of any Credit Extension or other transaction contemplated by this Agreement or any other Credit Document have not been used (x) in violation of any applicable Sanctions, (y) to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country or (z) in any manner that would result in a violation of applicable Sanctions by any Person (including the Administrative Agent, the Collateral Agent, the Lenders or any other Person participating in the Credit Extensions, whether as an underwriter, advisor, investor or otherwise).

(e) Each Credit Party and its Subsidiaries and their respective officers and employees, to the knowledge of each Credit Party and its Subsidiaries, each of their respective directors, officers, employees or Affiliates, is in compliance with any applicable Anti-Corruption Laws. Each Credit Party and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by such Credit Party, its Subsidiaries and their respective directors, officers, employees and agents with any applicable Anti-Corruption Laws. None of the Credit Parties or their respective Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Credit Party or any of its Subsidiaries or to any other Person, in violation of any applicable Anti-Corruption Law. No part of the proceeds of any Credit Extension or other transaction contemplated by this Agreement or any other Credit Document will violate any applicable Anti-Corruption Laws.

(f) To the extent applicable, each Credit Party and its Subsidiaries are in compliance with Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (as amended from time to time, the “Patriot Act”).

(g) No Credit Party or any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of any Credit Extension made to such Credit Party will be used (i) to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as in effect from time to time or (ii) to finance or refinance any (A) commercial paper issued by such Credit Party or (B) any other Indebtedness, except for Indebtedness that such Credit Party incurred for general corporate or working capital purposes or for capital expenditures.

(h) No Credit Party is an EEA Financial Institution.

Section 6.16 Employee Matters. No Credit Party or any of its Restricted Subsidiaries is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against any Credit Party or any of its Restricted Subsidiaries, or to the best knowledge of each Credit Party, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Credit Party or any of its Restricted Subsidiaries or to the best knowledge of each Credit Party, threatened against any of them, (b) no strike or work stoppage in existence or to the knowledge of each Credit Party, threatened that involves any Credit Party or any of its Restricted Subsidiaries, and (c) to the best knowledge of each Credit Party, no union representation question existing with respect to the employees of any Credit Party or any of its Restricted Subsidiaries and, to the best knowledge of each Credit Party, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as would not reasonably be expected to have a Material Adverse Effect.

Section 6.17 Pension Plans. To the knowledge of the Credit Parties, except as would not reasonably be expected to have a Material Adverse Effect, (a) each of the Credit Parties and their Subsidiaries are in compliance with all material applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations of the Internal Revenue Service or the Department of Labor thereunder with respect to its Pension Plan, and have performed all their obligations under each Pension Plan in all material respects, (b) each Pension Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter or is the subject of a favorable opinion letter from the Internal Revenue Service indicating that such Pension Plan is so qualified and, to the best knowledge of the Credit Parties, nothing has occurred subsequent to the issuance of such letter which would cause such Pension Plan to lose its tax-qualified status except where such event would not reasonably be expected to result in a Material Adverse Effect, (c) except as would not reasonably be expected to have a Material Adverse Effect, no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Pension Plan (other than for routine claims and required funding obligations in the ordinary course) or any trust established under Title IV of ERISA has been incurred by any Credit Party, any of its Subsidiaries or any of their ERISA Affiliates, (d) except as would not reasonably be expected to result in liability to the Borrower or any of its Subsidiaries in excess of $250,000, no ERISA Event has occurred, and (e) except to the extent required under Section 4980B of the Internal Revenue Code and Section 601 et seq. of ERISA or similar state laws and except as would not reasonably be expected to have a Material Adverse Effect, no Pension Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrower or any of its Subsidiaries.

Section 6.18 Solvency. The Borrower and its Restricted Subsidiaries taken as a whole on a consolidated basis are and, upon the incurrence of any Credit Extension on any date on which this representation and warranty is made, will be, Solvent.

Section 6.19 Compliance with Laws. Each Credit Party and their respective Subsidiaries are in compliance with the Patriot Act and OFAC rules and regulations as provided in Section 6.15. Each Credit Party and its Restricted Subsidiaries is in compliance with, except such non-compliance with such other Applicable Laws that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, all other Applicable Laws. Each Credit Party and its Restricted Subsidiaries possesses all certificates, authorities or permits issued by appropriate Governmental Authorities necessary to conduct the business now operated by them and the failure of which to have would reasonably be expected to have a Material Adverse Effect and have not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit the failure of which to have or retain would reasonably be expected to have a Material Adverse Effect.

Section 6.20 Disclosure.

(a) No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to the Lenders by or on behalf of any Credit Party or any of their respective Subsidiaries for use in connection with the transactions contemplated hereby (other than projections and pro forma financial information contained in such materials) contains any untrue statement of a material fact or omits to state a material fact (known to any Credit Party, in the case of any document not furnished by any of them) necessary in order to make the statements contained herein or therein (taken as a whole) not misleading in any material manner in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Credit Parties to be reasonable at the time made, it being recognized and agreed by the Administrative Agent and the Lenders that such projections as to future events are not to be viewed as facts, projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Credit Parties, no assurances can be given that any particular projection will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results and that such differences may be material.

(b) As of the First Amendment Effective Date, the information included in the Beneficial Ownership Certificate is true and correct in all respects other than immaterial typographical or clerical errors which do not impact the substance thereof.

Section 6.21 Insurance. The properties of the Credit Parties and their Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of such Persons, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Credit Party or the applicable Subsidiary operates. The insurance coverage of the Borrower and its Subsidiaries as in effect on the First Amendment Effective Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 6.21.

Section 6.22 Pledge and Security Agreement. The Pledge and Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the holders of the Obligations, a legal, valid and enforceable security interest in the Collateral identified therein, except to the extent the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law), and the Pledge and Security Agreement shall create a perfected Lien on, and security interest in, all right, title and interest of the obligors thereunder in such Collateral, in each case prior and superior in right to any other Lien (other than Permitted Liens) (i) with respect to any such Collateral that is a “security” (as such term is defined in the UCC) and is evidenced by a certificate, when such Collateral is delivered to the Collateral Agent with duly executed stock powers with respect thereto, (ii) with respect to any such Collateral that is a “security” (as such term is defined in the UCC) but is not evidenced by a certificate, when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the pledgor or when “control” (as such term is defined in the UCC) is established by the Collateral Agent over such interests in accordance with the provision of Section 8-106 of the UCC, or any successor provision, and (iii) with respect to any such Collateral that is not a “security” (as such term is defined in the UCC), when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the pledgor (to the extent such security interest can be perfected by filing under the UCC).

Section 6.23 ~~[Reserved].~~ REIT Status; New York Stock Exchange Listing. The Sun REIT is a REIT, as defined under the Internal Revenue Code, and is a publicly traded company listed on the New York Stock Exchange or another national stock exchange located in the United States.

Section 6.24 Casualty. Since December 31, 2017, neither the businesses nor the properties of any Credit Party are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 6.25 Senior Debt. The Obligations constitute “Senior Indebtedness”, “Senior Debt,” “Designated Senior Indebtedness” or any similar designation under and as defined in any agreement governing any Permitted Subordinated Indebtedness and the subordination provisions set forth in each such agreement are legally valid and enforceable against the parties thereto.

Section 6.26 Management Agreements. Schedule 6.26 is an accurate and complete list of all management and material employment agreements in effect on or as of the First Amendment Effective Date to which any Credit Party is a party or is bound.

Section 6.27 Use of Proceeds. The proceeds of the Credit Extensions shall be used by the Borrower solely in accordance with Sections 7.9 and 8.7.

Section 6.28 Borrowing Base Certificates. The latest Borrowing Base Certificate furnished to the Administrative Agent presents accurately and fairly in all material respects the Borrowing Base and the calculation thereof as at the date thereof. All Qualified Assets included in the latest Borrowing Base Certificate furnished to the Administrative Agent satisfy the Qualified Asset Criteria.

Section 7. AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that until the Obligations shall have been paid in full or otherwise satisfied, and the Commitments hereunder shall have expired or been terminated, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

Section 7.1 Financial Statements and Other Reports. The Borrower will deliver, or will cause to be delivered, to the Administrative Agent (for distribution to the Lenders):

(a) Quarterly Financial Statements for the Borrower and its Subsidiaries. As soon as available, but in any event within forty-five (45) days after the end of each ~~Fiscal Quarter~~ of the first three (3) Fiscal Quarters of each Fiscal Year of the Borrower, beginning with the Fiscal Quarter ending September 30, ~~2018 (including the last Fiscal Quarter of each Fiscal Year, which, for such Fiscal Quarter, shall be a Borrower-prepared draft),~~2018, subject to standard audit adjustments, the Borrower-prepared unaudited consolidated and combined balance sheets of the Borrower and its Subsidiaries (including, for the avoidance of doubt the TRS Guarantor and its Subsidiaries) as at the end of such Fiscal Quarter and the related unaudited statements of income, stockholders equity and cash flows of the Borrower and its Subsidiaries (including, for the avoidance of doubt the TRS Guarantor and its Subsidiaries) for the portion of the Fiscal Year through the end of such Fiscal Quarter, setting forth, in comparative form the figures for the corresponding periods in the previous Fiscal Year, and certified by an Authorized Officer of the Borrower as being fairly stated in all material respects; provided that (x) the financial statements delivered pursuant to this clause (a) will not be required to include footnotes and will be subject to change from audit and year-end adjustments and (y) such financial statements shall include supplemental schedules and/or addendums that distinguish the financial performance, assets and liabilities of the Borrower and its Restricted Subsidiaries from the financial performance, assets and liabilities of the Unrestricted Subsidiaries (so as to facilitate monitoring of compliance with the financial terms and other requirements of this Agreement);

(b) Audited Annual Financial Statements for the Borrower and its Subsidiaries. As soon as available, but in any event within one hundred twenty-five (125) days after the end of each Fiscal Year of the Borrower, commencing with the Fiscal Year ending December 31, 2018, (i) a copy of the audited consolidated and combined balance sheet of the Borrower and its Subsidiaries (including, for the avoidance of doubt the TRS Guarantor and its Subsidiaries) as at the end of such Fiscal Year and the related audited consolidated and combined statements of income, stockholders equity, and cash flows of the Borrower and its Subsidiaries (including, for the avoidance of doubt the TRS Guarantor and its Subsidiaries) for such Fiscal Year or partial Fiscal Year, setting forth, commencing with the financial statements for Fiscal Year 2018, in comparative form the figures for the previous Fiscal Year and (ii) with respect to such consolidated and combined financial statements a report thereon by an independent, nationally recognized certified public accounting firm reasonably satisfactory to the Administrative Agent, which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated and combined financial statements fairly present, in all material respects, the consolidated and combined financial position of the Borrower and its Subsidiaries (including, for the avoidance of doubt the TRS Guarantor and its Subsidiaries) as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated and combined financial statements has been made in accordance with generally accepted auditing standards; provided that the Borrower shall provide supplemental schedules and/or addendums that distinguish the financial performance, assets and liabilities of the Borrower and its Restricted Subsidiaries from the financial performance, assets and liabilities of the Unrestricted Subsidiaries (so as to facilitate monitoring of compliance with the financial terms and other requirements of this Agreement);

(c) Compliance Certificate. Commencing with the Fiscal Quarter ending September 30, 2018, together with each delivery of the financial statements pursuant to clauses (a) and (b) of this Section 7.1 a duly completed Compliance Certificate duly executed by an Authorized Officer of the Borrower;

(d) Borrowing Base Certificate. Commencing with the Fiscal Quarter ending September 30, 2018, together with each delivery of the financial statements pursuant to clauses (a) and (b) of this Section 7.1, a duly completed Borrowing Base Certificate duly executed by an Authorized Officer of the Borrower setting forth a calculation of the Borrowing Base as of the end of such Fiscal Quarter; provided that, the Borrower shall deliver an interim Borrowing Base Certificate to the Administrative Agent (i) as required by Section 7.17, Section 7.19 and Section 7.20 and (ii) no later than 5:00 p.m. (New York time) on the fifth Business Day following the consummation of any Material Disposition or Acquisition permitted pursuant to this Agreement calculated after giving effect to such Material Disposition or Acquisition.

(e) Annual Budget. Within ninety (90) days after the end of each Fiscal Year, projections for the Borrower and its Subsidiaries for the next succeeding Fiscal Year, on a quarterly basis and for the following Fiscal Year on an annual basis, including a balance sheet, as at the end of each relevant period and for the period commencing at the beginning of the Fiscal Year and ending on the last day of such relevant period, such projections certified by an Authorized Officer of the Borrower as being based on reasonable estimates and assumptions taking into account all facts and information known (or reasonably available to any Credit Party) by an Authorized Officer of the Borrower;

(f) Information Regarding Collateral. (a) Each Credit Party will furnish to the Collateral Agent prompt written notice of any change (i) in such Credit Party’s legal name, (ii) in such Credit Party’s corporate structure, (iii) in such Credit Party’s Federal Taxpayer Identification Number or (iv) in such Credit Party’s jurisdiction of incorporation, formation or organization, as applicable;

(g) Securities and Exchange Commission Filings. Promptly after the same are filed, copies of all annual, regular, periodic and special reports and registration statements that the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, provided that any documents required to be delivered pursuant to this Section 7.1(g) shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website; or (ii) on which such documents are posted on the Borrower’s behalf on SyndTrak or another relevant website, if any to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, further, that: (x) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the

Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (y) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything to the contrary, as to any information contained in materials furnished pursuant to this Section 7.1(g), the Borrower shall not be separately required to furnish such information under Sections 7.1(a) or (b) above or pursuant to any other requirement of this Agreement or any other Credit Document.

(h) Notice of Default and Material Adverse Effect. Promptly (or (x) with respect to clause (iv), within five (5) Business Days or (y) with respect to clause (v), within five (5) Business Days of any Authorized Officer of a Credit Party obtaining knowledge of any such change) upon any Authorized Officer of any Credit Party obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that written notice has been given to any Credit Party with respect thereto; (ii) that any Person has given any written notice to any Credit Party or any of its Restricted Subsidiaries or taken any other action with respect to any event or condition set forth in Section 9.1(b), (iii) the occurrence of any Material Adverse Effect, (iv) of the occurrence of an Event of Loss or (v) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) and (d) of such certification, deliver to the Administrative Agent a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, event or condition or change, and what action the Credit Parties have taken, are taking and propose to take with respect thereto;

(i) ERISA. (i) Promptly upon any Authorized Officer of any Credit Party becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC in writing with respect thereto; and (ii) (1) promptly upon reasonable request of the Administrative Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates with respect to each Pension Plan; and (2) promptly after their receipt, copies of all written notices received by any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event;

(j) Securities and Exchange Commission Investigations. Promptly, and in any event within five (5) Business Days after receipt thereof by any Credit Party or any Restricted Subsidiary thereof, copies of each written notice or other correspondence received from the Securities and Exchange Commission (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Credit Party or any Restricted Subsidiary thereof; and

(k) Other Information. (i) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower to its security holders acting in such capacity or by any Subsidiary of the Borrower to its security holders, if any, other than the Borrower or another Subsidiary of the Borrower, provided that neither the Borrower nor any Subsidiary thereof shall be required to deliver to the Administrative Agent or any Lender the minutes of any meeting of its Board of Directors; (ii) such other information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested in writing by the Administrative Agent or the Required Lenders and (iii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.

Each notice pursuant to clauses (i) and (j) of this Section 7.1 shall be accompanied by a statement of an Authorized Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower and/or the other applicable Credit Party has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.1(h) shall describe with particularity any and all provisions of this Agreement and any other Credit Document that have been breached.

Section 7.2 Existence. Each Credit Party will, and will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business, except to the extent permitted by Section 8.10 or not constituting an Asset Sale hereunder.

Section 7.3 Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to, pay (a) all federal, state and other material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon and (b) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (ii) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. The Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than the Borrower or any Subsidiary).

Section 7.4 Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted and casualty and condemnation excepted, all material properties used or useful in the business of the Borrower and any of its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

Section 7.5 Insurance. Each Credit Party will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, property insurance (including flood insurance), such public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the each Credit Party and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons; provided that the Borrower, including on behalf of all Subsidiaries, or the Borrower and each of its Subsidiaries, shall maintain at all times pollution legal liability insurance with coverage amounts equal to or greater than, deductibles no greater than, and otherwise with terms and conditions no less favorable to the Lenders than, the pollution legal liability insurance in effect as of the Closing Date. Each such policy of insurance of any Credit Party shall (i) name the Collateral Agent, on behalf of the holders of the Obligations, as an additional insured thereunder as its interests may appear, and (ii) in the case of each property insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to the Collateral Agent, that names the Collateral Agent, on behalf of the holders of the Obligations, as the lender loss payee thereunder and provides for at least thirty (30) days’ prior written notice (or, with respect to non-payment of premiums, 10 days’ prior written notice or such shorter prior written notice as may be agreed by the Collateral Agent in its reasonable discretion) to the Collateral Agent of any cancellation of such policy.

Section 7.6 Inspections. Each Credit Party will, and will cause each of its Restricted Subsidiaries to, permit representatives and independent contractors of the Administrative Agent, the Collateral Agent or their respective designees to visit and inspect any of its properties, to conduct field audits, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, to examine and evaluate the Borrower’s practices in computation of the Borrowing Base and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice to the Borrower; provided, however, that so long as no Event of Default exists, the Borrower shall not be obligated to pay for more than one (1) such inspection per year and that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance written notice.

Section 7.7 Lenders Meetings. The Borrower will, upon the request of the Administrative Agent or the Required Lenders, participate in a meeting or telephonic conference of the Administrative Agent and the Lenders once during each Fiscal Year, with respect to any in-person meeting, such meeting to be held at the Borrower’s corporate offices (or at such other location as may be agreed to by the Borrower and the Administrative Agent) at such time as may be agreed to by the Borrower and the Administrative Agent.

Section 7.8 Compliance with Laws and Material Contracts. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with (a) the Patriot Act and OFAC rules and regulations, (b) all other Applicable Laws and (c) all Material Contracts, noncompliance with, with respect to clauses (b) and (c), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 7.9 Use of Proceeds. The Credit Parties will use the proceeds of the Credit Extensions (a) solely with respect to Credit Extensions on the Closing Date, to refinance existing Indebtedness of the Credit Parties and their Subsidiaries, including, without limitation, Indebtedness under the Existing Credit Agreements; (b) for Permitted Acquisitions, capital expenditures, working capital purposes and other lawful general corporate, limited partnership or limited liability company purposes; (c) to pay transaction fees, costs and expenses related to credit facilities established pursuant to this Agreement and the other Credit Documents, in each case not in contravention of Applicable Laws or of any Credit Document and (d) to fund cash to the Borrower’s balance sheet. No portion of the proceeds of any Credit Extension shall be used (i) to refinance any commercial paper, or (ii) in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System as in effect from time to time or any other regulation thereof or to violate the Exchange Act.

Section 7.10 Environmental Matters.

(a) Environmental Disclosure. Each Credit Party will deliver to the Administrative Agent and the Lenders with reasonable promptness, such documents and information with respect to the Credit Parties’ compliance with Environmental Laws as from time to time may be reasonably requested in writing by the Administrative Agent or any Lender.

(b) Hazardous Materials Activities, Etc. The Borrower shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) respond to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 7.11 ~~[Reserved]~~ TRS Pledge Agreement. The Borrower shall cause the TRS Pledgor to pledge 100% of the Equity Interests in the TRS Guarantor pursuant to the terms of the TRS Pledge Agreement.

Section 7.12 Pledge of Personal Property Assets.

(a) Equity Interests. The Borrower and each other Credit Party shall cause (i) one hundred percent (100%) of the issued and outstanding Equity Interests of each Domestic Subsidiary (other than any such Equity Interests that constitutes Excluded Property) and (ii) sixty-five percent (65%) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and one hundred percent (100%) of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in the case of each Foreign Subsidiary (other than an Unrestricted Subsidiary) that is directly owned by any Credit Party to be subject at all times to a first priority lien (subject to any Permitted Lien) in favor of the Collateral Agent, for the benefit of the Lenders, pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries or other items reasonably requested in writing by the Collateral Agent necessary in connection therewith (to the extent not delivered on the Closing Date or the First Amendment Effective Date) to perfect the security interests therein, all in form and substance reasonably satisfactory to the Collateral Agent; provided that (i) the pledge of the outstanding Equity Interests of any FSHCO or Foreign Subsidiary that is a CFC directly owned by the Borrower or a Domestic Subsidiary that is a Credit Party shall be limited to (x) no more than sixty-five percent (65%) of the total combined voting power for all classes of the voting Equity Interests of such FSHCO or Foreign Subsidiary that is a CFC and (y) one hundred percent (100%) of the non-voting Equity Interests of such FSHCO or Foreign Subsidiary that is a CFC, and (ii) security interests shall not be required with respect to any assets thereof to the extent that such security interests would result in a material adverse tax consequence to the Borrower or its Restricted Subsidiaries, as reasonably determined by the Borrower and notified in writing to the Administrative Agent.

(b) Personal Property. Except to the extent provided in clause (c) below, the Borrower and each other Credit Party shall (i) cause all of its owned and leased personal property (other than Excluded Property) to be subject at all times to first priority (subject to any Permitted Lien), perfected Liens in favor of the Collateral Agent, for the benefit of the holders of the Obligations, to secure the Obligations pursuant to the terms and conditions of the Collateral Documents or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents as the Collateral Agent shall reasonably request in writing, subject in any case to Permitted Liens and (ii) deliver such other documentation as the Collateral Agent may reasonably request in writing in connection with the foregoing, including, without limitation, appropriate UCC financing statements, certified resolutions and other organizational and authorizing documents of such Person, opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Collateral Agent’s Liens thereunder) and other items reasonably requested in writing by the Collateral Agent necessary in connection therewith to perfect the security interests therein, all in form, content and scope reasonably satisfactory to the Collateral Agent.

(c) Control Agreements; Required Sweeps. To the extent that a depository or cash management account (other than an Excluded Account) is maintained with a Person other than Citizens Bank, N.A. and such depository or cash management account (subject to exceptions reasonably acceptable to the Collateral Agent) is subject to a control agreement as of the Closing Date pursuant to any of the Existing Credit Agreements with Citizens Bank, N.A., the Borrower and each other Credit Party shall cause each such depository or cash management account to be subject to an account control agreement in form and substance reasonably satisfactory to the Collateral Agent within forty-five (45) days of the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion). The Credit Parties further agree that, with respect to deposit and/or securities accounts maintained by the Credit Parties that are not required to be subject to a deposit control agreement or securities account control agreement, as applicable, pursuant to this Section 7.12(c), promptly upon obtaining knowledge that the balance in any such account exceeds $50,000, the Credit Parties shall transfer any balances in excess of $50,000 to an account of a Credit Party (x) at Citizens Bank, N.A., or (y) that is subject to deposit control agreement or securities account control agreement, as applicable, in favor of the Collateral Agent. For the avoidance of doubt, the Credit Parties shall be permitted to close any inactive deposit and/or securities accounts without the consent of the Administrative Agent, the Collateral Agent or any Lender.

Section 7.13 Books and Records. Each Credit Party will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of the Borrower in conformity with GAAP.

Section 7.14 Additional Restricted Subsidiaries.

Within thirty (30) days (or such later date as agreed to by the Administrative Agent in its sole discretion) after the acquisition or formation of any Subsidiary (other than an Excluded Subsidiary):

(a) if such Subsidiary is a Restricted Subsidiary, notify the Administrative Agent thereof in writing, together with the (i) jurisdiction of formation, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto;

(b) if such Subsidiary is an Unrestricted Subsidiary, notify the Administrative Agent thereof in writing, together with such Unrestricted Subsidiary’s jurisdiction of formation; and

(c) if such Subsidiary is a Domestic Subsidiary that is a Restricted Subsidiary, cause such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a Guarantor Joinder Agreement or such other documents as the Administrative Agent shall reasonably deem appropriate for such purpose, and (ii) deliver to the Administrative Agent documents of the types referred to in Sections 5.1(b) and (d) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in the immediately foregoing clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

Notwithstanding any other provision in this Agreement or any other Credit Document, no FSHCO, Foreign Subsidiary that is a CFC or a Subsidiary of a CFC shall be required to pledge any of its assets to secure any obligations of the Borrower under the Credit Documents or guarantee the obligations of the Borrower under the Credit Documents.

Section 7.15 Interest Rate Protection. Enter into, on or prior to the date that is ninety (90) days following the First Amendment Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion), and thereafter maintain one or more Swap Agreements with respect to a notional amount equal to at least fifty percent (50%) of the aggregate principal amount of the First Amendment Term Loans outstanding, on such terms (including duration and date of commencement of such Swap Agreement(s)) as shall be reasonably satisfactory to the Administrative Agent.

Section 7.16 Unrestricted Subsidiaries.

(a) The Borrower may at any time after the Closing Date (i) substantially contemporaneously upon the organization or acquisition of any Subsidiary, designate such Subsidiary as an Unrestricted Subsidiary or (ii) designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that, in each case, (i) immediately before and after such designation (x) no Default or Event of Default shall have occurred and be continuing, and (y) the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such designation, with the covenant contained in clause (a) of Section 8.8, in each case recomputed as at the last day of the most recently ended Fiscal Quarter of the Borrower for which the relevant information is available as if such designation had occurred on the first day of each relevant period for testing such compliance; (ii) no Unrestricted Subsidiary shall own any Equity Interests in the Borrower, any Guarantor or any Restricted Subsidiary; (iii) no Unrestricted Subsidiary shall hold any Indebtedness of, or any Lien on any property of, the Borrower, any Guarantor or any Restricted Subsidiary; and (iv) no Restricted Subsidiary may be designated an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary. Each Unrestricted Subsidiary as of the First Amendment Effective Date is set forth on Schedule I.

(b) The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value as determined in good faith by the Borrower of such Investment; provided that, the designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment pursuant to Section 8.6(k) by the Borrower therein at the date of designation in an amount equal to the fair market value as determined in good faith by the Borrower of such Investment.

(c) The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence by the Borrower at the time of such designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time.

Section 7.17 Appraisals.

(a) At the sole expense of the Borrower, the Borrower shall permit and cooperate with the Administrative Agent or professionals (including investment bankers, consultants, accountants, lawyers and Approved Appraisers) retained by the Administrative Agent to (i) after the Closing Date, but no more than and no less than one (1) time prior to the Term Loan Maturity Date (without giving effect to any Extension Option) or (ii) within 180 days following the Borrower’s exercise of an Extension Option, obtain an updated Acceptable Appraisal for any Qualified Asset included in the Borrowing Base and any Trophy Asset (to the extent not included in the Borrowing Base), a copy of which Acceptable Appraisal shall be promptly provided to the Borrower; provided that, (i) the Administrative Agent shall provide the Borrower with five (5) days prior written notice of the appraiser to be engaged and (ii) the Administrative Agent may obtain updated appraisals more frequently than as set forth in this clause (a) at the Borrower’s expense upon the occurrence of and during the continuation of an Event of Default.

(b) At any time the Administrative Agent has requested to obtain an appraisal pursuant to Section 7.17(a), at the sole expense of the Borrower, the Borrower shall permit and cooperate with the Administrative Agent or professionals (including investment bankers, consultants, accountants, lawyers and Approved Appraisers) retained by the Administrative Agent to obtain an Acceptable Portfolio Appraisal for all Qualified Assets included in the Borrowing Base, a copy of which Acceptable Portfolio Appraisal shall be promptly provided to the Borrower; provided that, the Administrative Agent shall provide the Borrower with five (5) days prior written notice of the appraiser to be engaged.

(c) Upon obtaining an Acceptable Appraisal or Acceptable Portfolio Appraisal in connection with clauses (a) or (b) above, the Borrower shall within five (5) Business Days of receipt by it of a copy of such Acceptable Appraisal or Acceptable Portfolio Appraisal deliver to the Administrative Agent (or such later date as agreed to by the Administrative Agent in its sole discretion): (i) an interim Borrowing Base Certificate duly executed by an Authorized Officer of the Borrower setting forth the calculation of the Borrowing Base after giving effect to any change in the Appraised Value of any Qualified Asset included in the Borrowing Base contained in such Acceptable Appraisal or Acceptable Portfolio Appraisal and (ii) a Financial Covenant Calculation Certificate setting forth the calculation of each of the financial covenants set forth in Section 8.8 after giving effect to any change in the Appraised Value of any Qualified Asset or any Trophy Asset (to the extent such Trophy Asset is not a Qualified Asset) contained in such Acceptable Appraisal.

(d) At any time, from time to time, at the sole expense of the Borrower, the Borrower may request that the Administrative Agent have an updated Acceptable Appraisal prepared by an Approved Appraiser for any Qualified Asset included in the Borrowing Base and any Trophy Asset (to the extent not included in the Borrowing Base).

(e) Notwithstanding anything herein to the contrary, to the extent required as a result of any Change in Law affecting the Lenders generally, at the sole expense of the Borrower, the Borrower shall permit and cooperate with the Administrative Agent or professionals (including investment bankers, consultants, accountants, lawyers and Approved Appraisers) retained by the Administrative Agent to obtain an updated Acceptable Appraisal for any Qualified Asset included in the Borrowing Base and any Trophy Asset (to the extent not included in the Borrowing Base).

Section 7.18 Ground Leases.

The Borrower and each Subsidiary shall, with respect to each Real Estate Asset subject to a Ground Lease:

(a) (i) Make all payments and otherwise perform in all material respects all obligations in respect of each such Ground Lease and keep each such Ground Lease in full force and effect and not allow any such Ground Lease to lapse or be terminated or any rights to renew any such Ground Lease to be forfeited or cancelled, (ii) notify the Administrative Agent of any written notice of default received by the applicable Credit Party or Subsidiary thereof with respect to any such Ground Lease and (iii) cooperate with the Administrative Agent in all respects to cure any such default, except, in any case, where the failure to do so could not be reasonably likely to have a Material Adverse Effect.

(b) Without limiting the foregoing, with respect to each Ground Lease related to any Real Estate Asset, the Credit Parties shall, and shall cause their Subsidiaries to:

(i) pay when due the rent and other amounts due and payable thereunder (subject to applicable cure or grace periods);

(ii) timely perform (in all material respects) and observe all of the material terms, covenants and conditions required to be performed and observed by it as tenant thereunder (subject to applicable cure or grace periods);

(iii) do all things necessary to preserve and keep unimpaired such Ground Lease and its material rights thereunder;

(iv) not waive, excuse or discharge any of the material obligations of the ground lessor or other obligor thereunder;

(v) diligently and continuously enforce the material obligations of the ground lessor or other obligor thereunder;

(vi) without duplication of clause (i) and (ii) above, not do, permit or suffer any act, event or omission beyond applicable notice and/or cure periods which would permit the applicable ground lessor to terminate or exercise any other material remedy with respect to such Ground Lease;

(vii) not cancel, terminate, surrender, or materially modify or amend any of the provisions of any such Ground Lease or agree to any termination, material amendment, or material modification thereof if the effect of such cancellation, termination, surrender, modification, amendment or agreement is to (A) materially shorten the term of such Ground Lease, (B) materially increase the rent payable under such Ground Lease, (C) materially increase the purchase price under any purchase option concerning the property included in and subject to such Ground Lease, (D) materially modify the gross or net leasable area subject to such Ground Lease, (E) materially transfer to the ground lessee any costs and/or expenses previously paid by the ground lessor under such Ground Lease, (F) terminate (or grant the ground lessor additional rights to unilaterally terminate) such Ground Lease, or (G) subordinate the rights of the applicable Credit Party or Subsidiary under such Ground Lease to any property manager or any other Person, in each case without the prior written consent of the Administrative Agent (which shall not be unreasonably withheld or delayed);

(viii) deliver to the Administrative Agent all written default and other material written notices received by it or sent by it under the applicable Ground Lease;

(ix) upon the Administrative Agent’s reasonable written request (but, so long as no Event of Default has occurred and is continuing, not more than one (1) time in any twelve month period), provide to the Administrative Agent any information or materials relating to such Ground Lease and evidencing such Credit Party’s or such Subsidiary’s due observance and performance of its material obligations thereunder;

(x) not permit or consent to the subordination of such Ground Lease to any mortgage or other leasehold interest of the premises related thereto;

(xi) execute and deliver (to the extent permitted to do so under such Ground Lease), upon the reasonable written request of the Administrative Agent, any documents, instruments or agreements as may be required to permit the Administrative Agent to cure any default under such Ground Lease;

(xii) provide to the Administrative Agent written notice of its intention to exercise any option of renewal or extension rights with respect to such Ground Lease at least thirty (30) days prior to the expiration of the time to exercise such right or option (or such later date as agreed to by the Administrative Agent in its sole discretion) and duly exercise any renewal or extension option with respect to any such Ground Lease (either consistent with such notice or upon the direction of the Administrative Agent) if the failure to so renew or extend would result in the subject Ground Lease having a term less than three years after the Revolving Commitment Termination Date; provided that each Credit Party further hereby appoints the Administrative Agent and/or the Collateral Agent its attorney-in-fact, coupled with an interest, to execute and deliver, for and in the name of such Person, all instruments, documents or agreements necessary to extend or renew any such Ground Lease;

(xiii) not treat, in connection with the bankruptcy or other insolvency proceedings of any ground lessor or other obligor, any Ground Lease as terminated, cancelled or surrendered pursuant to the Bankruptcy Code without the Administrative Agent’s prior written consent;

(xiv) in connection with the bankruptcy or other insolvency proceedings of any ground lessor or other obligor, ratify the legality, binding effect and enforceability of the applicable Ground Lease as against the applicable Credit Party within the applicable time period therefor in such proceedings, notwithstanding any rejection by such ground lessor or trustee, custodian or receiver related thereto;

(xv) provide to the Administrative Agent not less than thirty (30) days prior written notice (or such later date as agreed to by the Administrative Agent in its sole discretion) of the date on which the applicable Credit Party or Subsidiary shall apply to any court or other governmental authority for authority or permission to reject the applicable Ground Lease in the event that there shall be filed by or against any Credit Party or any Subsidiary thereof any petition, action or proceeding under the Bankruptcy Code or any similar federal or state law; provided that the Administrative Agent shall have the right, but not the obligation, to serve upon the applicable Credit Party or Subsidiary within such period a notice stating that (A) the Administrative Agent demands that such Credit Party or Subsidiary assume and the assign the relevant Ground Lease to the Administrative Agent subject to and in accordance with the Bankruptcy Code and (B) the Administrative Agent covenants to cure or provide reasonably adequate assurance thereof with respect to all defaults susceptible of being cured by the Administrative Agent and of future performance under the applicable Ground Lease; provided, further, that if the Administrative Agent serves such notice upon the applicable Credit Party or Subsidiary thereof, such Credit Party or Subsidiary shall not seek to reject the applicable agreement and shall promptly comply with such demand;

(xvi) permit the Administrative Agent (at its option), during the continuance of any Event of Default, to (i) perform and comply with all obligations under the applicable Ground Lease; (ii) do and take such action as the Administrative Agent deems necessary or desirable to prevent or cure any default by such Credit Party or Subsidiary under such Ground Lease and (iii) enter in and upon the applicable premises related to such Ground Lease to the extent and as often as the Administrative Agent deems necessary or desirable in order to prevent or cure any default under the applicable Ground Lease;

(xvii) during the continuance of an Event of Default, in the event of any arbitration, court or other adjudicative proceedings under or with respect to any such Ground Lease, permit the Administrative Agent (at its option) to exercise all right, title and interest of the applicable Credit Party or Subsidiary in connection with such proceedings; provided that (i) each Credit Party or Subsidiary thereby irrevocably appoints the Administrative Agent as its attorney-in-fact (which appointment shall be deemed coupled with an interest) to exercise such right, interest and title and (ii) the Borrower and each of its other Subsidiaries shall bear all costs, fees and expenses related to such proceedings; provided, further, that each Credit Party and each of its Subsidiaries hereby further agrees that the Administrative Agent shall have the right, but not the obligation, to proceed in respect of any claim, suit, action or proceeding relating to the rejection of any of the Ground Leases referenced above by the relevant ground lessor or obligor as a result of bankruptcy or similar proceedings (including, without limitation, the right to file and prosecute all proofs of claims, complaints, notices and other documents in any such bankruptcy case or similar proceeding); and

(xviii) use commercially reasonable efforts to deliver to the Administrative Agent (and, if it has the ability pursuant to the subject Ground Lease, cause the applicable ground lessor under such Ground Lease to deliver to the Administrative Agent) upon written request of the Administrative Agent (but, so long as no Event of Default has occurred and is continuing, not more than one (1) time in any twelve month period) an estoppel certificate from the ground lessor in relation to such Ground Lease in (x) the form required by such Ground Lease or (y) otherwise in form and substance acceptable to the Administrative Agent, in its reasonable discretion, and, in the case of clause (y), setting forth (A) the name of lessee and lessor under the Ground Lease; (B) that such Ground Lease is in full force and effect and has not been modified except to the extent the Administrative Agent has received notice of such modification; (C) that no rental and other payments due thereunder are delinquent as of the date of such estoppel; and (D) whether such Person knows of any actual or alleged defaults or events of default under the applicable Ground Lease as of the date of such estoppel;

provided that (x) each applicable Credit Party hereby agrees to execute and deliver to Administrative Agent, within ten (10) Business Days (or such later date as agreed to by the Administrative Agent in its sole discretion) of any written request therefor, such documents, instruments, agreements, assignments or other conveyances reasonably requested by the Administrative Agent in connection with or in furtherance of any of the provisions set forth above or the rights granted to the Administrative Agent in connection therewith and (y) in each instance in this Section 7.18 where “Administrative Agent” is used, either the Administrative Agent or the Collateral Agent may act to exercise the rights and abilities provided in this Section 7.18.

(c) For the avoidance of doubt and notwithstanding anything to the contrary in this Section 7.18, the foregoing shall not restrict the Borrower’s or any Delayed Consent Credit Party’s seeking of (i) any necessary consents with respect to any Delayed Consent Property or (ii) any amendment, waiver or other modification to any lease or other agreement to the extent not materially adverse to the Lenders with respect to any Delayed Consent Property).

Section 7.19 Removal of Qualified Assets; Events of Loss.

(a) From time to time during the term of this Agreement, the Borrower may request in writing (each such request, a “Release Request”) the release of a Qualified Asset from the Borrowing Base upon the Borrower’s satisfaction of the Release Conditions. Following the Administrative Agent’s receipt of a Release Request and upon the Administrative Agent’s reasonable determination that each of the Release Conditions have been satisfied in a manner reasonably acceptable to the Administrative Agent, such proposed Qualified Asset shall be removed from the Borrowing Base. The Administrative Agent shall be deemed to have approved any Release Request in the event the Administrative Agent fails to respond to the Borrower’s request for the removal of a Qualified Asset from the Borrowing Base within ten (10) Business Days if (A) the Borrower has delivered to the Administrative Agent the documentation required pursuant to this Section 7.19 with the notation “IMMEDIATE RESPONSE REQUIRED, FAILURE TO RESPOND TO THIS APPROVAL REQUEST WITHIN TEN (10) BUSINESS DAYS FROM RECEIPT SHALL BE DEEMED TO BE THE ADMINISTRATIVE AGENT’S APPROVAL” prominently displayed in bold, all caps and fourteen (14) point font or larger font in the Release Request and (B) the Administrative Agent has not approved or rejected (which rejection shall specifically identify the Release Condition(s) that have not been satisfied) the applicable Release Request within ten (10) Business Days from the date the Administrative Agent receives the Release Request as evidenced by a certified mail return receipt or confirmation by a reputable national overnight delivery service (e.g., Federal Express) that the same has been delivered to the Administrative Agent. Any failure of any removal and release requested by the Borrower to meet all of the Release Conditions shall be deemed a rejection of the proposed Release Request and, subject to the other terms and conditions hereof as to whether any property or asset is a Qualified Asset, such property or asset shall remain a Qualified Asset hereunder. Notwithstanding anything to the contrary in this Section 7.19, the release of any Delayed Consent Property from the Borrowing Base pursuant to a Delayed Consent Properties Disposition shall only be subject to the satisfaction of the conditions set forth on Schedule V (including, without limitation, the requirement that there be greater than $25,000,000 in Availability required pursuant to Section 3(ii) of Schedule V).

(b) Any Qualified Asset shall be immediately removed from the Borrowing Base and shall no longer be deemed to be a Qualified Asset for purposes of determining the Borrowing Base or for any other purposes of this Agreement (including any extension of credit hereunder) upon (x) notice from the Borrower to the Administrative Agent or (y) the determination by the Administrative Agent of the occurrence of any of the following:

(i) such Qualified Asset ceases to satisfy the Qualified Asset Criteria (other than the failure to satisfy clause (d) of the definition thereof, except to the extent that such material defect, material Environmental Liability and/or material non-compliance with any Environmental Law, but for the lapse of time, could reasonably be expected to result in an Event of Loss as determined by the Administrative Agent in its reasonable discretion in consultation with the Borrower); or

(ii) a Disposition of such Qualified Asset.

Upon removal of a Qualified Asset pursuant to clause (a) or upon notice by the Borrower to the Administrative Agent or notice by the Administrative Agent to the Borrower of any such removal pursuant to clause (b), the Borrower shall promptly (and in any event within five (5) Business Days (or such later date as agreed to by the Administrative Agent in its sole discretion)) deliver to the Administrative Agent (which the Administrative Agent shall promptly provide to the Lenders): (i) an interim Borrowing Base Certificate duly executed by an Authorized Officer of the Borrower setting forth a calculation of the Borrowing Base after giving effect to the removal of the subject Qualified Asset and (ii) a Financial Covenant Calculation Certificate duly executed by an Authorized Officer of the Borrower demonstrating that the Borrower and its Subsidiaries are in pro forma compliance with each of the financial covenants set forth in Section 8.8 after giving effect to the removal of the subject Qualified Asset. For the avoidance of doubt, if after giving effect to the removal of such Qualified Asset from the Borrowing Base, Availability shall be less than $0, the Borrower shall immediately be required to make a mandatory prepayment of the Loans in accordance with Section 2.11(c)(i).

(c) Upon the earlier of (x) the Administrative Agent’s receipt of a notice required pursuant to Section 7.1(h)(iv) from the Borrower that an Event of Loss has occurred or (y) the Administrative Agent otherwise obtaining knowledge that an Event of Loss has occurred, the Borrower shall promptly (and in any event within five (5) Business Days following (x) the Borrower’s delivery of such notice or (y) notice by the Administrative Agent to the Borrower of any such Event of Loss) (or such later date as agreed to by the Administrative Agent in its sole discretion)) deliver to the Administrative Agent (which the Administrative Agent shall promptly provide to the Lenders): (i) an interim Borrowing Base Certificate duly executed by an Authorized Officer of the Borrower setting forth a calculation of the Borrowing Base after giving pro forma effect to the Event of Loss (including, without limitation, the impact that the Event of Loss has on the Net Operating Income of the applicable Qualified Asset) which interim Borrowing Base Certificate shall be in scope and content reasonably satisfactory to the Administrative Agent, and (ii) a Financial Covenant Calculation Certificate duly executed by an Authorized Officer of the Borrower demonstrating that the Borrower and its Subsidiaries are in pro forma compliance with each of the financial covenants set forth in Section 8.8 after giving effect pro forma to the Event of Loss (including, without limitation, the impact that the Event of Loss has on the Net Operating Income of the applicable Qualified Asset).

Section 7.20 Addition of Qualified Assets. From time to time during the term of this Agreement (including in connection with any Permitted Acquisition), the Borrower may request in writing (each such request, an “Addition Request”) that the Administrative Agent and the Required Lenders include additional properties or assets as Qualified Assets. Such proposed properties or assets shall be deemed to be Qualified Assets for all purposes hereunder following the Administrative Agent’s and the Required Lenders’ receipt of an Addition Request and upon the Administrative Agent’s and the Required Lenders’ reasonable determination that each of following conditions (such conditions, the “Addition Conditions”) have been satisfied in a manner reasonably acceptable to the Administrative Agent and the Required Lenders:

(a) such Qualified Asset shall satisfy the Qualified Asset Criteria;

(b) an Acceptable Appraisal shall have been obtained with respect to such proposed Qualified Asset;

(c) the Borrower and the applicable Credit Parties shall have delivered the documentation required by Sections 5.2(f)(iii)(C) through (J) with respect to such proposed Qualified Asset;

(d) the Borrower and the applicable Credit Parties shall have delivered any applicable Credit Documents or supplements thereto as required under Section 7.12;

(e) no Default or Event of Default shall be continuing after giving effect to any such addition;

(f) each of the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (unless any such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects) on and as of the date of such addition, both before and after giving effect thereto, to the same extent as though made on and as of such addition, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (unless any such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects) on and as of such earlier date;

(g) the Borrower shall have delivered (i) an interim Borrowing Base Certificate duly executed by an Authorized Officer of the Borrower setting forth a calculation of the Borrowing Base after giving effect to the addition of the proposed Qualified Asset and (ii) a Financial Covenant Calculation Certificate duly executed by an Authorized Officer of the Borrower demonstrating that the Borrower and its Subsidiaries are in pro forma compliance with each of the financial covenants set forth in Section 8.8 after giving effect to the addition of the proposed Qualified Asset, in each case, including any supporting information reasonably requested by the Administrative Agent; provided that any such Borrowing Base Certificate shall only be given effect in subsequent determinations of the Borrowing Base upon satisfaction of all other Addition Conditions;

(h) to the extent a Credit Party does not own the proposed properties or assets at the time of the Addition Request (any such proposed properties or assets hereinafter referred to as a “Prospective Qualified Asset”), the Borrower shall provide in writing (which may be provided by facsimile or electronic mail) to the Administrative Agent (for the distribution to the Lenders) an estimated date upon which it reasonably expects such Prospective Qualified Asset to be acquired by a Credit Party (such date, the “Estimated Qualified Asset Closing Date”); provided that if the Prospective Qualified Asset is acquired by a Credit Party prior to approval or deemed approval of the Addition Request, the Prospective Qualified Asset shall not become a Qualified Asset until the earlier of (i) approval of the Addition Request by the Administrative Agent and the Required Lenders or (ii) the deemed approval of the Administrative Agent and the Required Lenders in accordance with the final paragraph of this Section 7.20; and

(i) the Borrower shall have delivered an Additional Qualified Asset Certificate duly executed by an Authorized Officer of the Borrower certifying that each of the conditions set forth in this Section 7.20 have been satisfied.

Notwithstanding anything to the contrary in this Section 7.20, the addition of any Delayed Consent Property as a Qualified Asset pursuant to a Delayed Consent Property Acquisition shall only be subject to the satisfaction of the conditions set forth on Schedule V.

The Administrative Agent and the Required Lenders shall be deemed to have (x) approved any Addition Request and (y) determined that each of the Addition Conditions have been satisfied in the event the Administrative Agent and the Required Lenders fail to respond to the Borrower’s request for the addition of a proposed Qualified Asset within fifteen (15) Business Days if (A) the Borrower has delivered to the Administrative Agent (for distribution to the Lenders) the documentation required pursuant to this Section 7.20 with the notation “IMMEDIATE RESPONSE REQUIRED, FAILURE TO RESPOND TO THIS APPROVAL REQUEST WITHIN FIFTEEN (15) BUSINESS DAYS FROM RECEIPT SHALL BE DEEMED TO BE THE ADMINISTRATIVE AGENT’S AND SUCH LENDER’S APPROVAL”

prominently displayed in bold, all caps and fourteen (14) point font or larger font in the transmittal letter requesting approval and (B) the Administrative Agent and the Required Lenders have not approved or rejected (which rejection shall specifically identify the Addition Condition(s) that have not been satisfied) the applicable Addition Request within fifteen (15) Business Days from the date the Administrative Agent (for the distribution to the Lenders) receives the Addition Request as evidenced by a certified mail return receipt or confirmation by a reputable national overnight delivery service (e.g., Federal Express) that the same has been delivered to the Administrative Agent (for the distribution to the Lenders). Notwithstanding the foregoing, to the extent such Addition Request relates to a Prospective Qualified Asset and an Intervening Event occurs prior to the applicable Credit Party acquiring ownership of such Prospective Qualified Asset, then such deemed approval shall only continue to be applicable to such Addition Request to the extent (a) the Borrower provides to the Administrative Agent (for the distribution to the Required Lenders) (which may be provided by facsimile or electronic mail) updated copies of the Additional Qualified Asset Certificate, the Borrowing Base Certificate and the Financial Covenant Calculation Certificate to ensure that the information set forth therein is true and correct in all material respects and (b) the Administrative Agent and the Required Lenders have been afforded a period of five (5) Business Days from the date of delivery of the documents described in the immediately preceding clause (a) to review such documents and the Administrative Agent and the Required Lenders have not approved or rejected (which rejection shall specifically identify the Addition Condition(s) that have not been satisfied) such documents within such five (5) Business Day period; provided, however that in the event such five (5) Business Day period would otherwise expire prior to the expiration of the fifteen (15) Business Day period described in the beginning of this paragraph, then the Administrative Agent and the Required Lenders shall have until the expiration of such fifteen (15) Business Day period to review and to approve or reject such documentation. As used in this paragraph, “Intervening Event” shall mean, solely in connection with any Borrowing, any event or occurrence that results in a material change or material changes to the information and/or calculations set forth in the applicable Additional Qualified Asset Certificate, Borrowing Base Certificate and/or the Financial Covenant Calculation Certificate delivered with respect to a Prospective Qualified Asset that would reasonably be expected to be materially adverse to the Lenders. The Borrower shall provide written notice (which may be provided by facsimile or electronic mail) to the Administrative Agent (for the distribution to the Lenders) of a Credit Party acquiring ownership of such Prospective Qualified Asset within 3 Business Days (or such longer period as the Administrative Agent may agree in its sole discretion) after such acquisition (and to the extent no Intervening Event has occurred, such writing shall be deemed to confirm to the Administrative Agent and the Lenders that no Intervening Event has occurred). To the extent the Borrower reasonably believes that any Prospective Qualified Asset will no longer be acquired by a Credit Party, the Borrower shall promptly provide written notice (which may be provided by facsimile or email) to the Administrative Agent (for the distribution to the Lenders) that such Prospective Qualified Asset will no longer be acquired by a Credit Party. If the Borrower has not provided written notice to the Administrative Agent within 120 days after the delivery of the Addition Request that such Prospective Qualified Asset has been acquired (or that the Borrower reasonably believes that such Prospective Qualified Asset will not be acquired), then the Addition Request shall be deemed to be revoked absent written confirmation from the Borrower to the Administrative Agent that a Credit Party reasonably believes it will acquire such Prospective Qualified Asset and no Intervening Event has occurred.

Section 7.21 Borrowing Base Conditions. Each Credit Party will, and will cause each of its Restricted Subsidiaries to,

(a) maintain a minimum of twenty-five (25) Qualified Assets that are included in the calculation of the Borrowing Base at all times (the “Minimum Qualified Assets Condition”); and

(b) maintain an Aggregate Borrowing Base Asset Value of at least $250,000,000 at all times (the “Minimum Borrowing Base Asset Value Condition”).

Section 8. NEGATIVE COVENANTS

Each Credit Party covenants and agrees that until the Obligations shall have been paid in full or otherwise satisfied, and the Commitments hereunder shall have expired or been terminated, such Credit Parties shall perform, and shall cause each of its Restricted Subsidiaries or all Subsidiaries, as applicable as provided below to perform, all covenants in this Section 8.

Section 8.1 Indebtedness. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, other than:

(a) the Obligations;

(b) Indebtedness of (i) any Credit Party to any other Credit Party and (ii) any non-Credit Party to any other non-Credit Party;

(c) subject to the last sentence of this Section 8.1, Guarantees with respect to Indebtedness permitted under this Section 8.1;

(d) Indebtedness existing on the Closing Date and described in Schedule 8.1, together with any Permitted Refinancing thereof;

(e) Indebtedness with respect to (x) Capital Leases and (y) purchase money Indebtedness; provided, in the case of clause (x), that any such Indebtedness shall be secured only by the asset subject to such Capital Lease, and, in the case of clause (y), that any such Indebtedness shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness; provided, further, that the sum of the aggregate principal amount of any Indebtedness under this clause (e) shall not exceed at any time the greater of (x) $50,000,000 and (y) 5.00% of Total Asset Value calculated on a pro forma basis as of the most recently ended four Fiscal Quarter period for which financial statements are available (or are required pursuant to Section 7.1(a) or (b));

(f) Indebtedness in respect of any Swap Agreement that is entered into in the ordinary course of business to hedge or mitigate risks to which any Credit Party or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities (it being acknowledged by the Borrower that a Swap Agreement entered into for speculative purposes or of a speculative nature is not a Swap Agreement entered into in the ordinary course of business to hedge or mitigate risks);

(g) Indebtedness arising in connection with the financing of insurance premiums in the ordinary course of business;

(h) to the extent constituting Indebtedness, all obligations in connection with each Permitted Acquisition, including, without limitation, Earn Out Obligations;

(i) Indebtedness representing deferred compensation to officers, directors, employees of the Borrower and its Subsidiaries;

(j) Indebtedness of any Person that becomes a Credit Party as a part of a Permitted Acquisition after the Closing Date, and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than by an amount not greater than accrued interest, fees and expenses, including premium and defeasance costs, associated therewith) or shorten maturity, add any Credit Party as a new obligor or new property of any Credit Party as security therefore or result in a decreased average weighted life thereof during the term of this Agreement; provided that (A) such acquired Indebtedness exists at the time such Person becomes a Credit Party and is not created in contemplation of or in connection with such Person becoming a Credit Party, (B) neither the Borrower nor any other Credit Party shall be a new obligor therefore and no new property of the Borrower or any other Credit Party shall provide security therefore and (C) the aggregate amount of such Indebtedness shall not exceed the greater of (x) $25,000,000 and (y) 2.50% of Total Asset Value at any one time outstanding, calculated on a pro forma basis as of the most recently ended four Fiscal Quarter period for which financial statements are available (or are required pursuant to Section 7.1(a) or (b));

(k) Permitted Subordinated Indebtedness in an aggregate amount not to exceed at any time the greater of (x) $25,000,000 and (y) 2.50% of Total Asset Value calculated on a pro forma basis as of the most recently ended four Fiscal Quarter period for which financial statements are available (or are required pursuant to Section 7.1(a) or (b));

(l) [reserved];

(m) [reserved];

(n) to the extent not a type of Indebtedness provided for in the foregoing clauses (a) through (m), unsecured Indebtedness of the Borrower and its Subsidiaries in an aggregate amount not to exceed at any time the greater of (x) $25,000,000 and (y) 2.50% of Total Asset Value calculated on a pro forma basis as of the most recently ended four Fiscal Quarter period for which financial statements are available (or are required pursuant to Section 7.1(a) or (b)); and

(o) to the extent not a type of Indebtedness provided for in the foregoing clauses (a) through (n), secured Indebtedness of the Borrower and its Subsidiaries in an aggregate amount not to exceed at any time the greater of (x) $100,000,000 and (y) 10% of Total Asset Value calculated on a pro forma basis as of the most recently ended four Fiscal Quarter period for which financial statements are available (or are required pursuant to Section 7.1(a) or (b)).

Notwithstanding anything herein to the contrary, and for the avoidance of doubt, no Indebtedness of any Unrestricted Subsidiary shall be recourse to the Borrower and its Restricted Subsidiaries.

Section 8.2 Liens. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, created or licensed or any income, profits or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar written notice of any Lien with respect to any such property, asset, income, profits or royalties under the UCC of any state or under any similar recording or notice statute or under any Applicable Laws related to intellectual property, except:

(a) Liens in favor of the Collateral Agent for the benefit of the holders of the Obligations granted pursuant to any Credit Document;

(b) Liens for Taxes not yet due or for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(c) statutory Liens of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) or 4068 of ERISA that would constitute an Event of Default under Section 9.1(j)), in each case incurred in the ordinary course of business (i) for amounts not yet overdue, or (ii) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e) easements, rights-of-way, restrictions, encroachments, covenants and other defects, matters or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of any Credit Party or any of its Restricted Subsidiaries;

(f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

(g) Liens solely on any cash earnest money deposits made by any Credit Party or any of its Subsidiaries in connection with any letter of intent, or purchase agreement permitted hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k) licenses of patents, trademarks and other intellectual property rights granted by any Credit Party or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of such Credit Party or such Subsidiary;

(l) Liens existing as of the Closing Date and described in Schedule 8.2;

(m) Liens securing purchase money Indebtedness and Capital Leases to the extent permitted pursuant to Section 8.1(e); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness or the assets subject to such Capital Lease, respectively;

(n) Liens in favor of the Issuing Bank or the Swingline Lender on cash collateral securing the obligations of a Defaulting Lender to fund risk participations hereunder;

(o) Liens consisting of judgment or judicial attachment liens relating to judgments which do not constitute an Event of Default hereunder;

(p) licenses (including licenses of Intellectual Property), sublicenses, leases or subleases granted to third parties in the ordinary course of business;

(q) Liens in favor of collecting banks under Section 4-210 of the UCC;

(r) Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

(s) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business;

(t) Liens securing assumed Indebtedness permitted pursuant to Section 8.1(j);

(u) Liens consisting of a pledge of the Equity Interests in an Unrestricted Subsidiary made by the Borrower or a Restricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary; provided that (i) such Liens shall not extend to any other property of the Borrower or the Restricted Subsidiaries and (ii) the documentation governing such pledge shall expressly state that there is no recourse, indemnity or other obligation of the Borrower or such Restricted Subsidiary beyond such pledged Equity Interests;

(v) Liens not otherwise permitted by the foregoing clauses (a) through (u), or by following clause (w), to the extent attaching to properties and assets with an aggregate fair market value not in excess of, and securing liabilities not in excess of, $5,000,000 at any time outstanding; and

(w) Liens securing Indebtedness or other obligations permitted pursuant to Section 8.1(o).

Notwithstanding anything herein to the contrary, and for the avoidance of doubt, no Indebtedness or any other obligations of any Unrestricted Subsidiary shall be secured by the assets of the Borrower or any of its Restricted Subsidiaries.

Section 8.3 No Further Negative Pledges. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries or the TRS Guarantor to, enter into any Contractual Obligation (other than this Agreement and the other Credit Documents) that limits the ability of any Credit Party or any such Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this Section 8.3 shall not prohibit (i) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 8.1(e), solely to the extent any such negative pledge relates to the property financed by or subject to Permitted Liens securing such Indebtedness, (ii) any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (iii) customary restrictions and conditions contained in any agreement relating to the disposition of any property or assets permitted under Section 8.10 pending the consummation of such disposition, (iv) customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements, agreements with respect to Assets Under Development and similar agreements entered into in the ordinary course of business, (v) any negative pledge provided in favor of any lender to an Unrestricted Subsidiary so long as such restriction only applies to the Equity Interests of an Unrestricted Subsidiary owned by a Credit Party or Restricted Subsidiary as provided in Section 8.2(u), (vi) any agreement or instrument governing Indebtedness assumed in connection with a Permitted Acquisition or other Investment, to the extent the relevant encumbrance or restriction was not agreed to or adopted in connection with, or in anticipation of, the respective Permitted Acquisition or Investment and does not apply to the Borrower or any Restricted Subsidiary, or the properties of any such Person, other than the Persons or the properties acquired in such Permitted Acquisition or Investment and (vii) customary contractual restrictions in a lease (including Ground Leases) relating to the granting of a Lien on the applicable leasehold interest or leased property.

Section 8.4 Restricted Payments. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a) each Restricted Subsidiary of the Borrower may make Restricted Payments to the Borrower or to another Restricted Subsidiary;

(b) the Borrower may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person;

(c) the Borrower may declare and make Permitted Tax Distributions;

(d) so long as no Event of Default exists or would result therefrom, the Borrower may declare and make Refund Distributions;

~~(e) so long as no Default or Event of Default exists or would result therefrom, the Borrower may make a redemption, retirement, purchase, repurchase or other acquisition of its Equity Interests owned by a former director, officer, employee, consultant or independent contractor of any Credit Party in an amount not to exceed the greater of (x) $15,000,000 and (y) 1.50% of Total Asset Value calculated on a pro forma basis as of the most recently ended four Fiscal Quarter period for which financial statements are available (or are required pursuant to Section 7.1(a) or (b)) in any Fiscal Year;~~

(e) ~~(f)~~ the Borrower may declare and make cash dividend payments or other cash distributions, so long as (x) no Default or Event of Default then exists or would result therefrom and (y) after giving effect thereto on a Pro Forma Basis (solely with respect to giving effect to such Restricted Payment), the Borrower shall be in compliance with the financial covenants set forth in clauses (a) and (c) of Section 8.8; and

(f) ~~(g)~~ the Borrower may distribute any OP Units received in connection with any Permitted REIT Disposition and any dividend payments or other cash distributions received from any OP Units owned by the Borrower or any other Restricted Subsidiary (where the Borrower has received such dividend payments or such cash distributions from such Restricted Subsidiary), in each case, so long as no Default or Event of Default then exists or would result therefrom.

Section 8.5 Burdensome Agreements. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, enter into, or permit to exist, any Contractual Obligation that encumbers or restricts the ability of any such Person to (i) pay dividends or make any other distributions to the Borrower or other Credit Party on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to the Borrower or any other Credit Party, (iii) make loans or advances to the Borrower or any other Credit Party, (iv) sell, lease or transfer any of its property to the Borrower or any other Credit Party, (v) pledge its property pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Borrower pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i)-(iv) above) for (1) this Agreement and the other Credit Documents, (2) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(e); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (3) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (4) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.10 pending the consummation of such sale, (5) any agreement or instrument governing Indebtedness assumed in connection with a Permitted Acquisition or Investment, to the extent the relevant encumbrance or restriction was not agreed to or adopted in connection with, or in anticipation of, the respective Permitted Acquisition or Investment and does not apply to the Borrower or any Restricted Subsidiary, or the properties of any such Person, other than the Persons or the properties acquired in such Permitted Acquisition or Investment, (6) customary provisions restricting assignments, subletting, pledges or other transfers contained in leases, licenses, joint venture agreements, agreements with respect to Assets Under Development and similar agreements entered into in the ordinary course of business, or (7) customary contractual restrictions in a lease relating to the granting of a Lien on the applicable leasehold interest or leased property.

Section 8.6 Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any joint venture and any Foreign Subsidiary, except:

(a) Investments in cash and Cash Equivalents and deposit accounts or securities accounts in connection therewith;

(b) equity Investments owned as of the First Amendment Effective Date in any Subsidiary;

(c) (i) intercompany loans to the extent permitted under Section 8.1(b) and guarantees to the extent permitted under Section 8.1(c) and (ii) additional Investments by any Credit Party in any other Credit Party;

(d) Investments existing on the Closing Date and described on Schedule 8.6;

(e) Investments constituting Swap Agreements permitted by Section 8.1(f);

(f) Permitted Acquisitions;

(g) Investments constituting accounts receivable, trade debt and deposits for the purchase of goods, in each case made in the ordinary course of business;

(h) Investments by any Credit Party in any Unrestricted Subsidiary solely to the extent made with the proceeds of an issuance of Equity Interests (other than the issuance of Disqualified Equity Interests);

(i) Investments by any Credit Party in or to acquire any Marina Property or other Real Estate Asset to the extent funded using the proceeds of an issuance of Qualifying Equity Interests of the Borrower or Indebtedness permitted under Section 8.1;

(j) additional Subsidiaries of the Borrower may be established or created if the Borrower and such Subsidiary comply with the requirements of Section 7.14, if applicable; provided that to the extent any such new Subsidiary is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted by this Section 8.6, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such transaction, such new Subsidiary shall not be required to take the actions set forth in Section 7.14, as applicable, until the respective acquisition is consummated (at which time the surviving or transferee entity of the respective transaction and its Subsidiaries shall be required to so comply in accordance with the provisions thereof);

(k) Investments in the form of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary;

(l) other Investments not listed above and not otherwise prohibited by this Agreement in an aggregate amount outstanding at any time (on a cost basis) not to exceed the greater of (x) $35,000,000 and (y) 2.50% of Total Asset Value calculated on a pro forma basis as of the most recently ended four Fiscal Quarter period for which financial statements are available (or are required pursuant to Section 7.1(a) or (b));

(m) Investments in joint ventures in an aggregate amount outstanding at any time (it being understood, for the avoidance of doubt, that usage of this clause (m) shall no longer be deemed to include the Investments in any given joint venture once such joint venture becomes a Qualified Asset) not to exceed the greater of (x) $75,000,000 and (y) 5.00% of Total Asset Value calculated on a pro forma basis as of the most recently ended four Fiscal Quarter period for which financial statements are available (or are required pursuant to Section 7.1(a) or (b)); and

(n) Investments in Assets Under Development in an aggregate amount outstanding at any time (on a cost basis) (it being understood, for the avoidance of doubt, that usage of this clause (n) shall no longer be deemed to include the Investments in any given Assets Under Development once such Assets Under Development becomes a Qualified Asset) not to exceed the greater of (x) $75,000,000 and (y) 5.00% of Total Asset Value calculated on a pro forma basis as of the most recently ended four Fiscal Quarter period for which financial statements are available (or are required pursuant to Section 7.1(a) or (b)).

Notwithstanding the foregoing, in no event shall (i) any Credit Party make any Investment which results in or facilitates in any manner any Restricted Payment not otherwise permitted under the terms of Section 8.4 and (ii) the aggregate amount of all Investments (including, for the avoidance of doubt, the fair market value of any Real Estate Asset owned by such Unrestricted Subsidiary) in all Unrestricted Subsidiaries permitted pursuant to this Section 8.6 exceed the greater of (x) $250,000,000 and (y) 20% of Total Asset Value calculated on a pro forma basis as of the most recently ended four Fiscal Quarter period for which financial statements are available (or are required to have been delivered pursuant to Section 7.1(a) or (b)).

Section 8.7 Use of Proceeds. No Credit Party shall use the proceeds of any Credit Extension of the Loans except pursuant to Section 7.9. No Credit Party shall use, and each Credit Party shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Extension (i) to refinance any commercial paper, (ii) in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate any applicable Sanctions, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System as in effect from time to time or any other regulation thereof or to violate the Exchange Act, (iii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Laws, or (iv) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country.

Section 8.8 Financial Covenants. The Credit Parties shall not:

(a) Ratio of Consolidated Funded Debt to Total Asset Value. Beginning with the Fiscal Quarter ending December 31, 2018, permit the ratio of Consolidated Funded Debt to Total Asset Value as of the end of any Fiscal Quarter of the Borrower to exceed 55%.

(b) Consolidated Pre-Distribution Fixed Charge Coverage Ratio. Beginning with the Fiscal Quarter ending December 31, 2018, permit the Consolidated Pre-Distribution Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter of the Borrower to be less than 1.35 to 1.00.

(c) Consolidated Post-Distribution Fixed Charge Coverage Ratio. Beginning with the Fiscal Quarter ending December 31, 2018, permit the Consolidated Post-Distribution Fixed Charge Coverage Ratio as of the end of such Fiscal Quarter to be less than 1.00 to 1.00.

(d) Borrowing Base Coverage Ratio. Beginning with the Fiscal Quarter ending December 31, 2018, permit the Borrowing Base Coverage Ratio as of the end of any Fiscal Quarter of the Borrower to be less than 1.00 to 1.00.

Section 8.9 ~~[~~Reserved~~]~~ .

Section 8.10 Fundamental Changes; Disposition of Assets; Acquisitions. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any Acquisition or transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or make any Asset Sale, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory and materials and the acquisition of equipment and capital expenditures in the ordinary course of business) the business, property or fixed assets of, or Equity Interests or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a) any Restricted Subsidiary of the Borrower or the TRS Guarantor may be merged with or into the Borrower or any Restricted Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any other Restricted Subsidiary; provided, in the case of such a merger, (i) if the Borrower is party to the merger, the Borrower shall be the continuing or surviving Person and (ii) if any Guarantor is a party to such merger, then the Borrower or a Guarantor shall be the continuing or surviving Person;

(b) Asset Sales the aggregate gross proceeds (including any non-cash proceeds, determined on the basis of face amount in the case of notes or similar consideration and on the basis of fair market value in the case of other non-cash proceeds) of which do not exceed, when aggregated with the gross proceeds of all other Asset Sales (other than any Permitted REIT Dispositions) made in any Fiscal Year of the Borrower, 20% of the fair market value of the Tangible Assets of the Borrower and its Restricted Subsidiaries (measured as of the last day of the Fiscal Quarter ended immediately prior to the date of such determination for which financial statements have been received (or are required pursuant to Section 7.1(a) or (b)); provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the applicable Credit Party (or similar governing body)), and (2) no less than seventy-five percent (75%) of such proceeds shall be paid in cash;

(c) Asset Sales of single or multi-family homes for fair market value to the extent any such single or multi-family home is not material to the business of any Credit Party;

(d) Dispositions by the Borrower or any of its Subsidiaries of Equity Interests in any Subsidiary, the primary assets of which is the liquor or other business license relating to a Marina Property or other Real Estate Asset, to a regional vice president, marina manager or another Person to the extent required by any applicable law, rule or regulation relating to such liquor or other business license;

(e) Investments made in accordance with Section 8.6; and

(f) Permitted REIT Dispositions so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) after giving effect thereto on a Pro Forma Basis (solely with respect to giving effect to such Permitted REIT Disposition), the Borrower shall be in compliance with the financial covenants set forth in Section 8.8, (iii) the Borrower shall deliver to the Administrative Agent an interim Borrowing Base Certificate duly executed by an Authorized Officer of the Borrower setting forth a calculation of the Borrowing Base after giving pro forma effect to the Permitted REIT Disposition (including, without limitation, the impact that the Permitted REIT Disposition has on the Net Operating Income of the applicable Qualified Asset) which interim Borrowing Base Certificate shall be in scope and content reasonably satisfactory to the Administrative Agent, (iv) the consideration received for the Equity Interests sold shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the applicable Credit Party (or similar governing body)), (v) to the extent the Marina Property or other Real Estate Asset sold in connection with such Permitted REIT Disposition is a Qualified Asset that is included in the calculation of the Borrowing Base, such Qualified Asset is removed from the Borrowing Base pursuant to Section 7.19 prior to or concurrently with such disposition and (vi) the Borrowing Base Asset Value of any Equity Interests sold pursuant to this Section 8.10(f) in any Fiscal Year of the Borrower shall not exceed 20% of the Borrowing Base Asset Value (measured as of the last day of the Fiscal Quarter ended immediately prior to the date of such determination for which a Borrowing Base Certificate has been received pursuant to Section 7.1(d).

~~(g)~~ Notwithstanding anything herein or any other Credit Document to the contrary, no Credit Party that is a limited liability company may divide itself into two or more limited liability companies or series thereof (pursuant to a “plan of division” as contemplated under the Delaware Limited Liability Company Act or otherwise) without the prior written consent of the Administrative Agent, and in the event that any Credit Party that is a limited liability company divides itself into two or more limited liability companies or series thereof (with or without the prior consent of the Administrative Agent as required above), any limited liability companies or series thereof formed as a result of such division shall be required to comply with the obligations set forth in this Section 8.10 and the further assurances obligations set forth in the Credit Documents and become a Borrower or Guarantor (as required by Administrative Agent) under this Agreement and the other Credit Documents.

Section 8.11 Disposal of Subsidiary Interests. Except for any sale of all of its interests in the Equity Interests of any of its Restricted Subsidiaries in compliance with the provisions of Section 8.10 and except for Liens securing the Obligations, no Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Restricted Subsidiaries, except to qualify directors if required by Applicable Laws; or

(b) permit any of its Restricted Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Restricted Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by Applicable Laws. For the avoidance of doubt, this Section 8.11 shall not restrict any Delayed Consent Properties Disposition so long as the Credit Parties are otherwise in compliance with the applicable terms of Schedule V (including, without limitation, the requirement that there be greater than $25,000,000 in Availability required pursuant to Section 3(ii) of Schedule V).

Section 8.12 Sales and Lease-Backs. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Credit Party or any Restricted Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Borrower or any other Credit Party), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower or any other Subsidiary thereof to any Person (other than the Borrower or any other Credit Party) in connection with such lease; provided that with the consent of the Required Lenders (such consent not to be unreasonably withheld, conditioned or delayed), the Borrower and its Subsidiaries may enter into one or more such transactions in connection with the transfer of the Borrower and its Subsidiaries’ assets into a real estate investment trust subject to any amendments or other modifications to this Agreement or the other Credit Documents reasonably requested by the Required Lenders to reflect customary market terms for borrowers of this type.

Section 8.13 Transactions with Affiliates and Insiders. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any material transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any officer, director or Affiliate of the Borrower or any of its Restricted Subsidiaries on terms that are less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not an officer, director or Affiliate of the Borrower or any of its Restricted Subsidiaries; provided, the foregoing restriction shall not apply to (a) any transaction between or among the Credit Parties, (b) normal and reasonable compensation and reimbursement of expenses of officers and directors in the ordinary course of business, (c) ~~(i) payment of management fees by the Borrower pursuant to and in accordance with the Advisory Services Agreement as in effect on the First Amendment Effective Date not to exceed $600,000 in the aggregate during any calendar year and (ii) reimbursement for reasonable and actual out-of-pocket costs and expenses in accordance with the provisions of the Advisory Services Agreement as in effect on the First Amendment Effective Date; provided, however, that no management fees may be paid pursuant to clause (c)(i) so long as an Event of Default hereof has occurred and is continuing at the time of any such payment or would result immediately after giving effect thereto (it being understood that any such management fees not paid as a result of the existence of such an Event of Default shall accrue without interest and may be paid after such Event of Default has been cured or waived) and~~normal and reasonable compensation and/or reimbursement of expenses for services provided (i) by the Parent or the Sun REIT to any of the Credit Parties (solely to the extent the amount of such compensation or reimbursement would have been permitted to be made as a Restricted Payment under Section 8.4(e)) or (ii) by any of the Credit Parties to the Parent or the Sun REIT, (d) transactions pursuant to the Borrower’s employee equity incentive plan and other employee benefit plans and arrangements in the ordinary course of business and (e) any transaction between the Borrower and/or its Subsidiaries, on the one hand, and SHM II and/or the Delayed Consent Credit Parties, on the other hand, pursuant to the Sun Acquisition Agreement or on terms reasonably satisfactory to the Administrative Agent, relating to shared services between such parties (including the management of the Delayed Consent Properties by the Borrower).

Section 8.14 Prepayment of Other Funded Debt. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to:

(a) after the issuance thereof, amend or modify (or permit the termination, amendment or modification of) (i) the terms of any Funded Debt that is junior to the credit facilities established hereunder in right of payment or in right of security or that is unsecured or (ii) the terms of any Earn Out Obligation, in either case, in a manner materially adverse to the interests of the Lenders (including specifically shortening any maturity or average life to maturity or requiring any payment sooner than previously scheduled or increasing the interest rate or fees applicable thereto);

(b) amend or modify, or permit or acquiesce to the amendment or modification (including waivers) of, any material provisions of any Permitted Subordinated Indebtedness, including any notes or instruments evidencing any Permitted Subordinated Indebtedness and any indenture or other governing instrument relating thereto;

(c) make any payment in contravention of the terms of any Permitted Subordinated Indebtedness; or

(d) except in connection with a refinancing or refunding permitted hereunder, make any voluntary prepayment, redemption, defeasance or acquisition for value of (including by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance or exchange of, any (i) Funded Debt that is junior to the credit facilities established hereunder in right of payment or in right of security or that is unsecured or (ii) Earn Out Obligations, other than (x) in the case of the foregoing clause (i), the Indebtedness under the Credit Documents, intercompany Indebtedness permitted hereunder and Indebtedness permitted under Section 8.1(b) and (y) in the case of clauses (i) and (ii), prepayments in an aggregate amount not to exceed $10,000,000.

Section 8.15 Conduct of Business. From and after the First Amendment Effective Date, the Borrower shall not, nor shall it permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by the Borrower or such Subsidiary on the First Amendment Effective Date and businesses that are reasonably similar, related or incidental thereto.

Section 8.16 Fiscal Year; Accounting Practices. The Borrower shall not, nor shall it permit any of its Subsidiaries to (a) change its Fiscal Year-end from December 31 or (b) make any material change in accounting policies or reporting practices, except as required by GAAP.

Section 8.17 Amendments to Organizational Agreements/Material Agreements. No Credit Party shall amend or permit any amendments to its Organizational Documents if such amendment would reasonably be expected to be materially adverse to the Lenders or any Agent. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, amend or permit any amendment to, or terminate or waive any provision of, any Material Contract unless such amendment, termination, or waiver would not have a Material Adverse Effect.

Section 8.18 Limitations on Borrower. ~~The~~ Borrower shall not (i) hold any material assets other than the Equity Interests of its Subsidiaries and cash, (ii) have any material liabilities other than (A) the liabilities under the Credit Documents, (B) tax liabilities in the ordinary course of business, (C) loans and advances permitted under Section 8.6 and (D) limited liability company, administrative and operating expenses in the ordinary course of business (including obligations under employee benefits plans) or (iii) engage in any business other than (A) owning the Equity Interests of its Subsidiaries and activities incidental or related thereto, (B) acting as a party to the Credit Documents and pledging its assets to the Collateral Agent, for the benefit of the Lenders, pursuant to the Collateral Documents to which it is a party and (C) ordinary course business activities for the benefit of its Subsidiaries.

Section 8.19 Equity Interests of Restricted Subsidiaries. Notwithstanding any other provisions of this Agreement to the contrary, the Borrower will not permit any Restricted Subsidiary to issue or have outstanding any shares of Equity Interests that constitute Disqualified Equity Interests.

Section 8.20 Designation as Senior Debt. ~~Designate~~The Borrower shall not designate any Indebtedness (other than Indebtedness under the Credit Documents) of the Borrower or any of its Subsidiaries as “Senior Debt” or “Designated Senior Debt” (or in each case any similar term) under, and as defined in, the documentation governing any Permitted Subordinated Indebtedness.

Section 9. EVENTS OF DEFAULT; REMEDIES; APPLICATION OF FUNDS.

Section 9.1 Events of Default. If any one or more of the following conditions or events shall occur:

(a) Failure to Make Payments When Due. Failure by any Credit Party to pay (i) the principal of any Loan when due, whether at stated maturity, by acceleration or otherwise; (ii) within one (1) Business Day of when due any amount payable to the Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iii) within three (3) Business Days of when due any interest on any Loan or any fee or any other amount due hereunder; or

(b) Default in Other Agreements. (i) Failure of any Credit Party or any of its Restricted Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an aggregate principal amount of $10,000,000 or more, in each case beyond the grace or cure period, if any, provided therefor; (ii) breach or default by any Credit Party with respect to any other term of (1) one or more items of Indebtedness in the aggregate principal amounts referred to in clause (i) above, or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace or cure period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or (ii) there occurs under any Swap Agreement an Early Termination Date (as defined in such Swap Agreement) resulting from (A) any event of default under such Swap Agreement as to which a Credit Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Agreement) or (B) any Termination Event (as so defined) under such Swap Agreement as to which a Credit Party or any Restricted Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Credit Party or such Restricted Subsidiary as a result thereof is greater than $10,000,000; or

(c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 7.1(a), (b), (c), (e) and (h) (other than clause (v) thereof), Section 7.2, Section 7.9 or Section 8; or

(d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Credit Documents. (i) Any Credit Party shall default in the performance of or compliance with any term contained in Section 7.1(h)(v), Section 7.17, Section 7.19 or Section 7.20 and such default shall not have been remedied or waived within ten (10) days after the earlier of (A) an Authorized Officer of such Borrower becoming aware of such default, or (B) receipt by the Borrower of written notice from the Administrative Agent or any Lender of such default or (ii) any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 9.1 (including clause (i) above), and such default shall not have been remedied or waived within thirty (30) days after the earlier of (A) an Authorized Officer of such Borrower becoming aware of such default, or (B) receipt by the Borrower of written notice from the Administrative Agent or any Lender of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Credit Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) in an involuntary case under the Bankruptcy Code or Debtor Relief Laws now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Credit Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) under the Bankruptcy Code or other Debtor Relief Laws now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Credit Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Credit Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary), and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Any Credit Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or other Debtor Relief Laws now or hereafter in effect, or shall consent in writing to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent in writing to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Credit Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) shall make any assignment for the benefit of creditors; or (ii) any Credit Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of any Credit Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) or any committee thereof shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 9.1(f); or

(h) Judgments and Attachments. (i) Any one or more money judgments, writs or warrants of attachment or similar process involving an aggregate amount at any time in excess of $10,000,000 (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Credit Party or any of its Restricted Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days; or (ii) any non-monetary judgment or order shall be rendered against any Credit Party or any of its Restricted Subsidiaries that would reasonably be expected to have a Material Adverse Effect, and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days; or

(i) Dissolution. Any order, judgment or decree shall be entered against any Credit Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) decreeing the dissolution or split up of such Credit Party or such Restricted Subsidiary and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

(j) Pension Plans. There shall occur one or more ERISA Events which individually or in the aggregate results in liability of any Credit Party, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates in excess of $10,000,000 during the term hereof and which is not paid by the applicable due date; or

(k) Change of Control. A Change of Control shall occur; or

(l) Invalidity of Credit Documents and Other Documents. At any time after the execution and delivery thereof, (i) this Agreement or any other Credit Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations (other than contingent and indemnified obligations not then due and owing) in accordance with the terms hereof) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, or (ii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Credit Document to which it is a party; or

(m) Subordination Provisions. The validity, binding effect or enforceability of any subordination provisions relating to any Permitted Subordinated Indebtedness in an aggregate principal amount of $10,000,000 or more shall be contested by any Person party thereto (other than any Lender, any Agent, the Issuing Bank or the Swingline Lender) (provided that, such $10,000,000 threshold shall be inapplicable to the extent any subordination provisions are contested by the Borrower or any other Credit Party), or such subordination provisions shall fail to be enforceable by the Agents and the Lenders in accordance with the terms thereof, or the Obligations shall for any reason not have the priority contemplated by this Agreement or such subordination provisions; or

(n) Borrowing Base Certificate. The Borrower shall fail to deliver a true, complete and correct Borrowing Base Certificate at any time required by Section  7.1(d)~~.~~; or

Section 9.2 Remedies. (1) Upon the occurrence of any Event of Default described in Section 9.1(f) or Section 9.1(g), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the written request of (or with the written consent of) the Required Lenders, upon written notice to the Borrower by the Administrative Agent, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the obligation of the Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) the Term Loan Commitments, if any, of each Lender having such Term Loan Commitments shall immediately terminate; (C) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each of the Credit Parties: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations; provided that the foregoing shall not affect in any way the obligations of the Lenders under Section 2.2(b)(iii) or Section 2.3(e); (D) the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents and/or (E) the Administrative Agent shall direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such written notice, or upon the occurrence of any Event of Default specified in Section 9.1(f) and Section 9.1(g) to pay) to the Administrative Agent such additional amounts of cash, to be held as security for such Borrower’s reimbursement Obligations in respect of Letters of Credit then outstanding under arrangements acceptable to the Administrative Agent, equal to the Outstanding Amount of the Letter of Credit Obligations at such time. Notwithstanding anything herein or otherwise to the contrary, any Event of Default occurring hereunder shall continue to exist (and shall be deemed to be continuing) until such time as such Event of Default has been cured to the reasonable satisfaction of the Required Lenders or waived in writing in accordance with the terms of Section 11.4.

Section 9.3 Application of Funds. After the exercise of remedies provided for in Section 9.2 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and Letter of Credit Fees but including without limitation all reasonable out-of-pocket fees, expenses and disbursements of any law firm or other counsel and amounts payable under Section 3.1, Section 3.2 and Section 3.3) payable to the Administrative Agent and the Collateral Agent, in each case in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders including without limitation all reasonable out-of-pocket fees, expenses and disbursements of any law firm or other counsel and amounts payable under Section 3.1, Section 3.2 and Section 3.3), ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, Letter of Credit Borrowings and other Obligations ratably among such parties in proportion to the respective amounts described in this clause Third payable to them; and

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and Letter of Credit Borrowings, (b) payment of breakage, termination or other amounts owing in respect of any Swap Agreement between the Borrower or any of its Restricted Subsidiaries and any Qualifying Swap Bank, to the extent such Swap Agreement is permitted hereunder, (c) payments of amounts due under any Treasury Management Agreement between the Borrower or any of its Restricted Subsidiaries and any Qualifying Treasury Management Bank, and (d) the Administrative Agent for the account of the Issuing Bank, to Cash Collateralize that portion of the Letter of Credit Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among such parties in proportion to the respective amounts described in this clause Fourth payable to them; and Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Laws.

Subject to Section 2.3, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or such Guarantor’s assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section 9.3.

Notwithstanding the foregoing, Secured Swap Obligations and Secured Treasury Management Obligations shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Qualifying Swap Bank or Qualifying Treasury Management Bank, as the case may be. Each Qualifying Swap Bank or Qualifying Treasury Management Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Section 10 for itself and its Affiliates as if a “Lender” party hereto.

Section 9.4 Borrower’s Right to Cure.

(a) Notwithstanding any provision to the contrary contained in Section 9.1,

(i) in the event of any Event of Default under the covenants set forth in Section 8.8(a) or Section 8.8(d) and until the expiration of the tenth (10th) Business Day after the date on which the Compliance Certificate is required to be delivered with respect to the applicable Fiscal Quarter or Fiscal Year, as applicable, hereunder (such date, the “Cure Expiration Date”), the ~~Equity Investors~~Parent or Sun REIT may on one or more occasions make a cash equity investment in the Borrower and upon the receipt of such proceeds the Borrower shall use such proceeds to either (A) repay the outstanding Loans or (B) solely in connection with a cure of Section 8.8(a), designate any portion of the proceeds thereof as an increase to Total Asset Value with respect to such applicable quarter (the “Applicable Quarter”); provided that all such proceeds to be so designated or used to repay the outstanding Loans (x) are actually received by the Borrower (including through capital contribution of such proceeds to the Borrower) and to the extent applicable, used to prepay the outstanding Loans, during the period commencing on the last day of the Applicable Quarter and ending on the date that is ten (10) Business Days after the date on which a Compliance Certificate is required to be delivered with respect to the Applicable Quarter hereunder and (y) the aggregate amount of proceeds that are so designated shall not exceed 100% of the aggregate amount necessary to cure such Event of Default under Section 8.8(a) or (d) for the period ending on the last day of such Applicable Quarter; and

(ii) in the event of any Event of Default under the covenants set forth in Section 8.8(b) or (c) and until the Cure Expiration Date, the ~~Equity Investors~~Parent or Sun REIT may on one or more occasions make a cash equity investment in the Borrower and upon the receipt of such proceeds the Borrower shall designate any portion of the proceeds thereof as an increase to Consolidated EBITDAR with respect to the Applicable Quarter; provided that all such proceeds to be so designated (x) are actually received by the Borrower (including through capital contribution of such proceeds to the Borrower) during the period commencing on the last day of the Applicable Quarter and ending on the date that is ten (10) Business Days after the date on which a Compliance Certificate is required to be delivered with respect to the Applicable Quarter hereunder and (B) the aggregate amount of proceeds that are so designated shall not exceed 100% of the aggregate amount necessary to cure such Event of Default under Section 8.8(b) or (c), for the period ending on the last day of such Applicable Quarter.

(b) Upon receipt by the Borrower of any such designated proceeds (the “Cure Amount”), (i) in the case of an Event of Default under Section 8.8(b) or (c), Consolidated EBITDAR for any period of calculation which includes the Applicable Quarter shall be increased, solely for the purpose of calculating any financial ratio set forth in Section 8.8, by an amount equal to the Cure Amount and (ii) in the case of an Event of Default under Section 8.8(a) or (d), at the Borrower’s election, either (A) such Cure Amount shall be immediately used first, to repay the outstanding Term Loan until paid in full, and then to repay the outstanding Revolving Loans, and the ratio of Consolidated Funded Debt to Total Asset Value shall be recalculated as if such payment had been made on the last day of the Applicable Quarter or (B) solely in connection with a cure of Section 8.8(a), Total Asset Value for any period of calculation which includes the Applicable Quarter shall be increased, solely for the purpose of calculating any financial ratio set forth in Section 8.8, by an amount equal to the Cure Amount. The resulting increase to Consolidated EBITDAR or Total Asset Value, as applicable, from designation of a Cure Amount shall not result in any adjustment to Consolidated EBITDAR or Total Asset Value, as applicable, or any other financial definition for any purpose under this Agreement other than for purposes of calculating the financial ratios set forth in Section 8.8, and for additional clarification shall not adjust the calculation of Consolidated EBITDA for purposes of determining the Consolidated Pre-Distribution Fixed Charge Coverage Ratio or Consolidated Post-Distribution Fixed Charge Coverage Ratio (other than, in either case, for purposes of actual compliance with Section 8.8 as of the end of any applicable period).

(c) If, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of Section 8.8 for the Applicable Quarter, the Borrower shall be deemed to have satisfied the requirements of Section 8.8 for the relevant period with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 8.8 that had occurred shall be deemed cured for this purpose of the Agreement.

(d) The parties hereto agree that (i) during the term of this Agreement, there can be no more than five (5) Fiscal Quarters in which the cure set forth in Section 9.4(a) is made, (ii) the cure rights set forth in Section 9.4(a) cannot be exercised more than two (2) times during any four (4) Fiscal Quarter period, (iii) the cure rights set forth in Section 9.4(a) cannot be exercised in three (3) consecutive Fiscal Quarters and (iv) the cash contributed or received pursuant to such cash equity investment in the Borrower shall be disregarded for any purpose other than increasing Consolidated EBITDAR or Total Asset Value or repaying the outstanding Loans solely for the purposes of measuring the covenants set forth in Section 8.8 (and for additional clarification shall not affect the calculation of financial ratio-based conditioning or baskets relating to covenants set forth in this Agreement nor shall it being considered cash for purposes of reducing Consolidated Funded Debt in connection with the calculation of Consolidated Funded Debt for purposes of Section 8.8(a) except to the extent such Cure Amount is actually used to repay the Loans as set forth herein).

Section 10. AGENCY

Section 10.1 Appointment and Authority.

(a) Each of the Lenders and the Issuing Bank hereby irrevocably appoints Citizens Bank, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and no Credit Party nor any of its Restricted Subsidiaries shall have rights as a third-party beneficiary of any of such provisions (other than Sections 10.6 and 10.10). It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) Each of the Lenders hereby irrevocably appoints, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each Collateral Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any Collateral Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any Collateral Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Collateral Document or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the Collateral Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Collateral Agent shall act on behalf of the Lenders with respect to any Collateral and the Collateral Documents, and the Collateral Agent shall have all of the benefits and immunities (i) provided to the Administrative Agent under the Credit Documents with respect to any acts taken or omissions suffered by the Collateral Agent in connection with any Collateral or the Collateral Documents as fully as if the term “Administrative Agent” as used in such Credit Documents included the Collateral Agent with respect to such acts or omissions, and (ii) as additionally provided herein or in the Collateral Documents with respect to the Collateral Agent.

Section 10.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Restricted Subsidiary of the Borrower or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 10.3 Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.4 and 9.2) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender or the Issuing Bank.

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Competitors. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Competitor or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Competitor.

Section 10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower and its Restricted Subsidiaries), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 10.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 10.6 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with, so long as no Event of Default has occurred or is continuing, the Borrower’s consent (such consent not to be unreasonably withheld, conditioned or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Bank, with the Borrower’s consent, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed such resignation shall become effective in accordance with such notice on the Resignation Effective Date

(b) If the Person servicing as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law by notice in writing to the Borrower and such Person remove such Person as the Administrative Agent and, with the Borrower’s consent, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Credit Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.6. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section 10.6). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Section 10 and Section 11.2 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 10.7 Non-Reliance on Administrative Agent and Other Lenders. Each of the Lenders and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

Section 10.8 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Lead Arrangers, co-documentation agents or the Co-Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Bank hereunder.

Section 10.9 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under Section 2.10 and Section 11.2) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.10 and Section 11.2).

Section 10.10 Collateral Matters.

(a) The Lenders (including the Issuing Bank and the Swingline Lender) irrevocably authorize the Administrative Agent and the Collateral Agent, at its option and in its discretion,

(i) to release any Lien on any property granted to or held under any Credit Document securing the Obligations (x) upon termination of the commitments under this Agreement and payment in full of all Obligations (other than contingent indemnification obligations and obligations under any Secured Swap Agreement or Secured Treasury Management Agreement) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Bank shall have been made), (y) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Credit Documents or consented to in accordance with the terms of this Agreement, or (z) subject to Section 11.4, if approved, authorized or ratified in writing by the Required Lenders;

(ii) to subordinate any Lien on any property granted to or held under any Credit Document securing the Obligations to the holder of any Lien on such property that is permitted by Section 8.2(m); and

(iii) to release any Guarantor from its obligations under this Agreement and the other Credit Documents if such Person ceases to be a Guarantor or becomes an Excluded Subsidiary as a result of a transaction permitted under the Credit Documents.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under this Agreement pursuant to this Section 10.10, in each case in accordance with the authority granted by this Agreement.

(b) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(c) Anything contained in any of the Credit Documents to the contrary notwithstanding, each of the Credit Parties, the Administrative Agent, the Collateral Agent and each holder of the Obligations hereby agree that (i) no holder of the Obligations shall have any right individually to realize upon any of the Collateral or to enforce this Agreement, the Notes or any other Credit Document, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the holders of the Obligations in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the holders of the Obligations (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

(d) No Secured Swap Agreement or Secured Treasury Management Agreement will create (or be deemed to create) in favor of any Qualifying Swap Bank or any Qualifying Treasury Management Bank, respectively that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of the Borrower or any other Credit Party under the Credit Documents except as expressly provided herein or in the other Credit Documents. By accepting the benefits of the Collateral, each such Qualifying Swap Bank and Qualifying Treasury Management Bank shall be deemed to have appointed the Collateral Agent as its agent and agreed to be bound by the Credit Documents as a holder of the Obligations, subject to the limitations set forth in this clause (d). Furthermore, it is understood and agreed that the Qualifying Swap Bank and Qualifying Treasury Management Banks, in their capacity as such, shall not have any right to notice of any action or to consent to, direct or object to any action hereunder or under any of the other Credit Documents or otherwise in respect of the Collateral (including the release or impairment of any Collateral, or to any notice of or consent to any amendment, waiver or modification of the provisions hereof or of the other Credit Documents) other than in its capacity as a Lender and, in any case, only as expressly provided herein.

Section 11. MISCELLANEOUS

Section 11.1 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices, consents, requests and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Administrative Agent, the Borrower or any other Credit Party, to the address, telecopier number, electronic mail address or telephone number specified in Appendix B:

(ii) if to any Lender, Issuing Bank or Swingline Lender, to the address, telecopier number, electronic mail address or telephone number in its Administrative Questionnaire on file with the Administrative Agent.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Section 2 if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent and the Borrower that it is incapable of receiving notices under such Section 2 by electronic communication. The Administrative Agent or any Credit Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) so long as the intended recipient acknowledges receipt of any notices and/or other communications sent to an e-mail address (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), then such notice and/or communication shall be deemed received at the original date and time when such notice and/or communication was originally sent, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by written notice to the other parties hereto.

(d) Platform.

(i) Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Bank and the other Lenders by posting the Communications on Debtdomain, Intralinks, SyndTrak or a substantially similar electronic transmission system (the “Platform”).

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Credit Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any other Credit Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Credit Party pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section 11.1, including through the Platform.

(iii) The Borrower and each Lender acknowledge that certain of the Lenders may be “public-side ” Lenders (Lenders that do not wish to receive MNPI with respect to the Borrower or its Subsidiaries or their respective securities) and, if documents or notices required to be delivered pursuant to the Credit Documents or otherwise are being distributed through the Platform, any document or notice that the Borrower has indicated contains only publicly available information with respect to the Borrower may be posted on that portion of the Platform designated for such public-side Lenders. If the Borrower has not indicated whether a document or notice delivered contains only publicly available information, the Administrative Agent shall post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive MNPI with respect to the Borrower, its Subsidiaries and their respective securities. Notwithstanding the foregoing, the Borrower shall use commercially reasonable efforts to indicate whether any document or notice to be distributed through the Platform contains only publicly available information; provided, however, that the Borrower shall not be required to mark any materials “PUBLIC ”; provided, further, however, that, the following documents shall be deemed to be marked “PUBLIC,” unless the Borrower notifies the Administrative Agent promptly (after the Borrower has been given a reasonable opportunity to review such documents) that any such document contains material nonpublic information: (1) the Credit Documents, (2) any notification of changes in the terms of any credit facility provided for herein and (3) all financial statements and certificates delivered pursuant to Section 7.1(a) and Section  7.1(b). In no event shall the Administrative Agent distribute Compliance Certificates (unless the Borrower has agreed in writing that any such Compliance Certificate can be distributed to “public-side ” Lenders) or the annual budget required to be delivered hereunder to “public-side” Lenders. Each “public side” Lender agrees to cause at least one individual at or on behalf of such Person to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such “public side” Lender or its delegate, in accordance with such Person’s compliance procedures and applicable law, including foreign, United States Federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

Section 11.2 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Credit Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including (A) any expenses incurred in connection with the preparation of, or otherwise relating to, any Acceptable Appraisal, Acceptable Portfolio Appraisal or FIRREA appraisals and (B) the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Bank (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Bank (which shall be limited to one primary counsel to all of the Administrative Agent, the Lenders and the Issuing Bank to be retained by the Administrative Agent and, if reasonably necessary, one local counsel in any relevant jurisdiction and, in the case of an actual or perceived conflict of interest where any such Person is affected by such conflict informs you of such conflict and thereafter, retains its own counsel, of another firm of counsel for such affected Person)) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section 11.2, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Credit Parties. The Credit Parties shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee(which shall be limited to one primary counsel to all Indemnitees to be retained by the Administrative Agent and, if reasonably necessary, one local counsel in any relevant jurisdiction and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs you of such conflict and thereafter, retains its own counsel, of another firm of counsel for such affected Indemnitee)), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Credit Party) other than such Indemnitee or its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any other Credit Party, or any Environmental Liability related in any way to the Borrower or any of its Restricted Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its Restricted Subsidiaries, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if the Borrower or such Credit Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 11.2(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Credit Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section 11.2 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent (or any sub-agent thereof), the Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Collateral Agent (or any such sub-agent), the Issuing Bank or such Related Party, as the case may be, such Lender’s pro rata share (in each case, determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Issuing Bank in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of this Agreement that provide that their obligations are several in nature, and not joint and several.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, none of the Credit Parties shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section 11.2 shall be payable promptly, but in any event within ten (10) Business Days after written demand therefor (including delivery of copies of applicable invoices, if any).

(f) Survival. The provisions of this Section 11.2 shall survive resignation or replacement of the Administrative Agent, Collateral Agent, the Issuing Bank, the Swingline Lender or any Lender, termination of the commitments hereunder and repayment, satisfaction and discharge of the loans and obligations hereunder.

Section 11.3 Set-Off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Lender, the Issuing Bank or their respective Affiliates, irrespective of whether or not such

Lender, the Issuing Bank or such Affiliate shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section 11.3 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each of the Lenders and the Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly in writing after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.4 Amendments and Waivers.

(a) Required Lenders’ Consent. Subject to Section 11.4(b) and Section 11.4(c), and except as expressly provided in Section 3.1(a)(ii), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Administrative Agent and the Required Lenders; provided that (i) the Administrative Agent may, with the written consent of the Borrower only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Issuing Bank if such amendment is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof, (ii) each of the Fee Letter and any Auto Borrow Agreement may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (iii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitments, Loans and/or Letter of Credit Obligations of such Lender may not be increased or extended without the consent of such Lender, (iv) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (v) the Required Lenders shall determine whether or not to allow any Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

(b) Affected Lenders’ Consent. Except as expressly provided in Section 3.1(a)(ii), without the written consent of each Lender (or in the case of clause (xiv)(A) below, without the written consent of the Supermajority Lenders) (other than a Defaulting Lender except as provided in clause (a)(iii) above) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i) extend the Revolving Commitment Termination Date;

(ii) waive, reduce or postpone any scheduled repayment (including any amortization payments of any Term Loan and any payment due on the maturity date of such Term Loan (except pursuant to the exercise of any Extension Option pursuant to Section 2.19), but excluding any prepayment) or alter the required application of any prepayment pursuant to Section 2.12 or the application of funds pursuant to Section 9.3, as applicable;

(iii) extend the stated expiration date of any Letter of Credit, beyond the Revolving Commitment Termination Date;

(iv) reduce the principal of or the rate of interest on any Loan (other than any waiver of the imposition of the Default Rate pursuant to Section 2.9) or any fee or premium payable hereunder; provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein (other than those defined terms that require the written consent of the Supermajority Lenders to amend pursuant to Section 11.4(b)(xiv)) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

(v) extend the time for payment of any such interest or fees;

(vi) reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

(vii) amend, modify, terminate or waive any provision of this Section 11.4(b) or Section 11.4(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(viii) change the percentage of the Total Credit Exposure that is required for the Lenders or any of them to take any action hereunder or amend the definition of “Required Lenders” or “Supermajority Lenders”;

(ix) change the percentage of Revolving Credit Exposure that is required for the Lenders or any of them to take any action hereunder or amend the definition of “Required Revolving Lenders”;

(x) change the percentage of the outstanding principal amount of the Term Loans that is required for the Lenders holding Term Loans or any of them to take any action hereunder or amend the definition of “Required Term Lenders”;

(xi) release all or substantially all of the Collateral or all or substantially all of the Guarantors from their obligations hereunder, in each case, except as expressly provided in the Credit Documents;

(xii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under any Credit Document (except pursuant to a transaction permitted hereunder);

(xiii) amend, modify, terminate or waive any provision of Section 2.19; or

(xiv) amend (A) the definitions of “Borrowing Base” or “Net Operating Income” or (B) the definitions of “Advance Percentage” or “Capitalization Rate” or the calculations underlying the Borrowing Base in a manner that results in more credit being made available to the Borrower based upon the Borrowing Base.

(c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by the Borrower or any other Credit Party therefrom, shall:

(i) increase any Revolving Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided that no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;

(ii) amend, modify, terminate or waive any provision hereof relating to the Swingline Sublimit or the Swingline Loans with the consent of the Swingline Lender;

(iii) amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.3(e) without the written consent of the Administrative Agent and of the Issuing Bank;

(iv) waive any condition set forth in Section 5.2 as to any Credit Extension that would increase Revolving Credit Exposure without the consent of the Required Revolving Lenders;

(v) waive any condition set forth in Section 5.2 as to any Credit Extension to be made by Lenders with Term Loan Commitments without the consent of the Required Term Lenders; or

(vi) amend, modify, terminate or waive any provision of this Section 11 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

Notwithstanding any of the foregoing to the contrary, the consent of the Borrower and the other Credit Parties shall not be required for any amendment, modification or waiver of the provisions of Section 10 (other than the provisions of Sections 10.6 or 10.10) so long as such amendment is not adverse to the interests of the Borrower and the other Credit Parties.

Notwithstanding any of the foregoing to the contrary, the Credit Parties, the Administrative Agent and/or the Collateral Agent, without the consent of any Lender, may enter into any amendment, modification or waiver of any Credit Document, or enter into any new agreement or instrument, to (i) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or (ii) correct any obvious error or omission of a technical nature, in each case that is immaterial (as determined by the Administrative Agent), in any provision of any Credit Document, if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (a) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein, (b) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and (c) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (i) that the Commitment of such Lender may not be increased or extended without the consent of such Lender and (ii) to the extent such amendment, waiver or consent impacts such Defaulting Lender more than the other Lenders.

(d) Amendments to Section 2.18. For the avoidance of doubt, any amendment, modification or waiver of any of the terms of Section 2.18 shall only require the approval of Required Lenders (and not all Lenders).

(e) Execution of Amendments, etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.4 shall be binding upon the Administrative Agent, each Lender at the time outstanding, each future Lender and, if signed by the Borrower, on the Borrower.

Section 11.5 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (other than in a transaction permitted hereunder), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section 11.5, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 11.5 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section 11.5 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 11.5 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. ~~Any~~Subject to the other restrictions contained in this Agreement, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Loans and obligations hereunder at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s commitments and the loans at the time owing to it (in each case with respect to any credit facility) or contemporaneous assignments to Approved Funds that equal at least to the amounts specified in subsection (b)(i)(B) of this Section 11.5 in the aggregate) or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section 11.5, the aggregate amount of the commitment (which for this purpose includes loans and obligations in respect thereof outstanding thereunder) or, if the commitment is not then in effect, the principal outstanding balance of the loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment Agreement, as of the Trade Date) shall not be less than $1,000,000 in the case of any assignment in respect of any Revolving Commitment, Revolving Credit Exposure, Term Loan Commitments and/or Term Loans, unless each of the Administrative Agent and, so long as no Event of Default shall have occurred and is continuing, the Borrower otherwise consents in writing (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Commitments and Loans assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations on a non-pro rata basis as between its Revolving Commitment and/or Revolving Loans, on the one hand, and any Term Loan Commitment and/or Term Loans, on the other the hand.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 11.5 and, in addition:

(A) the written consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default described in Section 9.1(a), (c) (to the extent resulting from a failure to comply with the financial covenants set forth in Section 8.8), (f) or (g) shall have occurred and is continuing at the time of such assignment, (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (z) such assignment is during the period commencing on the First Amendment Effective Date and ending on the date that is ninety (90) days following the First Amendment Effective Date in connection with the primary syndication of the Loans to institutions previously approved by the Borrower; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) commitments under revolving credit facilities and unfunded commitments under term loan facilities if such assignment is to a Person that is not a Lender with a commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) a funded Term Loan to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C) the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of any Revolving Commitment; and

(D) the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of any Revolving Commitment.

(iv) Assignment Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement, together with a processing and recordation fee in the amount of $3,500, unless waived, in whole or in part by the Administrative Agent in its discretion. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the written consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 11.5, from and after the effective date specified in each Assignment Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.16, 2.17 and 11.2 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. The Borrower will execute and deliver on written request, at its own expense, Notes to the assignee evidencing the interests taken by way of assignment hereunder. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 11.5.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States, a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Issuing Bank and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.2(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (b) or (c) of Section 11.4 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2 and 3.3 (subject to the requirements and limitations therein, including the requirements under Section 3.3(f) (it being understood that the documentation required under Section 3.3(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 11.5; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.17 and 3.4 as if it were an assignee under paragraph (b) of this Section 11.5; and (B) shall not be entitled to receive any greater payment under Sections 3.2 or 3.3, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.17 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.3 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement, or any promissory notes evidencing its interests hereunder, to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Competitors. ~~No~~Notwithstanding anything to the contrary contained in this Agreement, no assignment or participation shall be made to any Person that ~~was~~is a Competitor as of the date (the “Trade Date”) on which the assigning Lender ~~entered~~enters into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Competitor for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Competitor after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Competitor”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Competitor. Any assignment in violation of this clause (f)(i) shall not be void, but the other provisions of this clause (f) shall apply.

(i) If any assignment or participation is made to any Competitor without the Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Competitor after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Competitor and the Administrative Agent, (A) terminate any Revolving Commitment of such Competitor and repay all obligations of the Borrower owing to such Competitor in connection with such Revolving Commitment, (B) in the case of outstanding Term Loans held by Competitors, purchase or prepay such Term Loan by paying the lowest of (x) the principal amount thereof, (y) the amount that such Competitor paid to acquire such Term Loans and (z) the market price of such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (C) require such Competitor to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 11.5), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lowest of (x) the principal amount thereof, (y) the amount that such Competitor paid to acquire such interests, rights and obligations and (z) the market price of such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(ii) Notwithstanding anything to the contrary contained in this Agreement, Competitors (A) will not ~~(x)~~ have the right to (x) receive information, reports or other materials provided to the Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Credit Document, each Competitor will be deemed to have consented in the same proportion as the Lenders that are not Competitors consented to such matter, and (y) for purposes of voting on any reorganization plan (each, a “Plan”), each Competitor party hereto hereby agrees (1) not to vote on such Plan, (2) if such Competitor does vote on such Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iii) The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Competitors provided by the Borrower and any updates thereto from time to time (collectively, the “Competitor List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide the Competitor List to each Lender requesting the same.

Section 11.6 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 11.7 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Section 3.1(c), Section 3.2, Section 3.3, Section 11.2, Section 11.3, and Section 11.10 and the agreements of the Lenders and the Agents set forth in Section 2.14, Section 10.3 and Section 11.2(c) shall survive the payment of the Loans, the cancellation, expiration or cash collateralization of the Letters of Credit, and the termination hereof.

Section 11.8 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents, any Swap Agreements or any Treasury Management Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

Section 11.9 Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to the Administrative Agent, the Issuing Bank, the Swingline Lender or the Lenders (or to the Administrative Agent, on behalf of Lenders), or the Administrative Agent, the Collateral Agent, the Issuing Bank or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 11.10 Severability. In case any provision in or obligation hereunder or any Note or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 11.11 Obligations Several; Independent Nature of Lenders’ Rights. The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Revolving Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to Section 10.10(c), each Lender shall be entitled to protect and enforce its rights arising under this Agreement and the other Credit Documents and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 11.12 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 11.13 Applicable Laws.

(a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Submission to Jurisdiction. Each party hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the County of New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Credit Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against any Credit Party or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in subsection (b) of this Section 11.13. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 11.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.14.

Section 11.15 Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to a written agreement containing provisions substantially the same as those of this Section 11.15, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in (including, for purposes hereof, any new lenders invited to join hereunder on an increase in the Loans and Commitments hereunder, whether by exercise of an accordion, by way of amendment or otherwise), any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower or its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein, or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.15 or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower and which source is not known by such Person to be subject to a confidentiality restriction in respect thereof in favor of the Borrower or any Affiliate of the Borrower, provided that such prospective transferee, pledgee or participant agrees to be bound by the confidentiality provisions contained in this Section 11.15 (or language substantially similar to this Section 11.15); provided that, to the extent permitted pursuant to any applicable law, order, regulation or ruling, and other than in connection with credit and other bank examinations conducted in the ordinary course with respect to such Lender, in the case of any disclosure pursuant to the foregoing clause (b) or (c), such Lender will use its commercially reasonable efforts to notify the Borrower in advance of such disclosure so as to afford the Borrower the opportunity to protect the confidentiality of the information proposed to be so disclosed.

For purposes of this Section 11.15, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower, the Parent, the Sun REIT or any of ~~its~~their Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower, the Parent, the Sun REIT or any of ~~its~~their Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the First Amendment Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.15 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders acknowledges that (i) the Information may include material non-public information concerning the Borrower, the Parent, the Sun REIT or any ~~Subsidiary~~of their Subsidiaries, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with Applicable Law, including United States federal and state securities laws.

Notwithstanding anything to the contrary in the foregoing, the Borrower hereby authorizes each Lender to make mention of its participation in the transactions contemplated by this Agreement and the other Credit Documents in such Lender’s marketing and sales materials, printed media, tombstones, or web based materials (such reference may include, without limitation, the identity of the Borrower and/or any Guarantors, the principal amounts of the Loans, the date of the Loans, and the maturity date of the Loans).

Section 11.16 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under Applicable Laws shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the aggregate outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and each of the Credit Parties to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the aggregate outstanding amount of the Loans made hereunder or be refunded to each of the applicable Credit Parties. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a

Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by Applicable Laws, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

Section 11.17 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Credit Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.18 No Advisory of Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each of the Credit Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, are arm’s-length commercial transactions between the Credit Parties, on the one hand, and the Administrative Agent, on the other hand, (ii) the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Credit Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (b)(i) the Administrative Agent is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for any Credit Party or any of their Affiliates or any other Person and (ii) the Administrative Agent does not have any obligation to any Credit Party or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (c) the Administrative Agent and its respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their Affiliates, and the Administrative Agent does not have any obligation to disclose any of such interests to any Credit Party or its Affiliates. To the fullest extent permitted by law, each of the Credit Parties hereby waives and releases, any claims that it may have against the Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 11.19 Electronic Execution of Assignments and Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement or in any amendment, waiver, modification or consent relating hereto shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Laws, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.20 USA PATRIOT Act. Each Lender subject to the Patriot Act hereby notifies each of the Credit Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each of the Credit Parties, which information includes the name and address of each of the Credit Parties and other information that will allow such Lender to identify each of the Credit Parties in accordance with the Patriot Act.

Section 11.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 11.22 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Collateral Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Pension Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (i) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Collateral Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent the Collateral Agent and each Lead Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

Section 11.23 Acknowledgement Regarding any Supported QFCs.

To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any hedge agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 11.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 11.24 Sun REIT and Parent. Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, no restrictions, limitations, conditions, covenants, representations and warranties, or any other provisions contained in this Agreement or in any other Credit Document shall apply to the Sun REIT, the Parent or to any Subsidiary of the Sun REIT or the Parent, other than the Credit Parties and, solely with respect to (a) Sun REIT, the representations and warranties set forth in Section 6.23 of this Agreement, and (b) the TRS Pledgor, any restrictions, limitations, conditions, covenants, representations and warranties and other provisions contained in the TRS Pledge Agreement.

[Signatures on Following Page(s)]

Appendix A

Lenders, Commitments and Commitment Percentages

Initial Lenders	Revolving Commitment	Revolving Commitment Percentage	Term Loan Commitment	Term Loan Commitment Percentage
Citizens Bank, N.A.	$77,500,000.00	15.500000000%	$77,500,000.00	15.500000000%
U.S. Bank National Association	$72,500,000.00	14.500000000%	$72,500,000.00	14.500000000%
Regions Bank	$72,500,000.00	14.500000000%	$72,500,000.00	14.500000000%
SunTrust Bank	$72,500,000.00	14.500000000%	$72,500,000.00	14.500000000%
Wells Fargo Bank, N.A.	$72,500,000.00	14.500000000%	$72,500,000.00	14.500000000%
Washington Federal Bank, N.A.	$25,000,000.00	5.000000000%	$25,000,000.00	5.000000000%
Webster Bank, N.A.	$20,000,000.00	4.000000000%	$20,000,000.00	4.000000000%
Synovus Bank	$20,000,000.00	4.000000000%	$20,000,000.00	4.000000000%
Flagstar Bank, fsb	$17,500,000.00	3.500000000%	$17,500,000.00	3.500000000%
Texas Capital Bank, N.A.	$15,000,000.00	3.000000000%	$15,000,000.00	3.000000000%
Cadence Bank, N.A.	$12,500,000.00	2.500000000%	$12,500,000.00	2.500000000%
People’s United Bank, N.A.	$12,500,000.00	2.500000000%	$12,500,000.00	2.500000000%
Eastern Bank	$10,000,000.00	2.000000000%	$10,000,000.00	2.000000000%
TOTAL:	$500,000,000.00	100%	$500,000,000.00	100%

SAFE HARBOR MARINAS, LLC

CREDIT AGREEMENT

Appendix B

Notice Information

If to the Administrative Agent, the Swingline Lender, the Issuing Bank or Citizens Bank, N.A., in its capacity as a Lender:

Citizens Bank, N.A.

Agency Services—CLO

1215 Superior Avenue—6th Floor

Mailcode: OHS-675

Cleveland, Ohio 44114

Attention: Shelly Lyles, Vice President

Tel: 216-277-0166

Fax: 216-277-7106

Email: mlyles@citizensbank.com

and

Citizens Bank, N.A.

Citizens Capital Markets

600 Washington Blvd

Stamford, Connecticut 06901

Attention: Sean McWhinnie, Director

Tel: 203-900-6806

Email: sean.c.mcwhinnie@citizensbank.com

With a copy to (which shall not constitute notice):

King & Spalding LLP

300 South Tryon Street, Suite 1700

Charlotte, North Carolina 28202

Attention: William H. Fuller III, Esq.

Tel: 704-503-2589

Fax: 704-503-2622

Email: bfuller@kslaw.com

SAFE HARBOR MARINAS, LLC

CREDIT AGREEMENT

If to the Borrower or any other Credit Party:

Safe Harbor Marinas, LLC

14785 Preston Road, Suite 975

Dallas, Texas 75254

Attention: Gavin McClintock, CFO

Tel: 972-212-5896

Fax: 972-406-5221

Email: gmcclintock@shmarinas.com

With a copy to (which shall not constitute notice):

~~American Infrastructure MLP Funds~~

~~950 Tower Lane, Suite 800~~

~~Foster City, California 94404~~

~~Attention: Ryan Barnes~~

~~Tel: 650-854-6000~~

Sun Communities, Inc.

27777 Franklin Road, Suite 200

Southfield, Michigan 48034

Attn: Chief Financial Officer

Phone: 248-208-2560

Fax: ~~650-854-0853~~248-864-0162

Email: ~~rbarnes@aimlp.com~~kdearing@suncommunities.com

With a copy to (which shall not constitute notice):

Jaffe Raitt Heuer & Weiss, P.C.

27777 Franklin Road—Suite 2500

Southfield, MI 48034

Attn: Arthur A. Weiss

Phone: 248.351.3000

Fax: 248.351.3082

Email: aweiss@jaffelaw.com

Jaffe Raitt Heuer & Weiss, P.C.

27777 Franklin Road—Suite 2500

Southfield, MI 48034

Attn: Jeffrey M. Weiss

Phone: 248.727.1465

Fax: 248.351.3082

Email: jweiss@jaffelaw.com

Jaffe Raitt Heuer & Weiss, P.C.

27777 Franklin Road—Suite 2500

Southfield, MI 48034

Attn: Alicia Schehr

Phone: 248.727.1448

Fax: 248.351.3082

Email: aschehr@jaffelaw.com

SAFE HARBOR MARINAS, LLC

CREDIT AGREEMENT

Schedule V

Sun Acquisition Transactions

~~Latham & Watkins LLP~~

~~555 Eleventh Street, NW~~

~~Suite 1000~~

~~Washington, D.C. 20004-1304~~

~~Attention: Scott Forchheimer~~

~~Tel: 202-637-3372~~

~~Email: scott.forchheimer@lw.com~~

The following transactions, including any transactions required in connection therewith:

1. Prior to and in connection with the consummation (the “Sun Closing”) of the Sun Acquisition Agreement, the Borrower and its Subsidiaries shall transfer (whether by way of distribution, Asset Sale, Investment or otherwise) its Equity Interests in the Delayed Consent Credit Parties to SHM II in accordance with the Sun Acquisition Documents (such transfer, the “Delayed Consent Properties Disposition”).

2. Following the Delayed Consent Properties Disposition, at the Sun Closing, the Borrower and its Subsidiaries (other than any Delayed Consent Credit Parties) shall be acquired by merger by a Subsidiary of Parent.

3. The Borrower shall apply (or shall cause to be applied), if necessary, an amount in cash to repay the Loans such that after giving effect to the Delayed Consent Properties Disposition and such repayment, on a pro forma basis (i) the Borrower and its Subsidiaries (other than any Delayed Consent Credit Parties) shall be in compliance with each of the financial covenants set forth in Section 8.8, (ii) the Borrower shall have delivered an interim Borrowing Base Certificate duly executed by an Authorized Officer of the Borrower demonstrating that Availability is greater than $25,000,000 and (iii) the Minimum Qualified Asset Condition and the Minimum Borrowing Base Asset Value Condition shall be satisfied. At the time of the Sun Closing, the Borrower shall have delivered an interim Borrowing Base Certificate and additional certificates, if necessary, duly executed by an Authorized Officer of the Borrower certifying as to the satisfaction of the conditions set forth in preceding clauses (i) through (iii) (including calculations demonstrating compliance with preceding clause (i)).

4. At any time after the Sun Closing, upon any Delayed Consent Credit Party obtaining the necessary consent from the applicable lessor or other third party to transfer the lease or other agreement with respect to the Delayed Consent Property of such Delayed Consent Credit Party, SHM II shall assign such Delayed Consent Credit Party to the Parent (through the Borrower and its Subsidiaries) in accordance with the Sun Acquisition Documents (each such acquisition, a “Delayed Consent Property Acquisition”).

5. Any Marina Property or other Real Estate Asset acquired by the Parent (through the Borrower and its Subsidiaries) pursuant to a Delayed Consent Property Acquisition shall become a Qualified Asset hereunder and shall be included in the Borrowing Base upon such acquisition, subject to the satisfaction of the following conditions:

(a) such Qualified Asset shall satisfy the Qualified Asset Criteria;

(b) the Borrower and the applicable Delayed Consent Credit Parties shall have delivered any applicable Credit Documents or supplements thereto as required under Section 7.12;

(c) no Default or Event of Default shall be continuing after giving effect to any such addition;

SAFE HARBOR MARINAS, LLC

CREDIT AGREEMENT

(d) each of the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (unless any such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects) on and as of the date of such addition, both before and after giving effect thereto, to the same extent as though made on and as of such addition, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (unless any such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects) on and as of such earlier date;

(e) the Borrower shall have delivered (i) an interim Borrowing Base Certificate duly executed by an Authorized Officer of the Borrower setting forth a calculation of the Borrowing Base after giving effect to the addition of the proposed Qualified Asset and (ii) a Financial Covenant Calculation Certificate duly executed by an Authorized Officer of the Borrower demonstrating that the Borrower and its Subsidiaries are in pro forma compliance with each of the financial covenants set forth in Section 8.8 after giving effect to the addition of the proposed Qualified Asset, in each case, including any supporting information reasonably requested by the Administrative Agent;

(f) with respect to any Qualified Asset that has not satisfied the conditions set forth in this paragraph 5 on or prior to the date that is the 365 days following the date on which the Sun Acquisition has been consummated (or such later date as may be agreed by the Administrative Agent in its sole discretion), the Borrower must satisfy all other Addition Conditions (in addition to those included in this paragraph 5) prior to such Qualified Asset being included in the determination of Borrowing Base; and

(g) the Borrower shall have delivered a certificate duly executed by an Authorized Officer of the Borrower certifying that each of the conditions set forth in preceding clauses (a) through (d) have been satisfied.

~~With a copy to (which shall not constitute notice):~~

~~The Saidi Firm~~

~~700 12th Street, N.W.~~

~~Suite 700, PMB 90150~~

~~Washington, D.C. 20005~~

~~Attention: Po Saidi~~

~~Tel: 202-350-9450~~

~~Fax: 202-350-9465~~

~~Email: po@thesaidifirm.com~~

SAFE HARBOR MARINAS, LLC

CREDIT AGREEMENT